                                               Filed Pursuant to Rule 424(B)(5)
                                               File No. 333-46457 and 333-32669


Prospectus Supplement
(To Prospectus dated March 24, 1998)
                          $550,000,000 (Approximate)

                                     LOGO
                              SELLER AND SERVICER
            CERTIFICATES FOR HOME IMPROVEMENT AND HOME EQUITY LOANS
                                 SERIES 1998-B
$41,250,000 (APPROX.) 6.06% CLASS HI: A-1
                         $  3,375,000 (APPROX.) 8.50% CLASS HI: B-2
                                                      $18,000,000 (APPROX.)
$28,000,000 (APPROX.) 6.13% CLASS HI: A-2             6.57% CLASS HE: A-4
                         $ 15,000,000 (APPROX.) 6.17% CLASS HE: A-1A ARM
$14,850,000 (APPROX.) 6.16% CLASS HI: A-3             $16,000,000 (APPROX.)
                                                      6.42% CLASS HE: A-5
                         $115,000,000 (APPROX.) FLOATING RATE CLASS HE: A-1B
                         ARM
$35,900,000 (APPROX.) 6.39% CLASS HI: A-4
$12,000,000 (APPROX.) 6.95% CLASS HI: M-1             (1)               8.00%
                                                      CLASS HE: A-6 IO
                         $ 95,000,000 (APPROX.) 6.06% CLASS HE: A-1
$ 7,500,000 (APPROX.) 7.17% CLASS HI: M-2
                         $ 21,000,000 (APPROX.) 6.16% CLASS HE: A-2
$ 7,125,000 (APPROX.) 7.70% CLASS HI: B-1             $24,000,000 (APPROX.)
                                                      7.08% CLASS HE: M-1
                         $ 55,000,000 (APPROX.) 6.28% CLASS HE: A-3
                               ----------------
                                                      $14,000,000 (APPROX.)
                                                      7.33% CLASS HE: M-2
  (PRINCIPAL AND INTEREST PAYABLE ON THE 15TH DAY OF EACH MONTH BEGINNING IN
                                  APRIL 1998)
                                                      $16,000,000 (APPROX.)
                                                      7.81% CLASS HE: B-1

  The Certificates for Home Improvement and Home Equity Loans, Series 1998-B, offered hereby (the "Certificates") will be comprised of 20 Classes, designated as the Class HI: A-1, Class HI: A-2, Class HI: A-3, Class HI: A-4, Class HI: M-1, Class HI: M-2, Class HI: B-1 and Class HI: B-2 Certificates
(the "Sub-Pool
                                                      $11,000,000 (APPROX.)
                                                      8.49% CLASS HE: B-2
                               ----------------
                                                       (Continued on next page)
  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK
     FACTORS" ON PAGE S-48 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE
                           ACCOMPANYING PROSPECTUS.

 THE CERTIFICATES  REPRESENT  INTERESTS IN  THE  TRUST AND  DO  NOT REPRESENT
  INTERESTS IN OR  OBLIGATIONS OF THE COMPANY, EXCEPT  TO THE LIMITED EXTENT
   DESCRIBED  HEREIN  AND  IN  THE  PROSPECTUS.  THE  CERTIFICATES  DO  NOT
    REPRESENT  OBLIGATIONS OF, AND WILL  NOT BE INSURED OR GUARANTEED  BY,
       FHA OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
    PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE ATTORNEY  GENERAL OF  THE  STATE OF  NEW YORK  HAS NOT
           PASSED ON OR  ENDORSED THE MERITS  OF THIS OFFERING.
              ANY   REPRESENTATION   TO  THE   CONTRARY   IS
                 UNLAWFUL.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     Price to     Underwriting    Proceeds to
                                     Public(2)      Discount     Company(2)(3)
-------------------------------------------------------------------------------
Per Class HI: A-1 Certificate....            100%          .22%          99.78%
-------------------------------------------------------------------------------
Per Class HI: A-2 Certificate....      99.984375%          .31%      99.674375%
-------------------------------------------------------------------------------
Per Class HI: A-3 Certificate....      99.984375%          .39%      99.594375%
-------------------------------------------------------------------------------
Per Class HI: A-4 Certificate....      99.984375%           .4%      99.584375%
-------------------------------------------------------------------------------
Per Class HI: M-1 Certificate....      99.984375%          .44%      99.544375%
-------------------------------------------------------------------------------
Per Class HI: M-2 Certificate....      99.953125%          .48%      99.473125%
-------------------------------------------------------------------------------
Per Class HI: B-1 Certificate....       99.96875%          .56%       99.40875%
-------------------------------------------------------------------------------
Per Class HI: B-2 Certificate....      99.984375%          .66%      99.324375%
-------------------------------------------------------------------------------
Per Class HE: A-1A ARM
 Certificate.....................      99.984375%          .31%      99.674375%
-------------------------------------------------------------------------------
Per Class HE: A-1B ARM
 Certificate.....................            100%           .3%           99.7%
-------------------------------------------------------------------------------
Per Class HE: A-1 Certificate....            100%          .22%          99.78%
-------------------------------------------------------------------------------
Per Class HE: A-2 Certificate....      99.984375%          .31%      99.674375%
-------------------------------------------------------------------------------
Per Class HE: A-3 Certificate....      99.984375%          .39%      99.594375%
-------------------------------------------------------------------------------
Per Class HE: A-4 Certificate....      99.984375%          .44%      99.544375%
-------------------------------------------------------------------------------
Per Class HE: A-5 Certificate....      99.984375%          .47%      99.514375%
-------------------------------------------------------------------------------
Per Class HE: A-6 IO
 Certificate.....................       21.50524%          .16%       21.34524%
-------------------------------------------------------------------------------
Per Class HE: M-1 Certificate....      99.953125%           .5%      99.453125%
-------------------------------------------------------------------------------
Per Class HE: M-2 Certificate....      99.984375%          .53%      99.454375%
-------------------------------------------------------------------------------
Per Class HE: B-1 Certificate....      99.984375%          .59%      99.394375%
-------------------------------------------------------------------------------
Per Class HE: B-2 Certificate....            100%          .66%          99.34%
-------------------------------------------------------------------------------
Total............................ $554,245,130.05 $1,957,740.00 $552,287,390.05
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Interest will be based on a notional principal amount which will equal $20,000,000 (or the Class HE: A Principal Balance for such Payment Date, if less), for the first 36 Payment Dates, and will thereafter equal zero.
(2) Plus accrued interest, if any, from and including March 31, 1998.
(3) Before deducting expenses, estimated to be $500,000.
                               ----------------
  The Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement system of The Depository Trust Company on or about March 31, 1998 (the actual such date being hereinafter referred to as the "Closing Date").
                               ----------------
       Underwriters of the Certificates (other than the Class HE: A-6 IO
                                 Certificates)
LEHMAN BROTHERS
                         CREDIT SUISSE FIRST BOSTON
                                                           SALOMON SMITH BARNEY
                               ----------------
               Underwriter of the Class HE: A-6 IO Certificates
                                LEHMAN BROTHERS
                               ----------------
March 26, 1998.

(Continued from previous page)

HI Certificates"), and as the Class HE: A-1A ARM, Class HE: A-1B ARM, Class
HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, Class HE:
A-6 IO, Class HE: M-1, Class HE: M-2, Class HE: B-1 and Class HE: B-2 Certificates (the "Sub-Pool HE Certificates"), respectively. The Certificates will be issued by, and evidence beneficial ownership interests in, Home Improvement and Home Equity Loan Trust 1998-B (the "Trust"). The Trust will be created by Green Tree Financial Corporation (the "Company") pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Agreement") between the Company and First Trust National Association, as Trustee (the "Trustee"). The Trust property will consist primarily of a pool (the "Contract Pool") consisting of two sub-pools (each a "Sub-Pool"), one of which ("Sub-Pool HI") is comprised of home improvement contracts and promissory notes (the "Home Improvement Contracts"), and the other of which ("Sub-Pool HE") is comprised of closed-end home equity loans (the "Home Equity Contracts," and, together with the Home Improvement Contracts, the "Contracts"), including the right to receive payments due on the Contracts after the "Cut-off Date" (which will be (i) with respect to the Home Equity Contracts, February 28, 1998 (or the date of origination thereof, if later) for each Home Equity Contract other than the Subsequent Home Equity Contracts (as defined herein), and for each Subsequent Home Equity Contract, the date on which such Subsequent Home Equity Contract is purchased by the Trust; and (ii) with respect to the Home Improvement Contracts, February 28, 1998 for each Home Improvement Contract (other than Subsequent Home Improvement Contracts (as defined herein)) that has a scheduled payment due in March, 1998; March 31, 1998, for each Home Improvement Contract (other than Subsequent Home Improvement Contracts (as defined herein)) that has a first scheduled payment due in April 1998 or thereafter; and for each Subsequent Home Improvement Contract, the date on which the Subsequent Home Improvement Contract is purchased by the Trust), together with liens on the related real estate and amounts held for the Trust in the Certificate Account and, during the Funding Period, in the Sub-Pool HI Pre-Funding Account and the Sub-Pool HE Pre-Funding Account (each as defined herein). Sub-Pool HE includes adjustable-rate closed-end home equity loans subject to interest rate adjustments after an initial period of up to 36 months (the "Adjustable Rate Home Equity Contracts;" all Home Equity Contracts other than the Adjustable Rate Home Equity Contracts are referred to herein as the "Fixed Rate Home Equity Contracts"). Each of the Contracts is secured by a lien on the related real estate. Substantially all of the Home Improvement Contracts are secured by a subordinate lien on the related real estate.

  The Agreement provides for a pre-funding account (the "Sub-Pool HE Pre-Funding Account") to provide the Trust with sufficient funds to purchase additional Home Equity Contracts (the "Subsequent Home Equity Contracts") for up to 60 days after the Closing Date, and for a pre-funding account (the "Sub-Pool HI Pre-Funding Account") to provide the Trust with sufficient funds to purchase additional Home Improvement Contracts (the "Subsequent Home Improvement Contracts") for up to 60 days after the Closing Date.

  Distributions of interest and principal on the Sub-Pool HI Certificates will be made primarily from amounts available in respect of the Home Improvement Contracts comprising Sub-Pool HI, while distributions of principal and interest on the Sub-Pool HE Certificates will be made primarily from amounts available in respect of the Home Equity Contracts comprising Sub-Pool HE. Under certain circumstances as described herein, amounts available in respect of the Contracts in one Sub-Pool may be available to make distributions to the holders of Certificates relating to the other Sub-Pool. The rights of the holders of the Class HI: M-1, Class HI: M-2, Class HI: B-1 and Class HI: B-2 Certificates to receive distributions on each Payment Date will be subordinated to such rights of the holders of the Class HI: A-1, Class HI: A-2, Class HI: A-3, and Class HI: A-4 Certificates and, in addition, to such rights of the holders of the Class HI: M-1 Certificates (in the case of the Class HI: M-2, Class HI: B-1 and Class HI: B-2 Certificates), of the Class HI:
M-2 Certificates (in the case of the Class HI: B-1 and Class HI: B-2 Certificates) and of the Class HI: B-1 Certificates (in the case of the Class
HI: B-2 Certificates), all to the extent described herein. Likewise, the rights of the holders of the Class HE: M-1, Class HE: M-2, Class HE: B-1 and Class HE: B-2 Certificates to receive distributions on each Payment Date will be subordinated to such rights of the holders of the Class HE: A-1A ARM, Class
HE: A-1B ARM, Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, and Class HE: A-6 IO Certificates and, in addition, to such rights of the holders of the Class HE: M-1 Certificates (in the case of the Class HE: M-2, Class HE: B-1 and Class HE: B-2 Certificates), of the
Class HE: M-2 Certificates (in the case of the Class HE:

B-1 and Class HE: B-2 Certificates) and of the Class HE: B-1 Certificates (in the case of the Class HE: B-2 Certificates), all to the extent described herein.

  The Class HI: B-2 and Class HE: B-2 Certificateholders will each have the benefit of a limited guaranty of the Company (the "Class HI: B-2 Limited Guaranty" and the "Class HE: B-2 Limited Guaranty," respectively) to protect against losses that would otherwise be borne by such Certificateholders. To the extent that funds in the Certificate Account and available for distribution are insufficient to distribute to the holders of the Class HI: B-2 Certificates the Class HI: B-2 Formula Distribution Amount, or in the event that there is a Class HI: B-2 Liquidation Loss Principal Amount for any Payment Date (each as described herein), the Company will be obligated to make a Class HI: B-2 Guaranty Payment in respect thereof (as described herein). See "Description of the Class HI: B-2 Limited Guaranty" herein. Likewise, to the extent that funds in the Certificate Account and available for distribution are insufficient to distribute to the holders of the Class HE: B-2 Certificates the Class HE: B-2 Formula Distribution Amount, or in the event that there is a Class HE: B-2 Liquidation Loss Principal Amount for any Payment Date (each as described herein), the Company will be obligated to make a Class HE: B-2 Guaranty Payment in respect thereof (as described herein). See "Description of the Class HE: B-2 Limited Guaranty" herein.

  Principal and interest with respect to the Certificates are distributable on the fifteenth day of each month or, if such fifteenth day is not a Business Day, the first Business Day thereafter, beginning in April 1998. The entitlement of Certificateholders (other than Class HE: A-6 IO Certificateholders) to such distributions of principal from available funds includes not only actual payments and recoveries of principal but also scheduled payments of principal due on each outstanding Contract during the calendar month preceding the month in which the related Payment Date occurs (the "Due Period"). The Company will act as servicer (in such capacity, the "Servicer") of the Contracts. The final scheduled Payment Date of the Sub-Pool HI Certificates is in February 2025. The final scheduled Payment Date of the Sub-Pool HE Certificates is in November 2029. See "Description of the Certificates" herein and in the Prospectus.

  Elections will be made to treat the Trust as comprising two separate real estate mortgage investment conduits (the "Master REMIC" and "Subsidiary REMIC") for federal income tax purposes. As described more fully herein, the Certificates will constitute "regular interests" in the Master REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

  There is currently no secondary market for the Certificates offered hereby, and there is no assurance that any such market will develop or, if it does develop, that it will continue. Lehman Brothers Inc., Credit Suisse First Boston Corporation and Salomon Brothers Inc (the "Underwriters") expect, but are not obligated, to make a market in the Certificates.

  All dollar amounts in this Prospectus Supplement and the Prospectus are expressed in United States dollars.

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein. Holders of the Certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  No prospectus in respect of the Certificates has been or will be prepared and filed in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulations 1995. Accordingly, the Certificates being offered hereby may not be offered or sold or re-offered or re-sold to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or otherwise in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. Neither this Prospectus Supplement nor the Prospectus nor any other document inviting applications or offers to purchase Certificates or offering Certificates for purchase may be passed to any person in the United Kingdom who does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or who is not otherwise a person to whom the document may lawfully be issued or passed.

  Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Certificates offered hereby. Such transactions may include stabilizing and the purchase of Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

  For 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Upon receipt of a request by an investor, or his or her representative, within the period during which there is a Prospectus delivery obligation, the Company or the Underwriters will transmit or cause to be transmitted promptly, without charge, and in addition to any such delivery requirements, a paper copy of a Prospectus Supplement and a Prospectus, or a Prospectus Supplement and a Prospectus encoded in an electronic format.

  The Certificates offered hereby constitute Classes of a Series of Certificates for Home Improvement and Home Equity Loans being offered by the Company from time to time pursuant to the Prospectus. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. To the extent that any statements in this Prospectus Supplement conflict with statements contained in the Prospectus, the statements in this Prospectus Supplement shall control.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them in the Prospectus and in Article I of the Agreement, a copy of which is available upon request made to the Company.

Securities Offered............  Certificates for Home Improvement and Home Eq-
                                 uity Loans, Series 1998-B (the "Certifi-cates"), comprised of 20 Classes designated as the Class HI: A-1, Class HI: A-2, Class HI: A-3, Class HI: A-4, Class HI: M-1, Class HI: M-2, Class HI: B-1 and Class HI: B-2 Certifi-cates (the "Sub-Pool HI Certificates"), and as the Class HE: A-1A ARM, Class HE: A-1B ARM, Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, Class HE: A-6 IO, Class HE: M-1, Class HE: M-2, Class HE: B-1 and Class HE: B-2 Certificates (the "Sub-Pool HE Certificates"), respectively. The Class HE: A-1B ARM Certificates are floating-rate and the Certificates of each of the other Classes are fixed-rate. The Certificates will be issued by, and evidence beneficial owner-ship interests in, Home Improvement and Home Equity Loan Trust 1998-B (the "Trust"), the property of which consists primarily of the Contracts, and all rights, benefits, obli-gations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, and the Class HI: B-2 Limited Guaranty and the Class HE: B-2 Limited Guaranty for the benefit of the Class HI: B-2 and Class HE: B-2 Certificateholders, respec-tively.

Trustee.......................  First Trust National Association, St. Paul,
                                 Minnesota.

Seller and Servicer...........  Green Tree Financial Corporation.

Payment Date..................  The fifteenth day of each month or, if such day is not a Business Day, the next succeeding
                                 Business Day, commencing in April 1998.

Cut-off Date..................  February 28, 1998 (or the date of origination of the Home Equity Contract, if later) for each Home Equity Contract other than the Sub-sequent Home Equity Contracts, and for each Subsequent Home Equity Contract, the date on which the Subsequent Home Equity Contract is purchased by the Trust.

                                February 28, 1998 with respect to all Home Im-
                                 provement Contracts (other than Subsequent
                                 Home Improvement Contracts) that have a sched-uled payment due in March 1998; March 31, 1998, with respect to all Home Improvement Contracts (other than Subsequent Home Improve-ment Contracts) that have a first scheduled payment due in April 1998 or thereafter; and for each Subsequent Home Improvement Contract, the date on which the Subsequent Home Improve-ment Contract is purchased by the Trust.

Record Date...................  The Business Day immediately preceding the re-
                                 lated Payment Date.

Original Sub-Pool HI
 Certificate Principal
 Balance......................
                                $150,000,000 (approximate).

  Original Class HI: A-1
   Principal Balance........
                                $41,250,000 (approximate).

  Original Class HI: A-2
   Principal Balance........
                                $28,000,000 (approximate).

  Original Class HI: A-3
   Principal Balance........
                                $14,850,000 (approximate).

  Original Class HI: A-4
   Principal Balance........
                                $35,900,000 (approximate).

  Original Class HI: M-1
   Principal Balance........
                                $12,000,000 (approximate).

  Original Class HI: M-2
   Principal Balance........
                                $7,500,000 (approximate).

  Original Class HI: B-1
   Principal Balance........
                                $7,125,000 (approximate).

  Original Class HI: B-2
   Principal Balance........
                                $3,375,000 (approximate).

Original Sub-Pool HE
 Certificate Principal
 Balance.....................   $400,000,000 (approximate).

  Original Class HE: A-1A
   ARM Principal Balance....
                                $15,000,000 (approximate).

  Original Class HE: A-1B
   ARM Principal Balance....
                                $115,000,000 (approximate).

  Original Class HE: A-1
   Principal Balance........
                                $95,000,000 (approximate).

  Original Class HE: A-2
   Principal Balance........
                                $21,000,000 (approximate).

  Original Class HE: A-3
   Principal Balance........
                                $55,000,000 (approximate).

  Original Class HE: A-4
   Principal Balance........
                                $18,000,000 (approximate).

  Original Class HE: A-5
   Principal Balance........
                                $16,000,000 (approximate).

  Original Class HE: A-6 IO
   Principal Balance........
                                $0. Interest will be calculated on the Class
                                 HE: A-6 IO Certificates on each Payment Date based on a "Notional Principal Amount" which will, for the first 36 Payment Dates, equal $20,000,000 (or the Class HE: A Principal Bal-ance for such

                                 Payment Date, if less), and will thereafter equal zero. The Notional Principal Amount pro-vides a basis for calculating interest pay-ments only, and does not represent the right to receive any distribution in respect of principal.

  Original Class HE: M-1
   Principal Balance........
                                $24,000,000 (approximate).

  Original Class HE: M-2
   Principal Balance........
                                $14,000,000 (approximate).

  Original Class HE: B-1
   Principal Balance........
                                $16,000,000 (approximate).

  Original Class HE: B-2
   Principal Balance........
                                $11,000,000 (approximate).

Class HI: A-1 Pass-Through      6.06% per annum.
 Rate.........................

Class HI: A-2 Pass-Through      6.13% per annum.
 Rate.........................

Class HI: A-3 Pass-Through      6.16% per annum.
 Rate.........................

Class HI: A-4 Pass-Through      6.39% per annum.
 Rate.........................

Class HI: M-1 Pass-Through      6.95% per annum.
 Rate.........................

Class HI: M-2 Pass-Through      7.17% per annum.
 Rate.........................

Class HI: B-1 Pass-Through      7.70% per annum.
 Rate.........................

Class HI: B-2 Pass-Through      8.50% per annum, subject to a maximum rate
 Rate.........................   equal to the weighted average of the Contract
                                 Rates on the Home Improvement Contracts.

Class HE: A-1A ARM Pass-
 Through Rate.................
                                6.17% per annum.

Class HE: A-1B ARM Pass-
 Through Rate.................
                                A floating rate equal to the lesser of one-
                                 month LIBOR plus the Pass-Through Margin or the Available Funds Pass-Through Rate, but in no case more than 14%. The Pass-Through Margin will equal 0.22% per annum on each Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is 10% or more of the Cut-off Date Pool Principal Balance of the Contract Pool, and 0.44% per annum on each Payment Date on which the Pool Scheduled Prin-cipal Balance of the Contract Pool is less than 10% of the Cut-off Date Pool Principal Balance of the Contract Pool. The Available Funds Pass-Through Rate for any Payment Date will be a rate per annum equal to the weighted average of the Expense Adjusted Contract Rates on the then outstanding Adjustable Rate Con-tracts. The Expense Adjusted Contract Rate on any Adjustable Rate Contract is equal to the then applicable Mortgage Rate thereon, minus the Expense Fee Rate. The Expense Fee Rate is 0.75%. One-month LIBOR with respect to any monthly interest period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. For a description of the method used to calculate one-month LIBOR, see "Description of the Certificates--Calculation of One-Month LIBOR."

Class HE: A-1 Pass-Through      6.06% per annum.
 Rate.........................

Class HE: A-2 Pass-Through      6.16% per annum.
 Rate.........................

Class HE: A-3 Pass-Through      6.28% per annum.
 Rate.........................

Class HE: A-4 Pass-Through      6.57% per annum.
 Rate.........................

Class HE: A-5 Pass-Through      6.42% per annum.
 Rate.........................

Class HE: A-6 IO Pass-Through   8.00% per annum.
 Rate.........................

Class HE: M-1 Pass-Through      7.08% per annum.
 Rate.........................

Class HE: M-2 Pass-Through      7.33% per annum, subject to a maximum rate
 Rate.........................   equal to the weighted average of the Contract
                                 Rates on the Fixed-Rate Home Equity Contracts.

Class HE: B-1 Pass-Through      7.81% per annum.
 Rate.........................

Class HE: B-2 Pass-Through      8.49% per annum, subject to a maximum rate
 Rate.........................   equal to the weighted average of the Contract
                                 Rates on the Fixed-Rate Home Equity Contracts.

Description of Certificates...  The Class HI: A-1, Class HI: A-2, Class HI: A-3
                                 and Class HI: A-4 Certificates (the "Class HI:
                                 A Certificates") and the Class HE: A-1A ARM,
                                 Class HE: A-1B ARM, Class HE: A-1, Class HE:
                                 A-2, Class HE: A-3, Class HE: A-4, Class HE:
                                 A-5 and Class HE: A-6 IO Certificates (the
                                 "Class HE: A Certificates") are Senior Certif-icates and the Class HI: M-1 and Class HI: M-2 Certificates (the "Class HI: M Certificates"), the Class HE: M-1 and Class HE: M-2 Certifi-cates (the "Class HE: M Certificates"), the Class HI: B-1 and Class HI: B-2 Certificates (the "Class HI: B Certificates") and the Class
                                 HE: B-1 and Class HE: B-2 Certificates (the
                                 "Class HE: B Certificates") are Subordinated
                                 Certificates, all as described herein, and are issued by, and payable solely from the prop-erty of, the Trust. The undivided percentage interest of the holder of any Certificate in the distributions to be made to the related Class (the "Percentage Interest") will be equal to the percentage obtained by dividing the denomination specified on such Certificate by the Original Principal Balance of such Class. The "Principal Balance" of a Class of Certificates as of any Payment Date is the Original Principal Balance of such Class of Certificates less all amounts previously dis-tributed to such Class on account of princi-pal.

Distributions on Sub-Pool HI
 Certificates................
                               On each Payment Date, distributions on the Sub-
                                Pool HI Certificates will be made first to the holders of the Class HI: A Certificates, then to the holders of the Class HI: M Certificates, and then to the holders of the Class HI: B Cer-tificates, in the manner described below. Distributions of interest and principal on the Sub-Pool HI Certificates will be made primarily from amounts available in re-spect of the Home Improvement Contracts com-prising Sub-Pool HI, although, under certain circumstances as described herein, amounts available in respect of the Home Equity Con-tracts in Sub-Pool HE may be available to make such distributions.

                               Distributions of interest and principal to the
                                holders of a Class of Class HI: A Certificates will be made, to the extent that the Sub-Pool HI Amount Available (as defined herein) in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respec-tive Percentage Interests of the amount of in-terest calculated as described below under "A. Class HI: A Interest" and (ii) their respective Percentage Interests of the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount (each as defined below) for the related Payment Date, in the order of pri-ority described below under "B. Class HI: A Principal." Distributions of interest and prin-cipal to the Class HI: M-1 Certificateholders will be made in an amount equal to their re-spective Percentage Interests multiplied by the Class HI: M-1 Distribution Amount (as described below). Distributions of interest and principal to the Class HI: M-2 Certificateholders will be made in an amount equal to their respective Percentage Interests multiplied by the Class
                                HI: M-2 Distribution Amount (as described be-low). Distributions of interest and principal to the Class HI: B-1 Certificateholders will be made in an amount equal to their respective Percentage Interests multiplied by the Class
                                HI: B-1 Distribution Amount (as described be-low). Distributions of interest and principal to the Class HI: B-2 Certificateholders will be made in an amount equal to their respective Percentage Interests of the Class HI: B-2 Dis-tribution Amount and any Class HI: B-2 Guaranty Payment (each as described below). The rights of the Class HI: M and Class HI: B Certificateholders to receive distributions in respect of the Sub-Pool HI Amount Available are subordinated to the rights of the Class HI: A Certificateholders; the rights of the Class HI:
                                M-2 and Class HI: B Certificateholders to re-ceive such distributions are subordinated to the rights of the Class HI: A Certificate-holders and the Class HI: M-1
                                Certificateholders; the rights of the Class HI:
                                B Certificateholders to receive such distribu-tions are subordinated to the rights of the Class HI: A and Class HI: M Certificateholders; and the rights of the Class HI: B-2 Certificateholders to receive such distribu-tions are subordinated to the rights of the Class HI: A, Class HI: M and Class HI: B-1 Certificateholders. Distributions will be made on each Payment Date commencing in April 1998 to holders of record on the related Record Date, except that the final distribution in re-spect of the Sub-Pool HI Certificates will only be made upon presentation and surrender of the Sub-Pool HI Certificates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minne-sota.

                               The "Class HI: M-1 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HI: M-1 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "C. Class
                                HI: M-1 Interest" below and (ii) an amount of principal calculated as described under "D. Class HI: M-1 Principal" below. The "Class HI:
                                M-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class HI: M-1 Formula Distribution Amount for such Payment Date or (ii) the Sub-Pool HI Amount Available in the Certificate Account available for dis-tribution to the Class HI: M-1 Certificateholders (after giving effect to the distribution made to Class HI: A Certificate-holders) on such Payment Date (the "Class HI:
                                M-1 Remaining Amount Available").

                               The "Class HI: M-2 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HI: M-2 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "E. Class
                                HI: M-2 Interest" below and (ii) an amount of principal calculated as described under "F. Class HI: M-2 Principal" below. The "Class HI:
                                M-2 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class HI: M-2 Formula Distribution Amount for such Payment Date or (ii) the Sub-Pool HI Amount Available in the Certificate Account available for dis-tribution to the Class HI: M-2 Certificate-holders (after giving effect to the distribu-tion made to Class HI: A and Class HI: M-1 Certificateholders) on such Payment Date (the "Class HI: M-2 Remaining Amount Available").

                               The "Class HI: B-1 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HI: B-1 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "G. Class
                                HI: B-1 Interest" below and (ii) an amount of principal calculated as described under "H. Class HI: B-1 Principal" below. The "Class HI:
                                B-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class HI: B-1 Formula Distribution Amount for such Payment Date or (ii) the Sub-Pool HI Amount Available in the Certificate Account available for dis-tribution to the Class HI: B-1 Certificateholders (after giving effect to the distribution made to Class HI: A and Class HI:
                                M Certificateholders) on such Payment Date (the "Class HI: B-1 Remaining Amount Available").

                               The "Class HI: B-2 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HI: B-2 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "I. Class
                                HI: B-2 Interest" below and (ii) the amount of principal calculated as described in the first paragraph under "J. Class HI: B-2 Principal" below. The "Class HI: B-2 Distribu-tion Amount" for any Payment Date will equal the lesser of (i) the Class HI: B-2 Formula Distribution Amount for such Payment Date or
                                (ii) the Sub-Pool HI Amount Available in the
                                Certificate Account available for distribution to the Class HI: B-2 Certificateholders (after giving effect to the distribution made to Class
                                HI: A, Class HI: M and Class HI: B-1
                                Certificateholders) on such Payment Date (the "Class HI: B-2 Remaining Amount Available").

                               See "Description of the Certificates" for a de-
                                tailed description of the amounts on deposit in the Certificate Account that will constitute the Sub-Pool HI Amount Available on each Pay-ment Date. The Sub-Pool HI Amount Available will consist primarily of payments made on or in respect of the Home Improvement Contracts comprising Sub-Pool HI and will include amounts otherwise payable to the Class HI: M Certificateholders, to the Class HI: B Certifi-cateholders, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servic-ing Fee with respect to the Home Improvement Contracts, to the Company as the Class HI: B-2 Guaranty Fee, and to the Class C Certificate-holders. The Class HI: M-1 Remaining Amount Available will include amounts otherwise pay-able to the holders of the Class HI: M-2 Cer-tificates, to the Class HI: B Certificates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee with re-spect to the Home Improvement Contracts, to the Company as the Class HI: B-2 Guaranty Fee, and to the Class C Certificateholders. The Class
                                HI: M-2 Remaining Amount Available will include amounts otherwise payable to the holders of the Class HI: B Certificates, to the Servicer (so long as the Company or any wholly owned subsid-iary of the Company is the Servicer) as the Monthly Servicing Fee with respect to the Home Improvement Contracts, to the Company as the Class HI: B-2 Guaranty Fee, and to the Class C Certificateholders. The Class HI: B-1 Remaining Amount Available will include amounts otherwise payable to the Class HI: B-2 Certificate-holders, to the Servicer (so long as the Com-pany or any wholly owned subsidiary of the Com-pany is the Servicer) as the Monthly Servicing Fee with respect to the Home Improvement Con-tracts, to the Company as the Class HI: B-2 Guaranty Fee, and to the Class C Certificateholders. The Class HI: B-2 Remaining Amount Available will include amounts otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee with respect to the Home Improvement Contracts, to the Company as the Class HI: B-2 Guaranty Fee, and to the Class C Certificateholders.

                               The Class HI: A Principal Balance as of any Pay-
                                ment Date is the sum of the Class HI: A-1 Prin-cipal Balance, the Class HI: A-2 Principal Bal-ance, the Class HI: A-3 Principal Balance and the Class HI: A-4 Principal Balance. The Class
                                HI: M Principal Balance as of any Payment Date is the sum of the Class HI: M-1 Principal Bal-ance and the Class HI: M-2 Principal Balance. The Class HI: B Principal Balance as of any Payment Date is the sum of the Class HI: B-1 Principal Balance and the Class HI: B-2 Princi-pal Balance.

                               A portion of the interest otherwise payable on a
                                Payment Date to the Class HI: M and Class HI: B Certificateholders will be subordinated to other amounts payable to Sub-Pool HI Certificateholders on that Payment Date if on the preceding Payment Date the Principal Bal-ance of the Home Improvement Contracts compris-ing Sub-Pool HI is less than the sum of the Class HI: A, Class HI: M and Class HI: B Prin-cipal Balances, as further described below in the sections describing interest payable on the Class HI: M and Class HI: B Certificates.

A. Class HI: A Interest......  Interest on the outstanding Principal Balance of each Class of Class HI: A Certificates will ac-crue from March 31, 1998, or from the most re-cent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               Interest will be paid concurrently on each Class
                                of Class HI: A Certificates on each Payment
                                Date, to the extent of the Sub-Pool HI Amount Available for such date in the Certificate Ac-count, at the related Pass-Through Rate on the then outstanding Class HI: A-1 Principal Bal-ance, Class HI: A-2 Principal Balance, Class
                                HI: A-3 Principal Balance and Class HI: A-4
                                Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Sub-Pool HI Amount Available in the Certif-icate Account is not sufficient to make a full distribution of interest to the holders of out-standing Class HI: A Certificates, the amount of interest to be distributed in respect of the Class HI: A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitle-ments to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to re-ceive on the next Payment Date. Any such amount so carried forward will bear interest at the related Pass-Through Rate, to the extent le-gally permissible. See "Description of the Cer-tificates--Distributions on Sub-Pool HI Certif-icates--Class HI: A Interest."

B. Class HI: A Principal.....  Holders of a Class of Class HI: A Certificates
                                will be entitled to receive on each Payment
                                Date as payments of principal, in the order of priority set forth below and to the extent of the Sub-

                                Pool HI Amount Available in the Certificate Ac-count after payment of all interest payable on each Class of Class HI: A Certificates, the Sub-Pool HI Senior Percentage of the sum (such sum being hereinafter referred to as the "Sub-Pool HI Formula Principal Distribution Amount") of (i) all scheduled payments of principal due on each outstanding Home Improvement Contract during the related Due Period, (ii) the Sched-uled Principal Balance of each Home Improvement Contract which, during such Due Period, was purchased by the Company pursuant to the Agree-ment on account of certain breaches of its rep-resentations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such Due Period in respect of Home Improvement Con-tracts, (iv) the Scheduled Principal Balance of each Home Improvement Contract that became a Liquidated Contract during such Due Period, and
                                (v) any amount described in clauses (i) through
                                (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class HI: B-2 Principal Bal-ance has been reduced to zero, or (b) such amount was not covered by a Class HI: B-2 Guar-anty Pay- ment and corresponding reduction in the Class HI: B-2 Principal Balance. When the Principal Balance of a Class of Class HI: A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

                               The Sub-Pool HI Senior Percentage for any Pay-
                                ment Date prior to the Class HI: B Cross-over Date (as described below), and for any Payment Date on or after the Class HI: B Cross-over Date on which each Class HI: B Principal Dis-tribution Test (as described below) has not been satisfied, will equal 100%. On each Pay-ment Date on or after the Class HI: B Cross-over Date, if each Class HI: B Principal Dis-tribution Test has been satisfied on such Pay-ment Date, the Sub-Pool HI Senior Percentage will equal a fraction, expressed as a percent-age, the numerator of which is the sum of the Class HI: A Principal Balance and the Class HI:
                                M Principal Balance for such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI for the imme-diately preceding Payment Date.

                               The Scheduled Principal Balance of a Contract
                                with respect to any Payment Date is its princi-pal balance as of the scheduled payment date (the "Due Date") in the Due Period, after giv-ing effect to any previous partial Principal Prepayments applied and to the scheduled pay-ment due on such Due Date, and after giving ef-fect to any adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Princi-pal Balance, with respect to the Contract Pool or a given Sub-Pool as of any Payment Date, is the aggregate of the Scheduled Principal Bal-ances of Contracts comprising the Contract Pool or such Sub-Pool, as the case may be, that were outstanding during the preceding Due

                                Period. A Liquidated Contract is a defaulted
                                Contract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

                               The Sub-Pool HI Senior Percentage of the Sub-
                                Pool HI Formula Principal Distribution Amount will be distributed, to the extent of the Sub-Pool HI Amount Available after payment of in-terest on each Class of Class HI: A Certifi-cates, first, to the Class HI: A-1 Certificateholders until the Class HI: A-1 Principal Balance has been reduced to zero, then to the Class HI: A-2 Certificateholders until the Class HI: A-2 Principal Balance has been reduced to zero, then to the Class HI: A-3 Certificateholders until the Class HI: A-3 Principal Balance has been reduced to zero and then to the Class HI: A-4 Certificateholders until the Class HI: A-4 Principal Balance has been reduced to zero. Notwithstanding the fore-going, on any Payment Date as to which there is a Class HI: A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount is less than the Class HI: A Principal Balance), the remain-ing Sub-Pool HI Amount Available will be dis-tributed pro rata to each Class of Class HI: A Certificates based on the Class Principal Bal-ance of each Class (but in no event will such amount exceed the Class Principal Balance of any such Class).

C. Class HI: M-1 Interest....  Interest on the outstanding Class HI: M-1 Prin-
                                cipal Balance will accrue from March 31, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class HI: M-1 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HI: A Distribution Amount for such date, interest will be paid to the Class HI: M-1 Certificateholders on such Payment Date in an amount (the "Class HI: M-1 Interest Payment Amount") equal to the product of (a) the Class HI: M-1 Pass-Through Rate and
                                (b) the then outstanding Class HI: M-1 Princi-pal Balance less the Class HI: M-1 Liquidation Loss Principal Amount, if any. The "Class HI:
                                M-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class HI: M-2 Certif-icates, the Class HI: B-1 Certificates and the Class HI: B-2 Certificates. The "Sub-Pool HI Aggregate Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of (i) the sum of the Class HI: A Princi-pal Balance, the Class HI: M Principal Balance and the Class HI: B Principal Balance as of the preceding Payment Date (after giving effect to distributions of principal thereon) over (ii) the Pool Scheduled

                                Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount for such preceding Payment Date.

                               In the event that, on a particular Payment Date,
                                the Class HI: M-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, are not sufficient to make a full distribution of the Class HI: M-1 Inter-est Payment Amount, the amount of interest to be distributed in respect of the Class HI: M-1 Certificates will be allocated among the Class
                                HI: M-1 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be car-ried forward as an amount that the Class HI: M-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HI: M-1 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Sub-Pool HI Certifi-cates--Class HI: M-1 Interest."

D. Class HI: M-1 Principal...  Payments of principal on the Class HI: M-1 Cer-
                                tificates will not commence until the Class HI:
                                A Principal Balance has been reduced to zero. On each Payment Date on or after the date on which the Class HI: A Principal Balance has been reduced to zero, holders of Class HI: M-1 Certificates will be entitled to receive the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount, until the Class HI: M-1 Principal Balance has been reduced to zero.

E. Class HI: M-2 Interest....  Interest on the outstanding Class HI: M-2 Prin-
                                cipal Balance will accrue from March 31, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class HI: M-2 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HI: A Distribution Amount and the Class HI: M-1 Distribution Amount for such date, interest will be paid to the Class HI: M-2 Certificateholders on such Payment Date in an amount (the "Class HI: M-2 Interest Payment Amount") equal to the product of (a) the Class HI: M-2 Pass-Through Rate and
                                (b) the then outstanding Class HI: M-2 Princi-pal Balance less the Class HI: M-2 Liquidation Loss Principal Amount, if any. The "Class HI:
                                M-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the Class HI: B Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class HI: M-2 Remaining Amount Available, plus other funds in the Certificate Account available therefor, are not sufficient to make a full distribution of the Class HI: M-2 Inter-est Payment Amount, the amount of interest to be distributed in respect of the Class HI:

                                M-2 Certificates will be allocated among the Class HI: M-2 Certificates pro rata in accor-dance with their respective entitlements to in-terest, and the amount of the deficiency will be carried forward as an amount that the Class
                                HI: M-2 Certificateholders are entitled to re-ceive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class HI: M-2 Pass-Through Rate. See "Description of the Cer-tificates--Distributions on Sub-Pool HI Certif-icates--Class HI: M-2 Interest."

F. Class HI: M-2 Principal...  Payments of principal on the Class HI: M-2 Cer-
                                tificates will not commence until the Class HI:
                                A Principal Balance and the Class HI: M-1 Prin-cipal Balance have been reduced to zero. On each Payment Date on or after the date on which the Class HI: A Principal Balance and the Class
                                HI: M-1 Principal Balance have been reduced to zero, holders of Class HI: M-2 Certificates will be entitled to receive the Sub-Pool HI Se-nior Percentage of the Sub-Pool HI Formula Principal Distribution Amount, until the Class
                                HI: M-2 Principal Balance has been reduced to zero.

G. Class HI: B-1 Interest....  Interest on the outstanding Class HI: B-1 Prin-
                                cipal Balance will accrue from March 31, 1998 or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class HI: B-1 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount and the Class HI: M-2 Distribution Amount for such date, interest will be paid to the Class
                                HI: B-1 Certificateholders on such Payment Date in an amount (the "Class HI: B-1 Interest Pay-ment Amount") equal to the product of (a) the Class HI: B-1 Pass-Through Rate and (b) the then outstanding Class HI: B-1 Principal Bal-ance less the Class HI: B-1 Liquidation Loss Principal Amount, if any. The "Class HI: B-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the Class HI: B-2 Princi-pal Balance.

                               In the event that, on a particular Payment Date,
                                the Class HI: B-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, are not sufficient to make a full distribution of the Class HI: B-1 Inter-est Payment Amount, the amount of interest to be distributed in respect of the Class HI: B-1 Certificates will be allocated among the Class
                                HI: B-1 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be car-ried forward as an amount that the Class HI: B-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HI: B-1 Pass-Through Rate. See "Descrip-tion of the Certificates--Distributions on Sub-Pool HI Certificates--Class HI: B-1 Interest."

H. Class HI: B-1 Principal...  Payments of principal on the Class HI: B-1 Cer-
                                tificates will not commence until the Class HI:
                                B Cross-over Date, and will be made on that Payment Date and each Payment Date thereafter only if each Class HI: B Principal Distribution Test is satisfied on such Payment Date (unless the Class HI: A Principal Balance and the Class
                                HI: M Principal Balance have been reduced to
                                zero). The Class HI: B Cross-over Date will be the earlier of (A) the Payment Date on which the Class HI: M-2 Principal Balance is reduced to zero and (B) the first Payment Date on or after the Payment Date in April 2001 on which the fraction, expressed as a percentage, the numerator of which is the Class HI: B Principal Balance as of such Payment Date and the denomi-nator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Payment Date, is equal to or greater than 14%. The Class HI: B Principal Distribu-tion Tests on each Payment Date relate to losses and delinquencies on the Home Improve-ment Contracts, and are described under "De-scription of the Certificates--Distributions on Sub-Pool HI Certificates--Class HI: B-1 Principal."

                               On each Payment Date on or after the Class HI: B
                                Cross-over Date, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount will be paid to the Class HI: B-1 Certificateholders to the extent of the Class
                                HI: B-1 Remaining Amount Available after pay-ment of interest on the Class HI: B-1 Certifi-cates, until the Class HI: B-1 Principal Bal-ance has been reduced to zero.

                               The Class HI: B Percentage for any Payment Date
                                will be equal to 100% minus the Sub-Pool HI Se-nior Percentage. The Class HI: B Percentage for each Payment Date, if any, after the Class HI:
                                A Principal Balance and the Class HI: M Princi-pal Balance have been reduced to zero will be equal to 100%.

I. Class HI: B-2 Interest....  Interest on the outstanding Class HI: B-2 Prin-
                                cipal Balance will accrue from March 31, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of (i) the Class HI: B-2 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount and the Class HI: B-1 Distribution Amount for such date, and (ii) the Class HI: B-2 Guaranty Pay-ment, if any, for such date, interest will be paid to the Class HI: B-2 Certificateholders on such Payment Date in an amount (the "Class HI:
                                B-2 Interest Payment Amount") equal to the product of (a) the Class HI: B-2 Pass-Through Rate and

                                (b) the then outstanding Class HI: B-2 Princi-pal Balance less the Class HI: B-2 Liquidation Loss Principal Amount, if any. The "Class HI:
                                B-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the lesser of the Sub-Pool HI Aggregate Liquidation Loss Princi-pal Amount and the Class HI: B-2 Principal Bal-ance.

                               In the event that, on a particular Payment Date,
                                the Class HI: B-2 Remaining Amount Available in the Certificate Account plus any amounts actu-ally paid under the Class HI: B-2 Limited Guar-anty are not sufficient to make a full distri-bution of the Class HI: B-2 Interest Payment Amount, the amount of interest to be distrib-uted in respect of the Class HI: B-2 Certifi-cates will be allocated among the HI: B-2 Cer-tificates pro rata in accordance with their re-spective entitlements to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class HI: B-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HI: B-2 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Sub-Pool HI Certifi-cates--Class HI: B-2 Interest."

J. Class HI: B-2 Principal...  Except for payments of the Class HI: B-2 Liqui-
                                dation Loss Principal Amount, payments of prin-cipal on the Class HI: B-2 Certificates will not commence until the Payment Date on which the Class HI: B-1 Principal Balance has been reduced to zero (the "Class HI: B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class HI: B Principal Distribution Test is sat-isfied on such Payment Date (unless the Class
                                HI: A Principal Balance and the Class HI: M
                                Principal Balance have been reduced to zero). On any such Payment Date, the Class HI: B Per-centage of the Sub-Pool HI Formula Principal Distribution Amount will be distributed, to the extent of the Class HI: B-2 Remaining Amount Available and any amounts actually paid under the Class HI: B-2 Limited Guaranty after pay-ment of interest on the Class HI:B-2 Certifi-cates, to the Class HI: B-2 Certificateholders until the Class HI: B-2 Principal Balance has been reduced to zero. See "Description of the Certificates--Distributions on Sub-Pool HI Cer-tificates--Class HI: B-2 Principal."

                               On each Payment Date, the Class HI: B-2
                                Certificateholders will be entitled to receive, pursuant to the Class HI: B-2 Limited Guaranty, the Class HI: B-2 Liquidation Loss Principal Amount until the Class HI: B-2 Principal Bal-ance has been reduced to zero.

Distributions on Sub-Pool HE
 Certificates................
                               On each Payment Date, distributions on the Sub-
                                Pool HE Certificates will be made first to the holders of the Class HE: A Certificates, then to the holders of the Class HE: M Certificates, and then to the holders of the Class HE: B Certifi-cates, in the manner described below. Distribu-tions of interest and principal on the Sub-Pool HE Certificates will be made primarily from amounts available in respect of the Home Equity Contracts comprising Sub-Pool HE, although, un-der certain circumstances as described herein, amounts available in respect of the Home Im-provement Contracts in Sub-Pool HI may be available to make such distributions.

                               Distributions of interest and principal to the
                                holders of a Class of Class HE: A Certificates will be made, to the extent that the Sub-Pool HE Amount Available (as defined herein) in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respec-tive Percentage Interests of the amount of in-terest calculated as described below under "A. Class HE: A Interest", (ii) with respect to the Class HE: A-1A ARM Certificates, their respec-tive Percentage Interests of the Class HE: A-1A ARM Percentage of the Class HE: A-1 ARM Formula Principal Distribution Amount (as defined be-low), (iii) with respect to the Class HE: A-1B ARM Certificates, their respective Percentage Interests of the Class HE: A-1B ARM Percentage of the Class HE: A-1 ARM Formula Principal Dis-tribution Amount (as defined below) and (iv) with respect to each other Class of Class HE: A Certificates (other than the Class HE: A-6 IO Certificates), their respective Percentage In-terests of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount (each as defined below) for the related Payment Date, in the order of priority de-scribed below under "B. Class HE: A Principal." Distributions of interest and principal to the Class HE: M-1 Certificateholders will be made in an amount equal to their respective Percent-age Interests multiplied by the Class HE: M-1 Distribution Amount (as described below). Dis-tributions of interest and principal to the Class HE: M-2 Certificateholders will be made in an amount equal to their respective Percent-age Interests multiplied by the Class HE: M-2 Distribution Amount (as described below). Dis-tributions of interest and principal to the Class HE: B-1 Certificateholders will be made in an amount equal to their respective Percent-age Interests multiplied by the Class HE: B-1 Distribution Amount (as described below). Dis-tributions of interest and principal to the Class HE: B-2 Certificateholders will be made in an amount equal to their respective Percent-age Interests of the Class HE: B-2 Distribution Amount and any Class HE: B-2 Guaranty Payment (each as described below). The rights of the Class HE: M and Class HE: B Certificateholders to receive distributions in respect of the Sub-Pool HE Amount Available are subordinated to the rights of the Class HE: A Certificate-holders; the rights of the Class HE: M-2 and Class HE: B Certificateholders to receive such distributions are subordinated to the rights of the Class HE: A Certificateholders and the Class HE: M-1 Certificateholders;

                                the rights of the Class HE: B
                                Certificateholders to receive such distribu-tions are subordinated to the rights of the Class HE: A and Class HE: M Certificateholders; and the rights of the Class HE: B-2 Certificateholders to receive such distribu-tions are subordinated to the rights of the Class HE: A, Class HE: M and Class HE: B-1 Certificateholders. Distributions will be made on each Payment Date commencing in April 1998 to holders of record on the related Record Date, except that the final distribution in re-spect of the Sub-Pool HE Certificates will only be made upon presentation and surrender of the Sub-Pool HE Certificates at the office or agency appointed by the Trustee for that pur-pose in Minneapolis or St. Paul, Minnesota.

                               The "Class HE: M-1 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HE: M-1 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "C. Class
                                HE: M-1 Interest" below and (ii) an amount of principal calculated as described under "D. Class HE: M-1 Principal" below. The "Class HE:
                                M-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class HE: M-1 Formula Distribution Amount for such Payment Date or (ii) the Sub-Pool HE Amount Available in the Certificate Account available for dis-tribution to the Class HE: M-1 Certificateholders (after giving effect to the distribution made to Class HE: A Certificateholders) on such Payment Date (the "Class HE: M-1 Remaining Amount Available").

                               The "Class HE: M-2 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HE: M-2 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "E. Class
                                HE: M-2 Interest" below and (ii) an amount of principal calculated as described under "F. Class HE: M-2 Principal" below. The "Class HE:
                                M-2 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class HE: M-2 Formula Distribution Amount for such Payment Date or (ii) the Sub-Pool HE Amount Available in the Certificate Account available for dis-tribution to the Class HE: M-2 Certificate-holders (after giving effect to the distribu-tion made to Class HE: A and Class HE: M-1 Certificateholders) on such Payment Date (the "Class HE: M-2 Remaining Amount Available").

                               The "Class HE: B-1 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HE: B-1 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "G. Class
                                HE: B-1 Interest" below and (ii) an amount of principal calculated as described under "H. Class HE: B-1 Principal" below. The "Class HE:
                                B-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class HE: B-1 Formula Distribution Amount for such Payment Date or (ii) the Sub-Pool HE Amount Available in the Certificate Account available for dis-tribution to the Class

                                HE: B-1 Certificateholders (after giving effect to the distribution made to Class HE: A and Class HE: M Certificateholders) on such Payment Date (the "Class HE: B-1 Remaining Amount Available").

                               The "Class HE: B-2 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HE: B-2 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "I. Class
                                HE: B-2 Interest" below and (ii) the amount of principal calculated as described in the first paragraph under "J. Class HE: B-2 Principal" below. The "Class HE: B-2 Distribution Amount" for any Payment Date will equal the lesser of
                                (i) the Class HE: B-2 Formula Distribution
                                Amount for such Payment Date or (ii) the Sub-Pool HE Amount Available in the Certificate Ac-count available for distribution to the Class
                                HE: B-2 Certificateholders (after giving effect to the distribution made to Class HE: A, Class
                                HE: M and Class HE: B-1 Certificateholders) on such Payment Date (the "Class HE: B-2 Remaining Amount Available").

                               See "Description of the Certificates" for a de-
                                tailed description of the amounts on deposit in the Certificate Account that will constitute the Sub-Pool HE Amount Available on each Pay-ment Date. The Sub-Pool HE Amount Available will consist primarily of payments made on or in respect of the Home Equity Contracts com-prising Sub-Pool HE and will include amounts otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servicing Fee with respect to the Home Equity Contracts, to the Company as the Class
                                HE: B-2 Guaranty Fee, and to the Class C
                                Certificateholders. The Class HE: M-1 Remaining Amount Available will include amounts otherwise payable to the holders of the Class HE: M-2 Certificates, to the Class HE: B Certificates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servicing Fee with respect to the Home Equity Contracts, to the Company as the Class HE: B-2 Guaranty Fee, and to the Class C Certificateholders. The Class HE: M-2 Remaining Amount Available will include amounts otherwise payable to the hold-ers of the Class HE: B Certificates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servicing Fee with respect to the Home Equity Contracts, to the Company as the Class HE: B-2 Guaranty Fee, and to the Class C Certificateholders. The Class HE: B-1 Remaining Amount Available will include amounts otherwise payable to the Class
                                HE: B-2 Certificateholders, to the Servicer (so long as the Company or any wholly owned subsid-iary of the Company is the Servicer) as the re-lated Monthly Servicing Fee with respect to the Home Equity Contracts, to the Company as the Class HE: B-2 Guaranty Fee, and to the Class C

                                Certificateholders. The Class HE: B-2 Remaining Amount Available will include amounts otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servic-ing Fee with respect to the Home Equity Con-tracts, to the Company as the Class HE: B-2 Guaranty Fee, and to the Class C Certificateholders.

                               The "Class HE: A Principal Balance" as of any
                                Payment Date is the sum of the Class HE: A-1A ARM Principal Balance, Class HE: A-1B ARM Prin-cipal Balance, Class HE: A-1 Principal Balance, the Class HE: A-2 Principal Balance, the Class
                                HE: A-3 Principal Balance, the Class HE: A-4
                                Principal Balance and the Class HE: A-5 Princi-pal Balance. The Class HE: M Principal Balance as of any Payment Date is the sum of the Class
                                HE: M-1 Principal Balance and the Class HE: M-2 Principal Balance. The Class HE: B Principal Balance as of any Payment Date is the sum of the Class HE: B-1 Principal Balance and the Class HE: B-2 Principal Balance.

                               A portion of the interest otherwise payable on a
                                Payment Date to the Class HE: M and Class HE: B Certificateholders will be subordinated to other amounts payable to Sub-Pool HE Certificateholders on that Payment Date if on the preceding Payment Date the Principal Bal-ance of the Home Equity Contracts comprising Sub-Pool HE is less than the sum of the Class
                                HE: A, Class HE: M and Class HE: B Principal
                                Balances, as further described below in the sections describing interest payable on the Class HE: M and Class HE: B Certificates.

A. Class HE: A Interest......  Interest on the outstanding Principal Balance of each Class of Class HE: A Certificates will ac-crue from March 31, 1998, or from the most re-cent Payment Date on which interest has been paid, to but excluding the following Payment Date. Interest on each Class of HE: A Certifi-cates, other than the Class HE: A-1B ARM Cer-tificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class HE: A-lB ARM Certificates will be computed on the basis of actual days elapsed in a 360-day year.

                               Interest will be paid concurrently on each Class
                                of Class HE: A Certificates on each Payment
                                Date, to the extent of the Sub-Pool HE Amount Available for such date in the Certificate Ac-count, at the related Pass-Through Rate on the then outstanding Class HE: A-1A ARM Principal Balance, Class HE: A-1B ARM Principal Balance, Class HE: A-1 Principal Balance, Class HE: A-2 Principal Balance, Class HE: A-3 Principal Bal-ance, Class HE: A-4 Principal Balance, Class
                                HE: A-5 Principal Balance and Class HE: A-6 IO Notional Principal Amount.

                               In the event that, on a particular Payment Date,
                                the Sub-Pool HE Amount Available in the Certif-icate Account is not sufficient to make a full distribution of interest to the holders of outstanding Class HE: A Certifi-cates, the amount of interest to be distributed in respect of the Class HE: A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their re-spective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Any such amount so carried forward will bear interest at the related Pass-Through Rate, to the extent legally permissible. See "Descrip-tion of the Certificates--Distributions on Sub-Pool HE Certificates--Class HE: A Interest."

B. Class HE: A Principal.....  Holders of a Class of Class HE: A Certificates
                                (other than the Class HE: A-6 IO Certificates) will be entitled to receive payments of princi-pal on each Payment Date in the order of prior-ity set forth below and to the extent of the Sub-Pool HE Amount Available in the Certificate Account after payment of all interest payable on each Class of Class HE: A Certificates.

                               Holders of the Class HE: A-1A ARM Certificates
                                and the Class HE: A-1B ARM Certificates will be entitled to receive, as payments of principal, an amount equal to the Class HE: A-1A Percent-age and the Class HE: A-1B Percentage, respec-tively, of the Class HE: A-1 ARM Formula Prin-cipal Distribution Amount. The "Class HE: A-1 ARM Formula Principal Distribution Amount" on or before the Payment Date on which the Class
                                HE: A-1A ARM Certificates and Class HE: A-1B
                                ARM Certificates have been paid in full will generally be equal to the lesser of (A) the sum of the Class HE: A-1A ARM Principal Balance and the Class HE: A-1B ARM Principal Balance or (B) the sum of the following:

                                (i) all scheduled payments of principal due on
                                    each outstanding Adjustable Rate Contract during the related Due Period;

                                (ii) the Scheduled Principal Balance of each
                                     Adjustable Rate Contract which, during
                                     the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its repre-sentations and warranties;

                                (iii) the Scheduled Principal Balance of each
                                      Adjustable Rate Contract that became a
                                      Liquidated Contract during the related
                                      Due Period;

                                (iv) all partial Principal Prepayments applied
                                     and Principal Prepayments in Full re-
                                     ceived on each Adjustable Rate Contract
                                     during the related Due Period; and

                                (v) on any Payment Date which is on or after
                                    the Payment Date on which the Class HE: A-
                                    1, Class HE: A-2, Class HE: A-3, Class HE:
                                    A-4 and Class HE: A-5 Certificates have
                                    been paid in full, (a) the Sub-Pool HE Se-nior Percentage times (x) the sum of the amounts described in clauses (i) through
                                    (v) of the definition of the Sub-Pool HE
                                    For-
                                   mula Principal Distribution Amount less (y) the sum of the amounts described in clauses
                                   (i) through (iv) of the definition of the Sub-Pool HE: A-1 ARM Formula Principal Dis-tribution Amount less (b) the amount, if any, distributed in payment of principal on the Class HE: A-1, Class HE: A-2, Class HE:
                                   A-3, Class HE: A-4 and Class HE: A-5 Cer-tificates on such Payment Date.

                              The Class HE: A-1A ARM Percentage for any Pay-
                               ment Date will be (i) 0% prior to the Payment Date in December 1999 (unless the Class HE: A-1B Principal Balance has been reduced to zero),
                               (ii) 90% on the Payment Date in December 1999 and each Payment Date thereafter (unless the Class HE: A-1B Principal Balance has been re-duced to zero), and (iii) on and after any Pay-ment Date on which the Class HE: A-1B Principal Balance has been reduced to zero (until the Class HE: A-1A Principal Balance has been re-duced to zero), 100%. The Class HE: A-1B ARM Percentage for any Payment Date will equal 100% minus the Class HE: A-1A ARM Percentage.

                              The Scheduled Principal Balance of a Contract
                               with respect to any Payment Date is its princi-pal balance as of the scheduled payment date (the "Due Date") in the Due Period, after giv-ing effect to any previous partial Principal Prepayments applied and to the scheduled pay-ment due on such Due Date, and after giving ef-fect to any adjustments due to bankruptcy or similar proceedings.

                              The Class HE: A-6 IO Certificates are interest-
                               only Certificates and are not entitled to re-ceive distributions of principal.

                              Holders of the Class HE: A Certificates (other
                               than the Class HE: A-1A ARM Certificates, the Class HE: A-1B ARM Certificates and the Class
                               HE: A-6 IO Certificates) will be entitled to receive, as payments of principal, an amount equal to the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount. The Sub-Pool HE Formula Principal Dis-tribution Amount is (A) the sum of (i) all scheduled payments of principal due on each outstanding Home Equity Contract during the re-lated Due Period, (ii) the Scheduled Principal Balance of each Home Equity Contract which, during the related Due Period, was purchased by the Company pursuant to the Agreement on ac-count of certain breaches of its representa-tions and warranties, (iii) all partial Princi-pal Prepayments applied and all Principal Pre-payments in Full received during the related
                               Due Period in respect of Home Equity Contracts,
                               (iv) the Scheduled Principal Balance of each
                               Home Equity Contract that became a Liquidated Contract during the related Due Period and (v) any amount described in clauses (i) through
                               (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment
                               Date on which the Class HE: B-2 Principal Bal-ance has been reduced to zero, or (b) such amount was not covered by a Class HE: B-2 Guaranty
                                Payment and corresponding reduction in the Class HE: B-2 Principal Balance, minus (B) the Class HE: A-1 ARM Formula Principal Distribu-tion Amount. When the Principal Balance of a Class of Class HE: A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

                               The Sub-Pool HE Senior Percentage for any Pay-
                                ment Date prior to the Class HE: B Cross-over Date (as described below), and for any Payment Date on or after the Class HE: B Cross-over Date on which any Class HE: B Principal Distri-bution Test (as described below) has not been satisfied, will equal 100%. On each Payment Date on or after the Class HE: B Cross-over Date, if each Class HE: B Principal Distribu-tion Test has been satisfied on such Payment Date, the Sub-Pool HE Senior Percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class
                                HE: A Principal Balance (excluding the Class
                                HE: A-1A ARM Principal Balance and the Class
                                HE: A-1B ARM Principal Balance) and the Class
                                HE: M Principal Balance for such Payment Date and the denominator of which is the Pool Sched-uled Principal Balance of the Home Equity Con-tracts other than the Adjustable Rate Contracts for the immediately preceding Payment Date.

                               The Pool Scheduled Principal Balance with re-
                                spect to a Contract Pool as of any Payment Date is the aggregate of the Scheduled Principal Balances of Contracts comprising the Contract Pool that were outstanding during the preceding Due Period. A Liquidated Contract is a de-faulted Contract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

                               The Sub-Pool HE Senior Percentage of the Sub-
                                Pool HE Formula Principal Distribution Amount will be distributed, to the extent of the Sub-Pool HE Amount Available after payment of in-terest on each Class of Class HE: A Certifi-cates, as follows: (i) that portion, if any, of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount equal to the Class HE: A-5 Lockout Pro Rata Distribution Amount will be distributed to the Class HE: A-5 Certificateholders; and (ii) the remainder of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribu-tion Amount will be distributed in the follow-ing order: first, to the Class HE: A-1 Certificateholders until the Class HE: A-1 Principal Balance has been reduced to zero, then to the Class HE: A-2 Certificateholders until the Class HE: A-2 Principal Balance has been reduced to zero, then to the Class HE: A-3 Certificateholders until the Class HE: A-3 Principal Balance has been reduced to zero and then to the Class HE: A-4 Certificateholders until the Class HE: A-4 Principal Balance has been reduced to zero. After the Class HE: A-4 Principal Balance has been reduced to zero, Holders of the Class HE: A-5 Certificates will be entitled to receive the entire Sub-Pool HE Senior Percent-age of the Sub-Pool HE Formula Principal Dis-tribution Amount, up to the amount necessary to reduce the Class HE: A-5 Principal Balance to zero, to the extent the remaining Sub-Pool HE Amount Available is sufficient therefor.

                               The "Class HE: A-5 Lockout Pro Rata Distribution
                                Amount," as to any Payment Date, is an amount equal to the lesser of:

                               (a) the product of (1) the Class HE: A-5 Lockout
                                   Percentage, and (2) the product of (A) a fraction, the numerator of which is the Class HE: A-5 Principal Balance immediately preceding such Payment Date and the denomi-nator of which is the Class HE: A Principal Balance less the Class HE: A-1A ARM Princi-pal Balance and the Class HE: A-1B ARM Prin-cipal Balance immediately preceding such Payment Date, and (B) the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Prin-cipal Distribution Amount for such Payment Date, and

                               (b) the Class HE: A-5 Principal Balance immedi-
                                   ately preceding such Payment Date.

                               The "Class HE: A-5 Lockout Percentage," as to
                                any Payment Date occurring during the periods set forth below, is the percentage designated as such as follows:

                                                                CLASS HE: A-5
                    PERIOD (DATES INCLUSIVE)                  LOCKOUT PERCENTAGE
                    ------------------------                  ------------------
                    April 1998 through March 2000............         0%
                    April 2000 through March 2002............        20%
                    April 2002 through March 2003............        80%
                    April 2003 through March 2004............        100%
                    April 2004 and thereafter................        300%

                               On any Payment Date as to which there is a Class
                                HE: A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Sched-uled Principal Balance of Sub-Pool HE plus the Sub-Pool HE Pre-Funded Amount is less than the Class HE: A Principal Balance), the remaining Sub-Pool HE Amount Available will be distrib-uted pro rata to each Class of Class HE: A Cer-tificates based on the Class Principal Balance of each Class (but in no event will such amount exceed the Class Principal Balance of any such Class).

                               If, as to any Payment Date, the remaining Sub-
                                Pool HE Amount Available remaining after dis-tributions of interest on the Class HE: A Cer-tificates is less than the sum of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount and the Class HE:
                                A-1 ARM Formula Principal Distribution Amount, the amounts to be distributed to the Class HE-A Certificateholders (including the Class HE: A-1A ARM Certificateholders and Class HE: A-1B ARM Certificateholders) will be allocated pro rata based upon the respective portions of the Sub-Pool HE Amount Available that would have been distributed to the Class HE: A Certificateholders, as described above, had the remaining Sub-Pool HE Amount Available been sufficient therefor.

C. Class HE: M-1 Interest....  Interest on the outstanding Class HE: M-1 Prin-
                                cipal Balance will accrue from March 31, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class HE: M-1 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HE: A Distribution Amount for such date, interest will be paid to the Class HE: M-1 Certificateholders on such Payment Date in an amount (the "Class HE: M-1 Interest Payment Amount") equal to the product of (a) the Class HE: M-1 Pass-Through Rate and
                                (b) the then outstanding Class HE: M-1 Princi-pal Balance less the Class HE: M-1 Liquidation Loss Principal Amount, if any. The "Class HE:
                                M-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class HE: M-2 Certif-icates, the Class HE: B-1 Certificates and the Class HE: B-2 Certificates. The "Sub-Pool HE Aggregate Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of (i) the sum of the Class HE: A Princi-pal Balance, the Class HE: M Principal Balance and the Class HE: B Principal Balance as of the preceding Payment Date (after giving effect to distributions of principal thereon) over (ii) the sum of the Pool Scheduled Principal Balance of Sub-Pool HE plus the Sub-Pool HE Pre-Funded Amount for such preceding Payment Date.

                               In the event that, on a particular Payment Date,
                                the Class HE: M-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, are not sufficient to make a full distribution of the Class HE: M-1 Inter-est Payment Amount, the amount of interest to be distributed in respect of the Class HE: M-1 Certificates will be allocated among the Class
                                HE: M-1 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be car-ried forward as an amount that the Class HE: M-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HE: M-1 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Sub-Pool HE Certifi-cates--Class HE: M-1 Interest."

D. Class HE: M-1 Principal...  Payments of principal on the Class HE: M-1 Cer-
                                tificates will not commence until the Class HE:
                                A Principal Balance has been reduced to zero. On each Payment Date on or after the date on which the Class HE: A Principal Balance has been reduced to zero, holders of Class HE: M-1 Certificates will be entitled to receive the Sub-Pool HE Se-nior Percentage of the Sub-Pool HE Formula Principal Distribution Amount, until the Class
                                HE: M-1 Principal Balance has been reduced to zero.

E. Class HE: M-2 Interest....  Interest on the outstanding Class HE: M-2 Prin-
                                cipal Balance will accrue from March 31, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class HE: M-2 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HE: A Distribution Amount and the Class HE: M-1 Distribution Amount for such date, interest will be paid to the Class HE: M-2 Certificateholders on such Payment Date in an amount (the "Class HE: M-2 Interest Payment Amount") equal to the product of (a) the Class HE: M-2 Pass-Through Rate and
                                (b) the then outstanding Class HE: M-2 Princi-pal Balance less the Class HE: M-2 Liquidation Loss Principal Amount, if any. The "Class HE:
                                M-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the Class HE: B Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class HE: M-2 Remaining Amount Available, plus other funds in the Certificate Account available therefor, are not sufficient to make a full distribution of the Class HE: M-2 Inter-est Payment Amount, the amount of interest to be distributed in respect of the Class HE: M-2 Certificates will be allocated among the Class
                                HE: M-2 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be car-ried forward as an amount that the Class HE: M-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HE: M-2 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Sub-Pool HE Certifi-cates--Class HE: M-2 Interest."

F. Class HE: M-2 Principal...  Payments of principal on the Class HE: M-2 Cer-
                                tificates will not commence until the Class HE:
                                A Principal Balance and the Class HE: M-1 Prin-cipal Balance have been reduced to zero. On each Payment Date on or after the date on which the Class HE: A Principal Balance and the Class
                                HE: M-1 Principal Balance have been reduced to zero, holders of Class HE: M-2 Certificates will be entitled to receive the Sub-Pool HE Se-nior Percentage of the Sub-Pool HE Formula Principal Distribution Amount, until the Class
                                HE: M-2 Principal Balance has been reduced to zero.

G. Class HE: B-1 Interest....  Interest on the outstanding Class HE: B-1 Prin-
                                cipal Balance will accrue from March 31, 1998, or from the most recent Payment

                                Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class HE: B-1 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HE: A Distribution Amount, the Class HE: M-1 Distribution Amount and the Class HE: M-2 Distribution Amount for such date, interest will be paid to the Class
                                HE: B-1 Certificateholders on such Payment Date in an amount (the "Class HE: B-1 Interest Pay-ment Amount") equal to the product of (a) the Class HE: B-1 Pass-Through Rate and (b) the then outstanding Class HE: B-1 Principal Bal-ance less the Class HE: B-1 Liquidation Loss Principal Amount, if any. The "Class HE: B-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the Class HE: B-2 Princi-pal Balance.

                               In the event that, on a particular Payment Date,
                                the Class HE: B-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, are not sufficient to make a full distribution of the Class HE: B-1 Inter-est Payment Amount, the amount of interest to be distributed in respect of the Class HE: B-1 Certificates will be allocated among the Class
                                HE: B-1 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be car-ried forward as an amount that the Class HE: B-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HE: B-1 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Sub-Pool HE Certifi-cates--Class HE: B-1 Interest."

H. Class HE: B-1 Principal...  Payments of principal on the Class HE: B-1 Cer-
                                tificates will not commence until the Class HE:
                                B Cross-over Date, and will be made on that Payment Date and each Payment Date thereafter only if each Class HE: B Principal Distribution Test is satisfied on such Payment Date (unless the Class HE: A Principal Balance and the Class
                                HE: M Principal Balance have been reduced to
                                zero). The Class HE: B Cross-over Date will be the earlier of (A) the Payment Date on which the Class HE: M-2 Principal Balance is reduced to zero and (B) the first Payment Date on or after the Payment Date in April 2001 on which the fraction, expressed as a percentage, the numerator of which is the Class HE: B Principal Balance as of such Payment Date and the denomi-nator of which is the Pool Scheduled Principal Balance of Sub-Pool HE as of the immediately preceding Payment Date, is equal to or greater than 13.5%. The Class HE: B Principal Distribu-tion Tests on each Payment Date relate to losses and delinquencies on the Home Equity Contracts, and are described under "Description of the Certificates--Distri-butions on Sub-Pool HE Certificates--Class HE:
                                B-1 Principal."

                               On each Payment Date on or after the Class HE: B
                                Cross-over Date, the Class HE: B Percentage of the Sub-Pool HE Formula Principal Distribution Amount will be paid to the Class HE: B-1 Certificateholders to the extent of the Class
                                HE: B-1 Remaining Amount Available after pay-ment of interest on the Class HE: B-1 Certifi-cates, until the Class HE: B-1 Principal Bal-ance has been reduced to zero.

                               The Class HE: B Percentage for any Payment Date
                                will be equal to 100% minus the Sub-Pool HE Se-nior Percentage. The Class HE: B Percentage for each Payment Date, if any, after the Class HE:
                                A Principal Balance and the Class HE: M Princi-pal Balance have been reduced to zero will be equal to 100%.

I. Class HE: B-2 Interest....  Interest on the outstanding Class HE: B-2 Prin-
                                cipal Balance will accrue from March 31, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of (i) the Class HE: B-2 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HE: A Distribution Amount, the Class HE: M-1 Distribution Amount, the Class HE: M-2 Distribution Amount and the Class HE: B-1 Distribution Amount for such date, and (ii) the Class HE: B-2 Guaranty Pay-ment, if any, for such date, interest will be paid to the Class HE: B-2 Certificateholders on such Payment Date in an amount (the "Class HE:
                                B-2 Interest Payment Amount") equal to the product of (a) the Class HE: B-2 Pass-Through Rate and (b) the then outstanding Class HE: B-2 Principal Balance less the Class HE: B-2 Liqui-dation Loss Principal Amount, if any. The "Class HE: B-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the lesser of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount and the Class HE: B-2 Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class HE: B-2 Remaining Amount Available in the Certificate Account plus any amounts actu-ally paid under the Class HE: B-2 Limited Guar-anty are not sufficient to make a full distri-bution of the Class HE: B-2 Interest Payment Amount, the amount of interest to be distrib-uted in respect of the Class HE: B-2 Certifi-cates will be allocated among the Class HE: B-2 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class HE: B-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HE:

                                B-2 Pass-Through Rate. See "Description of the Certificates-- Distributions on Sub-Pool HE Certificates--Class HE: B-2 Interest."

J. Class HE: B-2 Principal...  Except for payments of the Class HE: B-2 Liqui-
                                dation Loss Principal Amount, payments of prin-cipal on the Class HE: B-2 Certificates will not commence until the Payment Date on which the Class HE: B-1 Principal Balance has been reduced to zero (the "Class HE: B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class HE: B Principal Distribution Test is sat-isfied on such Payment Date (unless the Class
                                HE: A Principal Balance and the Class HE: M
                                Principal Balance have been reduced to zero). On any such Payment Date, the Class HE: B Per-centage of the Sub-Pool HE Formula Principal Distribution Amount will be distributed, to the extent of the Class HE: B-2 Remaining Amount Available and any amounts actually paid under the Class HE: B-2 Limited Guaranty after pay-ment of interest on the Class HE: B-2 Certifi-cates, to the Class HE: B-2 Certificateholders until the Class HE: B-2 Principal Balance has been reduced to zero. See "Description of the Certificates--Distributions on Sub-Pool HE Cer-tificates--Class HE: B-2 Principal."

                               On each Payment Date, the Class HE: B-2
                                Certificateholders will be entitled to receive, pursuant to the Class HE: B-2 Limited Guaranty, the Class HE: B-2 Liquidation Loss Principal Amount until the Class HE: B-2 Principal Bal-ance has been reduced to zero.

Subordination of Class HI: M
 and Class HI: B
 Certificates................
                               The rights of the holders of the Class HI: M
                                Certificates and Class HI: B Certificates to receive distributions with respect to the Home Improvement Contracts comprising Sub-Pool HI, as well as any other amounts constituting the Sub-Pool HI Amount Available, will be subordi-nated, to the extent described herein, to such rights of the holders of the Class HI: A Cer-tificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: A Certificates of the full amount of their scheduled monthly pay-ments of interest and principal and to afford such holders protection against losses on Liq-uidated Home Improvement Contracts.

                               The protection afforded to the holders of the
                                Class HI: A Certificates by means of the subor-dination of the Class HI: M and Class HI: B Certificates will be accomplished by the pref-erential right of the Class HI: A Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HI: M and Class HI: B Cer-tificates, the amounts of interest and princi-pal due them on each Payment Date out of the Sub-Pool HI Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HI: A Certificate-holders to receive future distributions of Sub-Pool HI

                                Amounts Available that would otherwise be pay-able to the holders of the Class HI: M and Class HI: B Certificates.

                               In addition, the rights of the holders of the
                                Class HI: M-2 Certificates and Class HI: B Cer-tificates to receive distributions with respect to the Home Improvement Contracts, as well as any other amounts constituting Sub-Pool HI Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class HI: M-1 Certificates. This subordination is intended to enhance the like-lihood of regular receipt by the holders of the Class HI: M-1 Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders pro-tection against losses on Liquidated Home Im-provement Contracts.

                               The protection afforded to the holders of the
                                Class HI: M-1 Certificates by means of the sub-ordination of the Class HI: M-2 and Class HI: B Certificates will be accomplished by the pref-erential right of the Class HI: M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HI: M-2 and Class HI: B Certificates, the amounts of interest and prin-cipal due them on each Payment Date out of the Class HI: M-1 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HI: M-1 Certificateholders to receive future distribu-tions of Class HI: M-1 Remaining Amounts Avail-able that would otherwise be payable to the holders of the Class HI: M-2 and Class HI: B Certificates.

                               In addition, the rights of the holders of the
                                Class HI: B Certificates to receive distribu-tions with respect to the Home Improvement Con-tracts, as well as any other amounts constitut-ing Sub-Pool HI Amount Available, will be sub-ordinated, to the extent described herein, to such rights of the holders of the Class HI: M-2 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: M-2 Certificates of the full amount of their scheduled monthly payments of interest and principal and to af-ford such holders protection against losses on Liquidated Home Improvement Contracts.

                               The protection afforded to the holders of the
                                Class HI: M-2 Certificates by means of the sub-ordination of the Class HI: B Certificates will be accomplished by the preferential right of the Class HI: M-2 Certificateholders to receive prior to any distribution being made on a Pay-ment Date in respect of the Class HI: B Certif-icates, the amounts of interest and principal due them on each Payment Date out of the Class
                                HI: M-2 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HI: M-2 Certificateholders to receive future distribu-tions of Class HI: M-2 Remaining

                                Amounts Available that would otherwise be pay-able to the holders of the Class HI: B Certifi-cates.

                               In addition, the rights of the holders of the
                                Class HI: B-2 Certificates to receive distribu-tions with respect to the Home Improvement Con-tracts, as well as any other amounts constitut-ing Sub-Pool HI Amount Available, will be sub-ordinated, to the extent described herein, to such rights of the holders of the Class HI: B-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: B-1 Certificates of the full amount of their scheduled monthly payments of interest and principal and to af-ford such holders protection against losses on Liquidated Home Improvement Contracts.

                               The protection afforded to the holders of the
                                Class HI: B-1 Certificates by means of the sub-ordination of the Class HI: B-2 Certificates will be accomplished by the preferential right of the Class HI: B-1 Certificateholders to re-ceive prior to any distribution being made on a Payment Date in respect of the Class HI: B-2 Certificates, the amounts of interest and prin-cipal due them on each Payment Date out of the Class HI: B-1 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HI: B-1 Certificateholders to receive future distribu-tions of Class HI: B-1 Remaining Amounts Avail-able that would otherwise be payable to the holders of the Class HI: B-2 Certificates.

                               If a Class HI: B-2 Guaranty Payment is required
                                 for any Payment Date and the Company fails to
                                pay such amount pursuant to the Class HI: B-2
                                Limited Guaranty, the Class HI: B-2
                                Certificateholders may incur losses on their investment in the Class HI: B-2 Certificates to the extent such losses are not made up from fu-ture payments on the Home Improvement Con-tracts. See "Description of the Certificates-- Subordination of Class HI: M Certificates and Class HI: B Certificates."

Losses on Liquidated Home
 Improvement Contracts.......
                               As described above, the distribution of princi-
                                pal to the Class HI: A Certificateholders is intended to include the Sub-Pool HI Senior Per-centage of the Scheduled Principal Balance of each Home Improvement Contract that became a Liquidated Contract during the preceding Due Period. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract plus accrued and unpaid interest thereon, the deficiency will, in effect, be ab-sorbed by the Class C Certificateholders, then the Class HI: B-2 Guaranty Fee otherwise pay-able to the Company, then the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, then the Class
                                HI: B-2 Certificateholders, then the Class HI:
                                B-1 Certificate-
                                holders, then the Class HI: M-2 Certificate-holders and then the Class HI: M-1 Certificateholders, since a portion of the Sub-Pool HI Amount Available equal to such defi-ciency and otherwise distributable to them will be paid to the Class HI: A Certificateholders. Likewise, to the extent the Class HI: M-1 Certificateholders or the Class HI: M-2 Certificateholders are entitled to receive dis-tributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority.

                               If the Sub-Pool HI Amount Available is not suf-
                                ficient to cover the entire amount distributa-ble to the Class HI: A Certificateholders, the Class HI: M-1 Certificateholders or the Class
                                HI: M-2 Certificateholders on a particular Pay-ment Date, then the Sub-Pool HI Senior Percent-age on future Payment Dates may be increased and the Class HI: B Percentage on future Pay-ment Dates may be reduced as a result of such deficiency.

                               But for the effect of the subordination of the
                                Class HI: M-2, Class HI: B and Class C Certifi-cates, the Class HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI: M-1 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liqui-dation Proceeds are less than its unpaid prin-cipal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordi-nation of Class HI: M Certificates and Class
                                HI: B Certificates."

                               But for the effect of the subordination of the
                                Class HI: B and Class C Certificates, the Class
                                HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI:
                                M-2 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liquidation Pro-ceeds are less than its unpaid principal bal-ance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class HI: M Certificates and Class HI: B Certificates."

                               But for the effect of the subordination of the
                                Class HI: B-2 and Class C Certificates, the
                                Class HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI: B-1 Certificateholders will ab-sorb all losses on each Liquidated Home Im-provement Contract in the amount by which its Net Liquidation Proceeds are less than its un-paid principal balance plus accrued and unpaid interest thereon less the related Monthly Ser-vicing Fee. See "Description of the Certifi-cates-- Subordination of Class HI: M Certifi-cates and Class HI: B Certificates."

                               But for the payments under the Class HI: B-2
                                Limited Guaranty described below and the subor-dination of the Class C Certificates, the Class
                                HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI:
                                B-2 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liquidation Pro-ceeds are less than its unpaid principal bal-ance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class HI: M Certificates and Class HI: B Certificates."

Class HI: B-2 Limited          In order to mitigate the effect of the subordi-
 Guaranty.....................  nation of the Class HI: B-2 Certificates and liquidation losses and delinquencies on the Home Improvement Contracts comprising Sub-Pool HI, the Class HI: B-2 Certificateholders are entitled to receive on each Payment Date an amount equal to the Class HI: B-2 Guaranty Pay-ment, if any, under the Class HI: B-2 Limited Guaranty of the Company. Prior to the Class HI:
                                B-1 Cross-over Date, and on any Payment Date on or after the Class HI: B-1 Cross-over Date on which any Class HI: B Principal Distribution Test is not satisfied (unless the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero), the Class
                                HI: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class
                                HI: B-2 Formula Distribution Amount (which will be equal to accrued and unpaid interest on the Class HI: B-2 Certificates) for such Payment Date and (ii) the Class HI: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date, exceeds (b) the Class HI: B-2 Distribu-tion Amount for such Payment Date. On each Pay-ment Date on or after the Class HI: B-1 Cross-over Date on which each Class HI: B Principal Distribution Test is satisfied (or on which the Class HI: A Principal Balance and the Class HI:
                                M Principal Balance have been reduced to zero), the Class HI: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class HI: B-2 Formula Distribution Amount (which will include both interest and princi-pal) for such Payment Date and (ii) the Class
                                HI: B-2 Liquidation Loss Principal Amount, if any, exceeds (b) the Class HI: B-2 Distribution Amount for such Payment Date.

                               The Class HI: B-2 Limited Guaranty will be an
                                unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The ratings assigned to the Class HI: B-2 Certifi-cates may be affected by the ratings of the Company's debt securities. The Company's senior debt securities were recently downgraded by S&P to "BBB-" and by Fitch to "BBB," which has been reflected in the ratings assigned to the Class
                                HI: B-2 Certificates. See "Summary of the Terms of the Certificates--Rating."

Subordination of Class HE: M
 and Class HE: B
 Certificates................
                               The rights of the holders of the Class HE: M
                                Certificates and Class HE: B Certificates to receive distributions with respect to the Home Equity Contracts comprising Sub-Pool HE, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class HE: A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders pro-tection against losses on Liquidated Home Eq-uity Contracts.

                               The protection afforded to the holders of the
                                Class HE: A Certificates by means of the subor-dination of the Class HE: M and Class HE: B Certificates will be accomplished by the pref-erential right of the Class HE: A Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HE: M and Class HE: B Cer-tificates, the amounts of interest and princi-pal due them on each Payment Date out of the Sub-Pool HE Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HE: A Certificate-holders to receive future distributions of Sub-Pool HE Amounts Available that would otherwise be payable to the holders of the Class HE: M and Class HE: B Certificates.

                               In addition, the rights of the holders of the
                                Class HE: M-2 Certificates and Class HE: B Cer-tificates to receive distributions with respect to the Home Equity Contracts, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class HE: M-1 Certificates. This subor-dination is intended to enhance the likelihood of regular receipt by the holders of the Class
                                HE: M-1 Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders pro-tection against losses on Liquidated Home Eq-uity Contracts.

                               The protection afforded to the holders of the
                                Class HE: M-1 Certificates by means of the sub-ordination of the Class HE: M-2 and Class HE: B Certificates will be accomplished by the preferen-tial right of the Class HE: M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HE: M-2 and Class HE: B Certificates, the amounts of interest and prin-cipal due them on each Payment Date out of the Class HE: M-1 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HE: M-1 Certificateholders to receive future distribu-tions of Class HE: M-1 Remaining Amounts Avail-able that would otherwise be payable to the holders of the Class HE: M-2 and Class HE: B Certificates.

                               In addition, the rights of the holders of the
                                Class HE: B Certificates to receive distribu-tions with respect to the Home EquityContracts, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class HE: M-2 Certifi-cates. This subordination is intended to en-hance the likelihood of regular receipt by the holders of the Class HE: M-2 Certificates of the full amount of their scheduled monthly pay-ments of interest and principal and to afford such holders protection against losses on Liq-uidated Home Equity Contracts.

                               The protection afforded to the holders of the
                                Class HE: M-2 Certificates by means of the sub-ordination of the Class HE: B Certificates will be accomplished by the preferential right of the Class HE: M-2 Certificateholders to receive prior to any distribution being made on a Pay-ment Date in respect of the Class HE: B Certif-icates, the amounts of interest and principal due them on each Payment Date out of the Class
                                HE: M-2 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HE: M-2 Certificateholders to receive future distribu-tions of Class HE: M-2 Remaining Amounts Avail-able that would otherwise be payable to the holders of the Class HE: B Certificates.

                               In addition, the rights of the holders of the
                                Class HE: B-2 Certificates to receive distribu-tions with respect to the Home Equity Con-tracts, as well as any other amounts constitut-ing Sub-Pool HE Amount Available, will be sub-ordinated, to the extent described herein, to such rights of the holders of the Class HE: B-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: B-1 Certificates of the full amount of their scheduled monthly payments of interest and principal and to af-ford such holders protection against losses on Liquidated Home Equity Contracts.

                               The protection afforded to the holders of the
                                Class HE: B-1 Certificates by means of the sub-ordination of the Class HE: B-2 Certificates will be accomplished by the preferential right of the Class HE: B-1 Certificateholders to re-ceive prior to any distribution being made on a Payment Date in respect of the Class

                                HE: B-2 Certificates, the amounts of interest and principal due them on each Payment Date out of the Class HE: B-1 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HE: B-1 Certificateholders to receive future distribu-tions of Class HE: B-1 Remaining Amounts Avail-able that would otherwise be payable to the holders of the Class HE: B-2 Certificates.

                               If a Class HE: B-2 Guaranty Payment is required
                                 for any Payment Date and the Company fails to
                                pay such amount pursuant to the Class HE: B-2
                                Limited Guaranty, the Class HE: B-2
                                Certificateholders may incur losses on their investment in the Class HE: B-2 Certificates to the extent such losses are not made up from fu-ture payments on the Home Equity Contracts. See "Description of the Certificates--Subordination of Class HE: M Certificates and Class HE: B Certificates."

Losses on Liquidated Home
 Equity Contracts............
                               As described above, the distribution of princi-
                                pal to the Class HE: A Certificateholders is intended to include the Sub-Pool HE Senior Per-centage of the Scheduled Principal Balance of each Home Equity Contract (other than the Ad-justable Rate Contracts) that became a Liqui-dated Contract during the preceding Due Period and the Scheduled Principal Balance of each Ad-justable Rate Contract that became a Liquidated Contract during the preceding Due Period. If the Net Liquidation Proceeds from such Liqui-dated Contracts are less than the Scheduled Principal Balance of such Liquidated Contracts plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class C Certificateholder, then the Class HE:
                                B-2 Guaranty Fee otherwise payable to the Com-pany, then the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, then the Class HE:
                                B-2 Certificateholders, then the Class HE: B-1 Certificateholders, then the Class HE: M-2 Certificateholders and then the Class HE: M-1 Certificateholders, since a portion of the Sub-Pool HE Amount Available equal to such defi-ciency and otherwise distributable to them will be paid to the Class HE: A Certificateholders. Likewise, to the extent the Class HE: M-1 Certificateholders or the Class HE: M-2 Certificateholders are entitled to receive dis-tributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority.

                               If the Sub-Pool HE Amount Available is not suf-
                                ficient to cover the entire amount distributa-ble to the Class HE: A Certificateholders, the Class HE: M-1 Certificateholders or the Class
                                HE: M-2 Certificateholders on a particular Pay-ment Date, then the Sub-Pool HE Senior Percent-age on future Payment Dates may be increased and the Class HE: B Percentage on future Payment Dates may be reduced as a result of such deficiency.

                               But for the effect of the subordination of the
                                Class HE: M-2, Class HE: B and Class C Certifi-cates, the Class HE: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: M-1 Certificateholders will absorb all losses on each Liquidated Home Equity Con-tract in the amount by which its Net Liquida-tion Proceeds are less than its unpaid princi-pal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordi-nation of Class HE: M Certificates and Class
                                HE: B Certificates."

                               But for the effect of the subordination of the
                                Class HE: B and Class C Certificates, the Class
                                HE: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: M-2 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class HE:
                                M Certificates and Class HE: B Certificates."

                               But for the effect of the subordination of the
                                Class HE: B-2 and Class C Certificates, the
                                Class HE: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: B-1 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class HE:
                                M Certificates and Class HE: B Certificates."

                               But for the payments under the Class HE: B-2
                                Limited Guaranty described below and the subor-dination of the Class C Certificate, the Class
                                HE: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: B-2 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class HE: M Cer-tificates and Class HE: B Certificates."

Class HE: B-2 Limited          In order to mitigate the effect of the subordi-
 Guaranty....................   nation of the Class HE: B-2 Certificates and
                                liquidation losses and delinquencies on the Home Equity Contracts comprising Sub-Pool HE, the Class HE: B-2 Certificateholders are enti-tled to receive on each Payment Date an amount equal to the Class HE: B-2 Guaranty Payment, if any, under the Class HE: B-2 Limited Guaranty of the Company. Prior to the Class HE: B-1
                                Cross-over Date, and on any Payment Date on or after the Class HE: B-1 Cross-over Date on which any Class HE: B Principal Distribution
                                Test is not satisfied (unless the Class HE: A
                                Principal Balance and the Class HE: M Principal
                                Balance have been reduced to zero), the Class
                                HE: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class
                                HE: B-2 Formula Distribution Amount (which will be equal to accrued and unpaid interest on the Class HE: B-2 Certificates) for such Payment
                                Date and (ii) the Class HE: B-2 Liquidation
                                Loss Principal Amount, if any, for such Payment
                                Date, exceeds (b) the Class HE: B-2 Distribu-tion Amount for such Payment Date. On each Pay-ment Date on or after the Class HE: B-1 Cross-over Date on which each Class HE: B Principal
                                Distribution Test is satisfied (or on which the Class HE: A Principal Balance and the Class HE:
                                M Principal Balance have been reduced to zero), the Class HE: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class HE: B-2 Formula Distribution Amount
                                (which will include both interest and princi-pal) for such Payment Date and (ii) the Class
                                HE: B-2 Liquidation Loss Principal Amount, if any, exceeds (b) the Class HE: B-2 Distribution
                                Amount for such Payment Date.

                               The Class HE: B-2 Limited Guaranty will be an
                                unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The ratings assigned to the Class HE: B-2 Certifi-cates may be affected by the ratings of the Company's debt securities. The Company's senior debt securities were recently downgraded by S&P to "BBB-" and by Fitch to "BBB," which has been reflected in the ratings assigned to the Class
                                HE: B-2 Certificates. See "Summary of the Terms of the Certificates--Rating."

Registration of                The Certificates initially will each be repre-
 Certificates................   sented by one or more certificates registered
                                in the name of Cede & Co. ("Cede") as the nomi-nee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof. Holders of the Class HE: A-1B
                                ARM Certificates may elect to hold their Cer-tificate interests in Europe through Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System
                                ("Euroclear"). Certificates will otherwise be issued in definitive form only under the lim-ited circumstances described herein. All refer-ences herein to the rights of "holders" or "Certificateholders" shall reflect the rights of beneficial owners as they may indirectly ex-ercise such rights through DTC and participat-ing members thereof, except as otherwise speci-fied herein. See "Description of the Certifi-cates--Registration of the Certificates" here-in.

Home Improvement Contracts...  Sub-Pool HI consists of conventional and FHA-in-
                                sured home improvement contracts and promissory notes, including any and all rights to receive payments due thereunder on and after the Cut-off Date. This Prospectus Supplement contains information regarding certain Home Improvement Contracts, which will represent approximately 92% of Sub-Pool HI (the "Initial Home Improve-ment Contracts"). The Agreement provides that additional Home Improvement Contracts (the "Subsequent Home Improvement Contracts"), which will represent approximately 8% of Sub-Pool HI, will be purchased by the Trust up to 60 days after the Closing Date. The obligations of the Obligor under each Home Improvement Contract are secured by the related real estate. The Initial Home Improvement Contracts include 6,500 conventional and 159 FHA-insured Home Im-provement Contracts. The Initial Home Improve-ment Contracts arise from loans relating to the improvement of real estate located in 49 states and the District of Columbia. The contractual annual percentage rate of interest (the "Con-tract Rate") on the Initial Home Improvement Contracts as of the Cut-off Date ranges from 7.75% to 17.99% with a weighted average of 12.17%. The Initial Home Improvement Contracts had a weighted average term to scheduled matu-rity, as of origination, of 217 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 216 months. The final scheduled payment date on the Initial Home Im-provement Contract with the latest scheduled maturity is in December 2023. See "The Con-tracts--Home Improvement Contracts" herein.

Sub-Pool HI Pre-Funding        On the Closing Date, the Company will pay to the
 Account.....................   Trustee approximately $12,714,792.10 (as re-
                                duced from time to time, the "Sub-Pool HI Pre-
                                Funded Amount") for deposit in the Sub-Pool HI
                                Pre-Funding Account to provide the Trust with sufficient funds to purchase the Subsequent
                                Home Improvement Contracts. In no event will the Sub-Pool HI Pre-Funded Amount, less the ag-gregate principal balance of Subsequent Home
                                Improvement Contracts specifically identified for purchase by the Trust as of the Closing
                                Date, represent more than 25% of the Original
                                Sub-Pool HI Certificate Principal Balance. The
                                Sub-Pool HI Pre-Funded Amount will be reduced during the Funding Period (as defined herein) by the amount used to purchase the Subsequent
                                Home Improvement Contracts. See

                                "Description of the Certificates--Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account."

                               The Class HI: A-1 Certificates will be prepaid
                                in part on the first Payment Date after the Funding Period in the event that any amount re-mains on deposit in the Sub-Pool HI Pre-Funding Account on such Payment Date after the purchase by the Trust of the related Subsequent Home Im-provement Contracts. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Home Improvement Contracts purchased by the Trust will require the application of substantially all of the Sub-Pool HI Pre-Funded Amount and that there should be no material amount of principal prepaid to the Class HI: A-1 Certificateholders from the Sub-Pool HI Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Home Improvement Contracts with an aggregate principal balance identical to the Sub-Pool HI Pre-Funded Amount. See "Yield and Prepayment Considerations" herein.

FHA Insurance................  Approximately 1.55% of the Initial Home Improve-
                                ment Contracts, by principal balance as of the Cut-off Date, are insured by FHA against Obli-gor defaults pursuant to Title I of the Na-tional Housing Act ("FHA Insurance"). None of the Home Equity Contracts are insured by FHA. See "Description of FHA Insurance" in the Pro-spectus.

Home Equity Contracts (other
 than the Adjustable Rate
 Contracts)..................  Sub-Pool HE includes Fixed-Rate Home Equity Con-
                                tracts (meaning all Home Equity Contracts other than the Adjustable Rate Home Equity Con-tracts). This Prospectus Supplement contains information regarding certain Fixed-Rate Home Equity Contracts, which will represent approxi-mately 85% of all Fixed-Rate Home Equity Con-tracts (the "Initial Fixed-Rate Home Equity Contracts"). The Agreement provides that addi-tional Fixed-Rate Home Equity Contracts (the "Subsequent Fixed-Rate Home Equity Contracts") will be purchased by the Trust up to 60 days after the Closing Date. The Initial Fixed-Rate Home Equity Contracts included in Sub-Pool HE consist of 4,061 closed-end home equity loans (of which 718 are Balloon Loans), including any and all rights to receive payments due thereun-der on and after the Cut-off Date. The obliga-tions of the Obligor under each Fixed-Rate Home Equity Contract are secured by the related real estate. The Initial Fixed-Rate Home Equity Con-tracts arise from loans relating to real estate located in 48 states and the District of Colum-bia. The Contract Rate on the Initial Fixed-Rate Home Equity Contracts as of the Cut-off Date ranges from 6% to 19.29% with a weighted average of 11.67%. The Initial Fixed-Rate Home Equity Contracts had a weighted average term to scheduled maturity, as of origination, of 236 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 235 months. The weighted average Contract Rate on the Balloon Loans is 11.63%. The Balloon Loans had a weighted average term to scheduled maturity, as of origination, of 188 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 188 months. The final sched-uled payment date on the Initial Fixed-Rate Home Equity Contract with the latest scheduled maturity is in March 2028. See "The Contracts-- Home Equity Contracts" herein.

Adjustable Rate Home Equity    Sub-Pool HE includes Adjustable Rate Home Equity
 Contracts...................   Contracts. This Prospectus Supplement contains
                                information regarding certain Adjustable Rate
                                Home Equity Contracts, which will represent ap-proximately 86% of all Adjustable Rate Home Eq-uity Contracts (the "Initial Adjustable Rate
                                Home Equity Contracts"). The Agreement provides that Adjustable Rate Home Equity Contracts (the
                                "Subsequent Adjustable Rate Home Equity Con-tracts") will be purchased by the Trust up to 60 days after the Closing Date. The Initial Ad-justable Rate Home Equity Contracts consist of
                                861 closed-end home equity loans including any and all rights to receive payments due thereun-der on and after the Cut-off Date. The Initial
                                Adjustable Rate Home Equity Contracts accrue interest at a fixed rate for up to 36 months and thereafter, the interest rate adjusts annu-ally or semiannually to equal the sum of the Six-Month LIBOR Index and the Gross Margin specified in the related Contract. The obliga-tions of the Obligor under each Adjustable Rate
                                Home Equity Contract are secured by the related real estate. The Initial Adjustable Rate Home
                                Equity Contracts arise from loans relating to real estate located in 44 states and the Dis-trict of Columbia. The Contract Rate on the Initial Adjustable Rate Home Equity Contracts as of the Cut-off Date ranges from 6.99% to 13.99% with a weighted average of 9.26%. The
                                Initial Adjustable Rate Home Equity Contracts had a weighted average term to scheduled matu-rity, as of origination, of 360 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 356 months. The final scheduled payment date on the Initial Adjust-able Rate Home Equity Contract with the latest scheduled maturity is in October 2028. See "The
                                Contracts--Adjustable Rate Home Equity Con-tracts" herein.

Sub-Pool HE Pre-Funding        On the Closing Date, the Company will pay to the
 Account.....................   Trustee approximately $58,108,270.49 (as re-
                                duced from time to time, the "Sub-Pool HE Pre-
                                Funded Amount") for deposit in the Sub-Pool HE
                                Pre-Funding Account to provide the Trust with sufficient funds to purchase the Subsequent
                                Home Equity Contracts. In no event will the Sub-Pool HE Pre-Funded Amount, less the aggre-gate principal balance of Subsequent Home Eq-uity Contracts specifically identified for pur-chase by the Trust as of the Closing Date, rep-resent more than 25% of the Original Sub-Pool

                                HE Certificate Principal Balance. The Sub-Pool HE Pre-Funded Amount will be reduced during the Funding Period (as defined herein) by the amount used to purchase the Subsequent Home Eq-uity Contracts. See "Description of the Cer-tificates--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account."

                               The Class HE: A Certificates will be prepaid in
                                part on the first Payment Date after the Fund-ing Period in the event that any amount remains on deposit in the Sub-Pool HE Pre-Funding Ac-count on such Payment Date after the purchase by the Trust of the related Subsequent Home Eq-uity Contracts. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Home Equity Contracts will be paid to the Class HE: A-1B ARM Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Fixed-Rate Home Equity Contracts will be paid to the Class HE: A-1 Certificateholders. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Home Equity Contracts purchased by the Trust will require the application of substantially all of the related Pre-Funded Amount and that there should be no material amount of principal pre-paid to the Class HE: A-1B ARM Certificateholders and the Class HE: A-1 Certificateholders from the Sub-Pool HE Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Home Equity Contracts with an aggregate princi-pal balance identical to the related Pre-Funded Amount. See "Yield and Prepayment Considera-tions" herein.

Advances.....................  The Servicer is obligated to make Advances each month of any scheduled payments on the Con-tracts that were due but not received during the prior Due Period. The Servicer will be en-titled to reimbursement of an Advance from funds available therefor in the Certificate Ac-count. The Servicer will be obligated to make an Advance only to the extent that it deter-mines that such Advance will be recoverable from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee will be obligated (subject to cer-tain conditions) to make such Advance. See "De-scription of the Certificates--Advances" herein and in the Prospectus.

Repurchase or Substitution     The Company has agreed to repurchase any Con-
 Obligations.................   tract in which the Trust's or the
                                Certificateholders' interest is materially and adversely affected by a breach of a representa-tion and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. In lieu of repurchasing a Con-tract, during the two-year period following the Closing Date, the Company may, at its option, substitute another contract for the Contract that it is otherwise obligated to repurchase.
                                See "Description of the Certificates--Convey-ance of Contracts" herein and in the Prospec-tus.

Repurchase Option............  The Servicer will have the option to repurchase all of the outstanding Contracts on any Payment Date on which the Pool Scheduled Principal Bal-ance of the Contract Pool is less than 10% of the Cut-off Date Pool Principal Balance of the Contract Pool. See "Description of the Certifi-cates--Repurchase Option" herein and in the Prospectus.

Monthly Servicing Fee........  The Servicer will be entitled to monthly compen-
                                sation for servicing the Contracts comprising each Sub-Pool equal to 1/12 of the product of .75% and the Pool Scheduled Principal Balance of such Sub-Pool plus the related Pre-Funded Amount (each a "Monthly Servicing Fee"). See "Description of the Certificates--Servicing Compensation and Payment of Expenses" and "-- Rights upon an Event of Termination" herein.

Tax Status...................  In the opinion of counsel to the Company, the
                                Trust created by the Agreement will consist of two segregated asset pools (respectively, the "Master REMIC" and the "Subsidiary REMIC") and for federal income tax purposes, each will be treated as a separate real estate mortgage in-vestment conduit ("REMIC"). Each Class of Sub-Pool HI Certificates and Sub-Pool HE Certifi-cates will constitute "regular interests" in the Master REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equiva-lent to the terms of such Certificates. The Class C Master Certificate and the Class C Sub-sidiary Certificate, which are not being of-fered hereby, will constitute the "residual in-terests" in the Master REMIC and the Subsidiary REMIC, respectively. The holders of Certifi-cates will be required to include in income in-terest on such Certificates (including any original issue discount) in accordance with the accrual method of accounting. The Class HE: A-6 IO Certificates will be considered to have been issued with original issue discount. See "Cer-tain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations.........  Subject to the conditions described herein, the
                                Class HI: A-1, Class HI: A-2, Class HI: A-3,
                                Class HI: A-4, Class HE: A-1A ARM, Class HE: A-1B ARM, Class HE: A-1, Class HE: A-2, Class HE:
                                A-3, Class HE: A-4, Class HE: A-5 and Class HE:
                                A-6 IO Certificates may be purchased by em-ployee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No transfer of any other Certificates will be permitted to be made to any employee benefit plan subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), unless the opinion of counsel described under "ERISA Considerations" herein and in the Prospectus is delivered to the Trustee. See "ERISA Considerations" herein and in the Prospectus.

Rating.......................  It is a condition precedent to the issuance of the Certificates that the Class HI: A-1, Class
                                HI: A-2, Class HI: A-3 and Class HI: A-4 Cer-tificates each be rated at least "AAA" by Stan-dard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "AAA" by Fitch IBCA, Inc. ("Fitch"). It is a condition precedent to the issuance of the Class HI: M-1 Certificates that they be rated at least "AA" by S&P and "AA" by Fitch. It is a condition precedent to the issuance of the Class HI: M-2 Certificates that they be rated at least "A" by S&P and "A" by Fitch. It is a condition precedent to the issuance of the Class HI: B-1 Certificates that they be rated at least "BBB" by S&P and "BBB" by Fitch. It is a condition precedent to the issuance of the Class HI: B-2 Certificates that they be rated at least "BBB-" by S&P and "BBB" by Fitch.

                               It is a condition precedent to the issuance of
                                the Certificates that the Class HE: A-1A ARM, the Class HE: A-1B ARM, Class HE: A-1, Class
                                HE: A-2, Class HE: A-3, Class HE: A-4 and Class
                                HE: A-5 Certificates each be rated at least
                                "AAA" by S&P and "AAA" by Fitch. It is a condi-tion precedent to the issuance of the Class HE:
                                A-6 IO Certificates that they be rated at least "AAAr" by S&P and "AAA" by Fitch. It is a con-dition precedent to the issuance of the Class
                                HE: M-1 Certificates that they be rated at least "AA" by S&P and "AA" by Fitch. It is a condition precedent to the issuance of the Class HE: M-2 Certificates that they be rated at least "A" by S&P and "A+" by Fitch. It is a condition precedent to the issuance of the Class HE: B-1 Certificates that they be rated at least "BBB" by S&P and "BBB" by Fitch. It is a condition precedent to the issuance of the Class HE: B-2 Certificates that they be rated at least "BBB-" by S&P and "BBB" by Fitch.

                               The rating of each Class of Certificates by S&P
                                addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each Class of Certificates by Fitch addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The ratings of the Class HI: B-2 and Class HE: B-2 Certificates are based in part on an assessment of the Company's ability to make payments under the Class HI: B-2 Limited Guaranty and Class
                                HE: B-2 Limited Guaranty, respectively. Any re-duction in S&P's or Fitch's rating of the Company's debt securities may result in a simi-lar reduction in the rating of the Class HI: B-2 and Class HE: B-2 Certificates. The Company's senior debt securities were recently downgraded by S&P to "BBB-" and by Fitch to "BBB." A secu-rity rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the as-signing rating agency. See "Ratings" in the Prospectus.

                               The Company has not requested a rating of the
                                Certificates from any rating agencies other than S&P and Fitch. There can be no assurance as to whether any other rating agency will rate the Certificates or, if one does, what rating would be assigned by such rating agency.

Legal Investment               The Certificates will not constitute "mortgage
 Considerations..............   related securities" for purposes of the Second-
                                ary Mortgage Market Enhancement Act of 1984
                                ("SMMEA") because there are a substantial num-ber of Contracts that are secured by liens on real estate that are not first liens, as re-quired by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage re-lated securities" may not be legally authorized to invest in the Certificates. Investors should consult with their own legal advisors to deter-mine whether and to what extent the Certifi-cates constitute legal investments for them.

                                 RISK FACTORS

  Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Certificates:

  Limited Historical Data With Respect to Home Improvement Loans. The Company began purchasing and servicing FHA-insured home improvement contracts in April 1989, and conventional home improvement contracts in September 1992, and thus has limited historical experience with respect to the performance, including the rate of prepayments, of home improvement loans. Accordingly, the Company's delinquency experience and loan loss and liquidation experience set forth under "The Contracts--Home Improvement Contracts" herein may not be indicative of the performance of the Home Improvement Contracts comprising Sub-Pool HI.

  Limited Historical Data With Respect to Home Equity Loans. The Company began originating, purchasing and servicing home equity loans in January 1996, and thus has no significant historical experience with respect to the performance, including the rate of prepayments, of such loans. Accordingly, no information has been included herein with respect to the Company's loan loss or liquidation experience for home equity loans, inasmuch as such information as is available would likely not be indicative of the performance of the Home Equity Contracts comprising Sub-Pool HE.

  Balloon Loans. A substantial number of the Home Equity Contracts provide for the payment of the unamortized principal balance of the loan in a single payment at the maturity of the loan that is greater than the preceding monthly payment (the "Balloon Loans"). All of the Balloon Loans provide for equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the Balloon Loan at the end of a specified period following origination. The remainder of the Home Equity Contracts provide for a schedule of substantially equal payments that are, if timely paid, sufficient to amortize fully the principal balance of the loan on or before its maturity date. Because borrowers under Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing Home Equity Contracts.

  Certain Truth-In-Lending Considerations. It is likely that some Contracts included in the Contract Pool will be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"). The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Home Protection Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. The Company will represent and warrant in the Agreement that each of the Contracts was originated in compliance with all applicable laws, including the Truth-In-Lending Act, as amended. If any Contract is found to be in breach of such representation and warranty, the Company will be required by the Agreement to repurchase such Contract at a price equal to the principal amount thereof plus accrued interest thereon. The amount of such purchase price will be treated as a Principal Prepayment in Full of the related Contract. In lieu of purchasing a Contract, the Company may under certain circumstances substitute another contract.

  Variations in Contract Characteristics. The Subsequent Home Improvement Contracts and Subsequent Home Equity Contracts will have characteristics that differ somewhat from the Initial Home Improvement Contracts and the Initial Home Equity Contracts described herein. However, each of such subsequent Contracts must satisfy the eligibility criteria described under "Description of the Certificates--Conveyance of Contracts," "--Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account," and "-- Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" herein. Current Reports on Form 8-K will be filed following each purchase of Subsequent Contracts by the Trust and following the termination of the Funding Period, which latter report will include the same type of information regarding such subsequent Contracts as are included in this Prospectus Supplement with respect to the Initial Home Improvement Contracts and the Initial Home Equity Contracts.

                         STRUCTURE OF THE TRANSACTION

  On or about March 31, 1998 (the "Closing Date"), the Company will establish the Trust pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 1998 (the "Agreement"), between the Company, as Seller and Servicer, and the Trustee.

  The Class HI: A-1, Class HI: A-2, Class HI: A-3, Class HI: A-4, Class HI: M-1, Class HI: M-2, Class HI: B-1 and Class HI: B-2 Certificates (the "Sub-Pool HI Certificates"), the Class HE: A-1A ARM, the Class HE: A-1B ARM, Class HE:
A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, Class HE: A-6 IO, Class HE: M-1, Class HE: M-2, Class HE: B-1 and Class HE: B-2 Certificates (the "Sub-Pool HE Certificates"), will be issued by the Trust, the corpus of which will consist primarily of the Contracts, including all rights to receive payments due on such Contracts after (i) February 28, 1998 (or the date of origination thereof, if later) for each Home Equity Contract other than the Subsequent Home Equity Contracts; (ii) February 28, 1998 with respect to all Home Improvement Contracts (other than Subsequent Home Improvement Contracts) that have a scheduled payment due in March 1998, or March 31, 1998 with respect to all Home Improvement Contracts (other than Subsequent Home Improvement Contracts) that have a first scheduled payment due in April 1998 or thereafter; and (iii) for each Subsequent Home Equity Contract or Subsequent Home Improvement Contract, the date on which such Contract is purchased by the Trust (the "Cut-off Date"), all rights under FHA Insurance with respect to the FHA-insured Home Improvement Contracts, liens on the related real estate, amounts held for the Trust in the Certificate Account (as defined below), the Class HI: B-2 Limited Guaranty of the Company for the benefit of the Class HI: B-2 Certificates, as described in "Description of the Class HI: B-2 Limited Guaranty" herein, and the Class HE: B-2 Limited Guaranty of the Company for the benefit of the Class HE: B-2 Certificates, as described in "Description of the Class HE: B-2 Limited Guaranty" herein. Sub-Pool HI and Sub-Pool HE will each be deemed to be a separate sub-trust within the Trust.

  Payments and recoveries in respect of principal and interest on the Contracts will be paid into a separate trust account maintained at an Eligible Institution (initially U.S. Bank National Association, Minneapolis, Minnesota) in the name of the Trust (the "Certificate Account"), no later than one Business Day after receipt. Payments on deposit in the Certificate Account and constituting Sub-Pool HI Amount Available or Sub-Pool HE Amount Available will be applied on the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day) (each a "Payment Date") to make the distributions to the Certificateholders as of the immediately preceding Record Date as described under "Description of the Certificates-- Distributions on Sub-Pool HI Certificates" and "--Distribution on Sub-Pool HE Certificates" herein and to pay certain monthly fees to the Servicer as compensation for its servicing of the Contracts (the "Monthly Servicing Fee") and to pay certain monthly fees to the Company as compensation for providing the Class HI: B-2 Limited Guaranty and the Class HE: B-2 Limited Guaranty (the "Class HI: B-2 Guaranty Fee" and the "Class HE: B-2 Guaranty Fee," respectively).

  The Servicer will be obligated to advance for each Payment Date any scheduled payments on the Contracts that were due but not received during the prior Due Period ("Advances"). The Servicer will be entitled to reimbursement of an Advance from funds available therefor in the Certificate Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee is obligated (subject to certain conditions) to make such Advance.

  Following the transfer of the Contracts from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Contracts, (b) certain representations and warranties in the Agreement as described under "Description of the Certificates--Conveyance of Contracts" herein, (c) certain indemnities, (d) the Class HI: B-2 Limited Guaranty and (e) the Class HE: B-2 Limited Guaranty. The Company is obligated under the Agreement to repurchase at the Repurchase Price (as defined herein), or, at its option, to substitute another contract for, any Contract on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Trustee, of any breach of any such representation and warranty in the Agreement that materially and adversely affects the Certificateholders' interest in such Contract if such breach has not been cured prior to such date. The Agreement also provides that the Company has certain obligations to repurchase Contracts and to indemnify the Trustee and Certificateholders with respect to certain other matters.

                                USE OF PROCEEDS

  The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home improvement contracts and home equity loans, providing warehouse financing for the purchase of contracts and loans and other costs of maintaining such contracts and loans until they are pooled and sold to other investors.

                                 THE CONTRACTS

HOME IMPROVEMENT CONTRACTS

  This Prospectus Supplement contains information about the Initial Home Improvement Contracts, which consist of a sub-pool of home improvement contracts and promissory notes originated through March 4, 1998. The information for each Initial Home Improvement Contract, which collectively represent approximately 92% of Sub-Pool HI, is as of the Cut-off Date for such Contract. The Agreement provides that additional Home Improvement Contracts (the "Subsequent Home Improvement Contracts") will be purchased by the Trust up to 60 days after the Closing Date, See "Description of the Certificates-- Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account" below.

  The Initial Home Improvement Contracts have an aggregate principal balance as of the Cut-off Date of $137,285,207.90. Each Home Improvement Contract is a home improvement contract originated by a Company-approved home improvement contractor and purchased by the Company, or a home improvement promissory note originated by the Company directly. Each Home Improvement Contract is secured by a lien on the related real estate. Each Home Improvement Contract finances improvements to a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a Company-approved park.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Home Improvement Contract is fully amortizing with a fixed contractual rate of interest and provides for level monthly payments over the term of such loan, computed on the simple interest method, (b) each Home Improvement Contract has its last scheduled payment due no later than December 2023, (c) each FHA-insured Home Improvement Contract was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance, and (d) each Home Improvement Contract is secured by a lien (which is typically a subordinate lien) on the related real estate. The Home Improvement Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Home Improvement Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. Approximately 1.55% of the Initial Home Improvement Contracts, by principal balance as of the Cut-off Date, are insured by FHA to the extent described in "Description of FHA Insurance" in the Prospectus. Each of the Initial Home Improvement Contracts has a Contract Rate of at least 7.75% per annum and not more than 17.99% and the weighted average of the Contract Rates of the Initial Home Improvement Contracts as of the Cut-off Date is 12.17%. As of the Cut-off Date, the Initial Home Improvement Contracts had remaining maturities of at least 22 months but not more than 300 months and original maturities of at least 24 months but not more than 300 months. The Initial Home Improvement Contracts had a weighted average term to scheduled maturity, as of origination, of 217 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 216 months. The average principal balance per Initial Home Improvement Contract as of the Cut-off Date was $20,616.49 and the principal balances on the Initial Home Improvement Contracts as of the Cut-off Date ranged from $1,421.72 to $112,225.03. The Initial Home Improvement Contracts arise from loans relating to real property located in 49 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 14.83% of the Initial Home Improvement Contracts financed improvements to real estate located in California, 9.04% in New York, 6.47% in Pennsylvania, 5.87% in New Jersey and 5.30% in Florida. No other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Initial Home Improvement Contracts. Substantially none of the Initial Home Improvement Contracts provide for recourse to the originating contractor in the event of a default by the Obligor.

  Set forth below is a description of certain additional characteristics of the Initial Home Improvement Contracts.

  GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL HOME IMPROVEMENT
                                   CONTRACTS

                                                                                 % OF
                                                                                INITIAL
                                              % OF                             SUB-POOL
                                             INITIAL                             HI BY
                                         SUB-POOL HI BY  AGGREGATE PRINCIPAL  OUTSTANDING
                            NUMBER OF       NUMBER OF          BALANCE         PRINCIPAL
                         CONTRACTS AS OF  CONTRACTS AS    OUTSTANDING AS OF  BALANCE AS OF
                          CUT-OFF DATE   OF CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE
                         --------------- --------------- ------------------- -------------
Alabama.................        119            1.79%       $  2,536,729.76        1.85%
Alaska..................          2             .03              75,207.03         .05
Arizona.................        223            3.35           5,180,080.12        3.77
Arkansas................         61             .92             742,975.89         .54
California..............        629            9.44          20,377,610.68       14.83
Colorado................        309            4.63           4,232,662.66        3.08
Connecticut.............        192            2.88           3,440,104.64        2.51
Delaware................         36             .54             798,495.87         .58
District of Columbia....          7             .11             173,237.37         .13
Florida.................        334            5.01           7,273,477.61        5.30
Georgia.................         91            1.37           1,751,977.20        1.28
Idaho...................         13             .20             288,444.04         .21
Illinois................        304            4.56           5,874,756.64        4.28
Indiana.................        155            2.33           2,178,282.98        1.59
Iowa....................         20             .30             281,317.32         .20
Kansas..................         85            1.28           1,498,048.52        1.09
Kentucky................         34             .51             517,153.20         .38
Louisiana...............         35             .53             767,930.76         .56
Maine...................         71            1.07           1,232,357.43         .90
Maryland................         80            1.20           1,659,239.74        1.21
Massachusetts...........         88            1.32           1,833,353.33        1.34
Michigan................        325            4.87           5,413,382.85        3.94
Minnesota...............        151            2.27           2,945,456.50        2.15
Mississippi.............         25             .38             469,475.37         .34
Missouri................        255            3.83           4,078,894.74        2.97
Montana.................         11             .17             199,444.31         .15
Nebraska................         30             .45             440,966.02         .32
Nevada..................        137            2.06           3,728,090.19        2.72
New Hampshire...........         69            1.04           1,676,655.08        1.22
New Jersey..............        359            5.38           8,052,851.47        5.87
New Mexico..............         66             .99           1,360,390.07        1.01
New York................        521            7.81          12,422,060.83        9.04
North Carolina..........        115            1.73           1,924,821.54        1.40
North Dakota............          7             .11             177,598.76         .13
Ohio....................        279            4.19           4,316,755.66        3.15
Oklahoma................         79            1.19           1,298,077.59         .95
Oregon..................         64             .96           1,399,813.35        1.02
Pennsylvania............        419            6.28           8,902,249.92        6.47
Rhode Island............         28             .42             525,215.93         .38
South Carolina..........         84            1.26           1,503,415.20        1.10
South Dakota............          7             .11             144,744.07         .11
Tennessee...............         70            1.05           1,066,540.46         .78
Texas...................        131            1.97           2,445,081.12        1.78
Utah....................         22             .33             267,742.12         .20
Vermont.................          7             .11             139,064.78         .10
Virginia................        230            3.45           4,698,457.01        3.42
Washington..............        185            2.78           3,434,568.07        2.50
West Virginia...........         19             .29             335,108.63         .24
Wisconsin...............         23             .35             331,666.34         .24
Wyoming.................         53             .80             851,177.13         .62
                              -----          ------        ---------------      ------
    Total...............      6,659          100.00%       $137,285,207.90      100.00%
                              =====          ======        ===============      ======

            YEARS OF ORIGINATION--INITIAL HOME IMPROVEMENT CONTRACTS

                                                              % OF INITIAL
                           NUMBER OF                         SUB-POOL HI BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
YEAR OF ORIGINATION         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------        ---------- ------------------- ---------------------
1987......................       1      $     38,136.00             .03%
1990......................       2            28,318.15             .02
1996......................      12           318,428.00             .23
1997......................   4,171        89,677,839.31           65.32
1998......................   2,473        47,222,486.44           34.40
                             -----      ---------------          ------
    Total.................   6,659      $137,285,207.90          100.00%
                             =====      ===============          ======

 DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS--INITIAL HOME IMPROVEMENT CONTRACTS

                                                                 % OF INITIAL
                              NUMBER OF                         SUB-POOL HI BY
                              CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
ORIGINAL HOME IMPROVEMENT     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
CONTRACT AMOUNT (IN DOLLARS)   OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
----------------------------  ---------- ------------------- ---------------------
Less than$ 10,000............   1,373      $  9,473,905.14            6.90%
Between$ 10,000--$ 19,999....   2,300        33,701,405.01           24.55
Between$ 20,000--$ 29,999....   1,611        39,190,553.05           28.54
Between$ 30,000--$ 39,999....     793        27,108,436.73           19.75
Between$ 40,000--$ 49,999....     392        16,955,672.81           12.35
Between$ 50,000--$ 59,999....     141         7,321,854.45            5.33
Between$ 60,000--$ 69,999....      26         1,641,883.29            1.20
Between$ 70,000--$ 79,999....      14         1,058,473.30             .77
Between$ 80,000--$ 89,999....       5           423,605.52             .31
Between$ 90,000--$ 99,999....       1            91,890.83             .07
Between$100,000--$109,999....       2           205,302.74             .15
Over  $110,000...............       1           112,225.03             .08
                                -----      ---------------          ------
    Total....................   6,659      $137,285,207.90          100.00%
                                =====      ===============          ======

               CONTRACT RATES--INITIAL HOME IMPROVEMENT CONTRACTS

                                                                % OF INITIAL
                             NUMBER OF                         SUB-POOL HI BY
                             CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
 RANGE OF HOME IMPROVEMENT   AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
 CONTRACTS BY CONTRACT RATE   OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
 --------------------------  ---------- ------------------- ---------------------
From   0.0000%-- 8.00000%...       3      $    107,533.69             .08%
From  8.00001%-- 9.00000%...     215         3,748,716.24            2.73
From  9.00001%--10.00000%...     614        17,885,644.70           13.03
From 10.00001%--11.00000%...   1,154        27,689,424.58           20.17
From 11.00001%--12.00000%...     774        17,756,626.35           12.93
From 12.00001%--13.00000%...   1,174        22,593,662.30           16.46
From 13.00001%--14.00000%...   1,338        21,943,055.38           15.98
From 14.00001%--15.00000%...   1,087        20,258,459.56           14.76
From 15.00001%--16.00000%...     253         4,432,775.18            3.23
From 16.00001%--17.00000%...      43           798,474.79             .58
Over17.00001%...............       4            70,835.13             .05
                               -----      ---------------          ------
    Total...................   6,659      $137,285,207.90          100.00%
                               =====      ===============          ======

       REMAINING MONTHS TO MATURITY--INITIAL HOME IMPROVEMENT CONTRACTS

                                                                  % OF
                                                                 INITIAL
                           NUMBER OF                         SUB-POOL HI BY
   MONTHS REMAINING TO     CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
    SCHEDULED MATURITY     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
    AS OF CUT-OFF DATE      OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
   -------------------     ---------- ------------------- ---------------------
Less than 31..............      14      $     70,761.42            0.05%
31-60.....................     462         3,670,789.31            2.67
61-90.....................     246         2,463,208.77            1.79
91-120....................   1,608        22,679,115.05           16.52
121-150...................      67         1,054,427.17            0.77
151-180...................   1,688        34,834,427.67           25.37
181-210...................      12           202,603.28            0.15
211-240...................     987        24,572,354.73           17.90
241-270...................       1            16,016.49            0.01
271-300...................   1,574        47,721,504.01           34.77
                             -----      ---------------          ------
    Total.................   6,659      $137,285,207.90          100.00%
                             =====      ===============          ======

               LIEN POSITION--INITIAL HOME IMPROVEMENT CONTRACTS

                                     % OF INITIAL                           % OF INITIAL
                         NUMBER OF  SUB-POOL HI BY                         SUB-POOL HI BY
                         CONTRACTS     NUMBER OF    AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         AS OF CUT- CONTRACTS AS OF BALANCE OUTSTANDING     BALANCE AS OF
                          OFF DATE   CUT-OFF DATE   AS OF CUT-OFF DATE      CUT-OFF DATE
                         ---------- --------------- ------------------- ---------------------
First...................     284          4.26%       $  4,499,877.71            3.28%
Second..................   5,354         80.40         114,303,588.20           83.26
Third...................   1,006         15.11          18,297,604.07           13.33
Fourth..................      15          0.23             184,137.92            0.13
                           -----        ------        ---------------          ------
    Total...............   6,659        100.00%       $137,285,207.90          100.00%
                           =====        ======        ===============          ======

DELINQUENCY, LOAN DEFAULT AND LOSS INFORMATION

  The following tables set forth the delinquency experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company (other than Home Improvement Contracts already in foreclosure).

        DELINQUENCY EXPERIENCE--CONVENTIONAL HOME IMPROVEMENT CONTRACTS

                                                  AT DECEMBER 31,
                                         -------------------------------------
                                          1997    1996    1995    1994   1993
                                         ------  ------  ------  ------  -----
Number of Contracts Outstanding(1)...... 85,958  74,021  56,028  29,788  3,893
Number of Contracts Delinquent(2)(3)
  30-59 Days............................    946     656     394      57      5
  60-89 Days............................    258     241     109      10      1
  90 Days or More.......................    338     279     126      15      0
                                         ------  ------  ------  ------  -----
Total Contracts Delinquent..............  1,542   1,176     629      82      6
Delinquencies as a Percent of Contracts
 Outstanding(4).........................   1.79%   1.59%   1.12%    .28%   .15%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for 1996 and 1997 does not include as delinquent the home improvement contracts of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.
(4) By number of contracts.

        DELINQUENCY EXPERIENCE--FHA-INSURED HOME IMPROVEMENT CONTRACTS

                                                  AT DECEMBER 31,
                                         --------------------------------------
                                          1997    1996    1995    1994    1993
                                         ------  ------  ------  ------  ------
Number of Contracts Outstanding(1).....  17,539  22,001  25,925  26,885  29,787
Number of Contracts Delinquent(2)(3)
  30-59 Days...........................     439     459     462     237     262
  60-89 Days...........................      95     123     121      95      87
  90 Days or More......................     141     198     183     146     164
                                         ------  ------  ------  ------  ------
Total Contracts Delinquent.............     675     780     766     478     513
Delinquencies as a Percent of Contracts
 Outstanding(4)........................    3.85%   3.55%   2.95%   1.78%   1.72%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for 1996 and 1997 does not include as delinquent the home improvement contracts of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.
(4) By number of contracts.

  The following tables set forth the loan default and loss experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company.

   LOAN DEFAULT AND LOSS EXPERIENCE--CONVENTIONAL HOME IMPROVEMENT CONTRACTS
                            (DOLLARS IN THOUSANDS)

                                            TWELVE MONTHS
                                         ENDED DECEMBER 31,
                           ---------------------------------------------------
                              1997        1996       1995      1994     1993
                           ----------  ----------  --------  --------  -------
Principal Balance of
 Contracts Serviced(1).... $1,435,535  $1,147,111  $824,419  $418,055  $59,281
Contract Defaults(2)......       1.60%       1.25%      .53%      .12%     .05%
Net Losses:
  Dollars(3).............. $   16,034  $   11,072  $  3,424  $    285  $     0
  Percentage(4)...........       1.12%        .97%      .42%      .07%     .00%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has commenced foreclosure or enforcement proceedings or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

   LOAN DEFAULT AND LOSS EXPERIENCE--FHA-INSURED HOME IMPROVEMENT CONTRACTS
                            (DOLLARS IN THOUSANDS)

                                             TWELVE MONTHS
                                           ENDED DECEMBER 31,
                              ------------------------------------------------
                                1997      1996      1995      1994      1993
                              --------  --------  --------  --------  --------
Principal Balance of
 Contracts Serviced(1)....... $128,657  $161,438  $191,364  $199,286  $235,908
Contract Defaults(2).........     3.17%     2.90%     1.81%     1.88%     1.86%
Net Losses:
  Dollars(3).................     $500  $    574  $    291  $    623  $    737
  Percentage(4)..............      .39%      .36%      .15%      .31%      .31%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has submitted a claim to FHA, the Company has commenced foreclosure or enforcement proceedings, or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated. Includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

  The Company's management is not aware of any trends or anomalies which have adversely affected the delinquency, loan default and loss experience of its portfolio of home improvement contracts.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan default and loss experience of the Home Improvement Contracts will be similar to that set forth above. Moreover, because the Company began originating and purchasing FHA-insured home improvement contracts in April 1989, and secured conventional home improvement contracts in September 1992, it is possible that the Company's portfolio is not yet sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. The delinquency, loan default and loss experience of home improvement loans may be adversely affected by a downturn in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area.

FIXED-RATE HOME EQUITY CONTRACTS

  Sub-Pool HE includes Fixed-Rate Home Equity Contracts (meaning all Home Equity Contracts other than the Adjustable Rate Home Equity Contracts, described separately below). This Prospectus Supplement contains information regarding certain Fixed-Rate Home Equity Contracts, which will represent approximately 85% of all Fixed-Rate Home Equity Contracts, and which consist of closed-end home equity loans originated through February 28, 1998 (the "Initial Fixed-Rate Home Equity Contracts"). The information for each Initial Fixed-Rate Home Equity Contract is as of the Cut-off Date for such Contract. The Agreement provides that additional Fixed-Rate Home Equity Contracts (the "Subsequent Fixed-Rate Home Equity Contracts"), will be purchased by the Trust up to 60 days after the Closing Date. See "Description of the Certificates-- Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" below.

  The Initial Fixed-Rate Home Equity Contracts have an aggregate principal balance of $230,063,896.81. Each Fixed-Rate Home Equity Contract is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Fixed-Rate Home Equity Contract is secured by a lien on the related real estate.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Fixed-Rate Home Equity Contract is fully amortizing and provides for level monthly payments over the term of such loan, computed on the simple interest method (except for the Balloon Loans and the step-up rate Home Equity Contracts), (b) each Initial Fixed-Rate Home Equity Contract has its last scheduled payment due no later than March 2028, and (c) each Fixed-Rate Home Equity Contract is secured by a lien on the related real estate. The Fixed-Rate Home Equity Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Fixed-Rate Home Equity Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. Each of the Initial Fixed-Rate Home Equity Contracts has a Contract Rate of at least 6.00% per annum and not more than 19.29% and the weighted average of the Contract Rates of the Initial Fixed-Rate Home Equity Contracts as of the Cut-off Date is 11.67%. As of the Cut-off Date, the Initial Fixed-Rate Home Equity Contracts had remaining maturities of at least 23 months but not more than 360 months and original maturities of at least 36 months but not more than 360 months. The Initial Fixed-Rate Home Equity Contracts had a weighted average term to scheduled maturity, as of origination, of 236 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 235 months. The average principal balance per Initial Fixed-Rate Home Equity Contract as of the Cut-off Date was $56,652.03 and the principal balances on the Initial Fixed-Rate Home Equity Contracts as of the Cut-off Date ranged from $6,554.05 to $394,000.00. The Balloon Loans included in the Initial Fixed-Rate Home Equity Contracts consisted of 718 closed-end home equity loans and have a principal balance as of the Cut-off Date of $59,595,806.52. The weighted average of the Contract Rates of such Balloon Loans as of the Cut-off Date was 11.63%, and such Balloon Loans had a weighted average term to scheduled maturity, as of origination, of 188 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 188 months. The Initial Fixed-Rate Home Equity Contracts arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 6.73% of the Initial Fixed-Rate Home Equity Contracts were secured by real property located in Ohio, 6.51% in Michigan, 6.43% in California, 5.47% in Pennsylvania, 5.41% in Florida and 5.31% in Illinois. No other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Initial Fixed-Rate Home Equity Contracts.

  Set forth below is a description of certain additional characteristics of the Initial Fixed-Rate Home Equity Contracts.
  GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL FIXED-RATE HOME
                               EQUITY CONTRACTS

                                                                             % OF INITIAL
                                          % OF INITIAL                        FIXED-RATE
                                           FIXED-RATE                         HOME EQUITY
                                           HOME EQUITY                       CONTRACTS BY
                                           CONTRACTS     AGGREGATE PRINCIPAL  OUTSTANDING
                            NUMBER OF     BY NUMBER OF         BALANCE         PRINCIPAL
                         CONTRACTS AS OF  CONTRACTS AS    OUTSTANDING AS OF  BALANCE AS OF
                          CUT-OFF DATE   OF CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE
                         --------------- --------------- ------------------- -------------
Alabama.................        164            4.04%       $  8,673,627.63        3.77%
Arizona.................         67            1.65           2,979,113.08        1.29
Arkansas................         15            0.37           1,032,257.00        0.45
California..............        196            4.83          14,792,075.07        6.43
Colorado................         64            1.58           3,794,518.05        1.65
Connecticut.............         63            1.55           5,346,515.33        2.32
Delaware................         14            0.34           1,050,700.00        0.46
District of Columbia....         16            0.39           1,087,283.88        0.47
Florida.................        237            5.84          12,437,550.86        5.41
Georgia.................        124            3.05           6,759,084.59        2.94
Idaho...................         39            0.96           2,230,050.24        0.97
Illinois................        220            5.42          12,217,911.12        5.31
Indiana.................        139            3.42           6,049,871.52        2.63
Iowa....................         77            1.90           3,935,077.09        1.71
Kansas..................         86            2.12           4,515,791.64        1.96
Kentucky................         65            1.60           3,033,724.17        1.32
Louisiana...............         68            1.67           3,335,079.38        1.45
Maine...................          7            0.17             421,800.00        0.18
Maryland................         71            1.75           4,119,371.47        1.79
Massachusetts...........         40            0.98           3,330,415.65        1.45
Michigan................        250            6.17          14,970,190.13        6.51
Minnesota...............         87            2.14           5,022,030.05        2.18
Mississippi.............         48            1.18           2,139,697.50        0.93
Missouri................        163            4.01           8,157,384.03        3.55
Montana.................          5            0.12             370,400.00        0.16
Nebraska................         48            1.18           2,754,746.16        1.20
Nevada..................         32            0.79           2,444,852.34        1.06
New Hampshire...........          9            0.22             763,565.66        0.33
New Jersey..............         43            1.06           4,247,317.94        1.85
New Mexico..............         25            0.62           1,979,264.42        0.86
New York................        109            2.68           6,419,980.56        2.79
North Carolina..........        205            5.05          10,444,329.15        4.54
North Dakota............         15            0.37             461,132.31        0.20
Ohio....................        315            7.77          15,513,693.68        6.73
Oklahoma................         41            1.01           1,717,938.91        0.75
Oregon..................         47            1.16           2,821,743.26        1.23
Pennsylvania............        217            5.34          12,575,316.67        5.47
Rhode Island............         12            0.30             672,655.25        0.29
South Carolina..........        120            2.95           6,027,303.36        2.62
South Dakota............          9            0.22             467,925.00        0.20
Tennessee...............         80            1.97           4,719,701.50        2.05
Texas...................         56            1.38           2,186,723.10        0.95
Utah....................         44            1.08           2,039,037.11        0.89
Vermont.................          7            0.17             672,900.00        0.29
Virginia................        110            2.71           8,877,288.05        3.86
Washington..............         76            1.87           4,418,607.09        1.92
West Virginia...........         16            0.39             982,998.69        0.43
Wisconsin...............         93            2.29           4,481,007.34        1.95
Wyoming.................          7            0.17             572,349.78        0.25
                              -----          ------        ---------------      ------
    Total...............      4,061          100.00%       $230,063,896.81      100.00%
                              =====          ======        ===============      ======

         YEARS OF ORIGINATION--INITIAL FIXED-RATE HOME EQUITY CONTRACTS

                                                       % OF INITIAL FIXED-RATE
                        NUMBER OF                      HOME EQUITY CONTRACTS BY
                        CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
YEAR OF ORIGINATION      OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
-------------------     ---------- ------------------- ------------------------
1990...................       1      $     98,621.98              0.04%
1991...................       1            36,057.75              0.02
1994...................       1            71,541.58              0.03
1995...................       7           373,102.24              0.16
1996...................      11           711,564.68              0.31
1997...................     611        29,650,625.95             12.89
1998...................   3,429       199,122,382.63             86.55
                          -----      ---------------            ------
    Total..............   4,061      $230,063,896.81            100.00%
                          =====      ===============            ======

   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS--INITIAL FIXED-RATE HOME EQUITY
                                   CONTRACTS

                                                        % OF INITIAL FIXED-RATE
                         NUMBER OF                      HOME EQUITY CONTRACTS BY
                         CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
   ORIGINAL CONTRACT     AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
  AMOUNT (IN DOLLARS)     OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
  -------------------    ---------- ------------------- ------------------------
Less than$  9,999.......      11      $     91,451.05              0.04%
Between$  9,999--
 $ 19,999...............     653         9,776,545.68              4.25
Between$ 19,999--
 $ 29,999...............     636        15,584,502.84              6.77
Between$ 29,999--
 $ 39,999...............     476        16,340,492.74              7.10
Between$ 39,999--
 $ 49,999...............     461        20,510,211.14              8.92
Between$ 49,999--
 $ 59,999...............     392        21,281,417.20              9.26
Between$ 59,999--
 $ 69,999...............     306        19,692,728.44              8.56
Between$ 69,999--
 $ 79,999...............     234        17,353,638.31              7.54
Between$ 79,999--
 $ 89,999...............     168        14,179,153.93              6.16
Between$ 89,999--
 $ 99,999...............     159        15,074,826.60              6.55
Between$ 99,999--
 $109,999...............     122        12,747,115.88              5.54
Between$109,999--
 $119,999...............      94        10,818,008.91              4.70
Between$119,999--
 $129,999...............      71         8,809,417.82              3.83
Between$129,999--
 $139,999...............      63         8,505,709.71              3.70
Between$139,999--
 $149,999...............      56         8,113,911.46              3.53
Between$149,999--
 $159,999...............      35         5,382,859.08              2.34
Between$159,999--
 $169,999...............      24         3,937,195.08              1.71
Between$169,999--
 $179,999...............      18         3,146,342.12              1.37
Between$179,999--
 $189,999...............      22         4,065,508.10              1.77
Between$189,999--
 $199,999...............      10         1,920,856.50              0.83
Between$199,999--
 $249,999...............      29         6,233,313.13              2.71
Between$249,999--
 $299,999...............      10         2,731,588.00              1.19
Over   $300,000.........      11         3,767,103.09              1.64
                           -----      ---------------            ------
    Total...............   4,061      $230,063,896.81            100.00%
                           =====      ===============            ======

            CONTRACT RATES--INITIAL FIXED-RATE HOME EQUITY CONTRACTS

                                                           % OF INITIAL FIXED-RATE
                            NUMBER OF                      HOME EQUITY CONTRACTS BY
                            CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
   RANGE OF HOME EQUITY     AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
CONTRACTS BY CONTRACT RATE   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
--------------------------  ---------- ------------------- ------------------------
From  0.00%-- 9.00%.......       54      $  6,939,851.71              3.02%
From  9.01%--10.00%.......      255        25,513,528.31             11.09
From 10.01%--11.00%.......      782        67,247,594.72             29.24
From 11.01%--12.00%.......      715        43,484,908.19             18.90
From 12.01%--13.00%.......      929        40,139,736.86             17.45
From 13.01%--14.00%.......      813        30,121,910.97             13.09
From 14.01%--15.00%.......      289        10,538,776.42              4.58
From 15.01%--16.00%.......      131         4,013,666.49              1.74
From 16.01%--17.00%.......       54         1,295,599.68              0.56
Over 17.01%...............       39           768,323.46              0.33
                              -----      ---------------            ------
    Total.................    4,061      $230,063,896.81            100.00%
                              =====      ===============            ======

     REMAINING MONTHS TO MATURITY--INITIAL FIXED-RATE HOME EQUITY CONTRACTS

                                                       % OF INITIAL FIXED-RATE
                        NUMBER OF                      HOME EQUITY CONTRACTS BY
  MONTHS REMAINING TO   CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
  SCHEDULED MATURITY    AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
  AS OF CUT-OFF DATE     OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
  -------------------   ---------- ------------------- ------------------------
Less than 30...........       1      $     27,022.20              0.01%
31--60.................      26           611,696.61              0.27
61--90.................      48         1,562,549.68              0.68
91--120................     261         7,247,423.07              3.15
121--150...............      21         1,060,672.85              0.46
151--180...............   1,615        84,565,386.52             36.75
181--210...............      15           481,217.51              0.21
211--240...............   1,323        74,391,471.35             32.33
241--270...............       2           156,421.98              0.07
271--300...............     435        29,760,593.01             12.94
301--330...............     --                   --               0.00
331--360...............     314        30,199,442.03             13.13
                          -----      ---------------            ------
    Total..............   4,061      $230,063,896.81            100.00%
                          =====      ===============            ======

            LIEN POSITION--INITIAL FIXED-RATE HOME EQUITY CONTRACTS

                                     % OF INITIAL
                                      FIXED-RATE
                                      HOME EQUITY                       % OF INITIAL FIXED-RATE
                         NUMBER OF   CONTRACTS BY                       HOME EQUITY CONTRACTS BY
                         CONTRACTS     NUMBER OF    AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                         AS OF CUT- CONTRACTS AS OF BALANCE OUTSTANDING      BALANCE AS OF
                          OFF DATE   CUT-OFF DATE   AS OF CUT-OFF DATE        CUT-OFF DATE
                         ---------- --------------- ------------------- ------------------------
First...................   2,354         57.96%       $181,575,987.02             78.93%
Second..................   1,677         41.30          47,833,198.25             20.79
Third...................      30           .74             654,711.54               .28
                           -----        ------        ---------------            ------
    Total...............   4,061        100.00%       $230,063,896.81            100.00%
                           =====        ======        ===============            ======

         LOAN-TO-VALUE RATIO--INITIAL FIXED-RATE HOME EQUITY CONTRACTS

                                                       % OF INITIAL FIXED-RATE
                        NUMBER OF                      HOME EQUITY CONTRACTS BY
                        CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
LOAN-TO-VALUE RATIO      OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
-------------------     ---------- ------------------- ------------------------
From 0.00%-10.00%......       0      $          0.00              0.00%
From 10.01%-20.00%.....      10           203,707.86              0.09
From 20.01%-30.00%.....      23         1,037,733.91              0.45
From 30.01%-40.00%.....      32         1,004,907.63              0.44
From 40.01%-50.00%.....      53         2,089,809.18              0.91
From 50.01%-60.00%.....      72         3,268,387.04              1.42
From 60.01%-70.00%.....     165         7,739,659.86              3.36
From 70.01%-80.00%.....     477        26,490,242.69             11.51
From 80.01%-90.00%.....   1,406        83,303,245.85             36.21
Over 90.01%............   1,823       104,926,202.79             45.61
                          -----      ---------------            ------
    Total..............   4,061      $230,063,896.81            100.00%
                          =====      ===============            ======

ADJUSTABLE RATE HOME EQUITY CONTRACTS

  Sub-Pool HE includes Adjustable Rate Home Equity Contracts. This Prospectus Supplement contains information regarding certain Adjustable Rate Home Equity Contracts, which will represent approximately 86% of all Adjustable Rate Home Equity Contracts, and which consist of closed-end home equity loans originated through February 22, 1998 (the "Initial Adjustable Rate Home Equity Contracts"). The information for each Initial Adjustable Rate Home Equity Contract is as of the Cut-off Date for such Contract. The Agreement also provides that additional Adjustable Rate Home Equity Contracts (the "Subsequent Adjustable Rate Home Equity Contracts"), will be purchased by the Trust up to 60 days after the Closing Date. See "Description of the Certificates--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" below.

  The Initial Adjustable Rate Home Equity Contracts have an aggregate principal balance of $111,827,832.70. Each Adjustable Rate Home Equity Contract is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Adjustable Rate Home Equity Contract is secured by a lien on the related real estate.

  The Initial Adjustable Rate Home Equity Contracts have Contract Rates subject to annual or semiannual adjustment after an initial period of up to 36 months on the day of the month specified in the Adjustable Rate Home Equity Contract (each such date, an "Adjustment Date"), to equal the sum of (i) the Six-Month LIBOR Index (as defined below) and (ii) a fixed percentage amount specified in the related Adjustable Rate Home Equity Contract (the "Gross Margin"). The Contract Rates will not increase on any Adjustment Date by more than 3% per annum. All of the Initial Adjustable Rate Home Equity Contracts further provide that the Contract Rate will in no event be more than the fixed percentage set forth in the Adjustable Rate Home Equity Contract (such rate, the "Maximum Contract Rate"). Each Initial Adjustable Rate Home Equity Contract provides that in no event will the Contract Rate be less than the initial Contract Rate (such rate, the "Minimum Contract Rate"). Effective with the first payment due on an Initial Adjustable Rate Home Equity Contract after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of such Adjustable Rate Home Equity Contract over its remaining term, and pay interest at the Contract Rate as so adjusted. All of the Initial Adjustable Rate Home Equity Contracts were originated with a Contract Rate less than the sum of (i) the Six-Month LIBOR Index at the time the initial Contract Rate was established and (ii) the Gross Margin. The Six-Month LIBOR Index is a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, as published in The Wall Street Journal and as most recently available as of the date specified in the related Adjustable Rate Home Equity Contract.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Adjustable Rate Home Equity Contract is fully amortizing and provides for monthly payments, except, in the case of a Balloon Loan, for the final monthly payment, over the term of such loan, computed on the simple interest method, (b) each Initial Adjustable Rate Home Equity Contract has its last scheduled payment due no later than October 2028, and (c) each Adjustable Rate Home Equity Contract is secured by a lien on the related real estate. The Adjustable Rate Home Equity Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Adjustable Rate Home Equity Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. As of the Cut-off Date, the Initial Adjustable Rate Home Equity Contracts had a Minimum Contract Rate of 6.99%, a Maximum Contract Rate of 13.99% and a weighted average Contract Rate of 9.26%. As of the Cut-off Date, the weighted average Maximum Contract Rate of the Initial Adjustable Rate Home Equity Contracts was 15.29%, with Maximum Contract Rates that range from 12.20% to 19.99%. As of the Cut-Off Date, the Initial Adjustable Rate Home Equity Contracts had a weighted average gross margin of 6.08% and gross margins ranging from 3.00% to 9.50%. As of the Cut-off Date, the Initial Adjustable Rate Home Equity Contracts had remaining maturities of at least 180 months but not more than 360 months and original maturities of at least 180 months but not more than 360 months. The Initial Adjustable Rate Home Equity Contracts had a weighted average term to scheduled maturity, as of origination, of 360 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 356 months. The average principal balance per Initial Adjustable Rate Home Equity Contract as of the Cut-off Date was $129,881.34 and the principal balances on the Initial Adjustable Rate Home Equity Contracts as of the Cut-off Date ranged from $17,532.14 to $394,436.47. The Initial Adjustable Rate Home Equity Contracts arise from loans relating to real property located in 44 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 17.69% of the Initial Adjustable Rate Home Equity Contracts were secured by real property located in California, 13.26% in Arizona, 11.60% in Maryland, 6.51% in Washington and 5.50% in Alabama. No other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Initial Adjustable Rate Home Equity Contracts.

  Set forth below is a description of certain additional characteristics of the Initial Adjustable Rate Home Equity Contracts.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL ADJUSTABLE RATE HOME
                                EQUITY CONTRACTS

                                                                                 % OF INITIAL
                                           % OF INITIAL                           ADJUSTABLE
                                            ADJUSTABLE                             RATE HOME
                                             RATE HOME                         EQUITY CONTRACTS
                                         EQUITY CONTRACTS  AGGREGATE PRINCIPAL  BY OUTSTANDING
                            NUMBER OF      BY NUMBER OF          BALANCE           PRINCIPAL
                         CONTRACTS AS OF   CONTRACTS AS     OUTSTANDING AS OF    BALANCE AS OF
         STATE            CUT-OFF DATE    OF CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE
------------------------ --------------- ----------------- ------------------- -----------------
Alabama.................        61              7.08%        $  6,146,461.10          5.50%
Arizona.................       107             12.43           14,838,493.43         13.26
California..............       114             13.24           19,788,432.61         17.69
Colorado................        19              2.21            2,347,657.69          2.10
Connecticut.............         3              0.35              368,804.09          0.33
Delaware................         3              0.35              433,081.64          0.39
District of Columbia....         8              0.93              891,806.28          0.80
Florida.................        13              1.51            1,181,660.63          1.06
Georgia.................        23              2.67            2,277,130.94          2.04
Hawaii..................         1              0.12              148,778.93          0.13
Idaho...................         7              0.81              831,875.07          0.74
Illinois................        24              2.79            2,393,587.41          2.14
Indiana.................        10              1.16              872,404.88          0.78
Iowa....................         1              0.12               38,215.94          0.03
Kansas..................         4              0.46              530,705.47          0.47
Kentucky................         4              0.46              341,634.20          0.31
Louisiana...............         3              0.35              454,265.08          0.41
Maine...................         4              0.46              467,799.55          0.42
Maryland................        77              8.94           12,984,916.79         11.60
Massachusetts...........         6              0.70              868,107.66          0.78
Michigan................        41              4.76            4,221,649.72          3.78
Minnesota...............         6              0.70              560,189.16          0.50
Mississippi.............         2              0.23              312,978.55          0.28
Missouri................         8              0.93              820,796.77          0.73
Nebraska................         1              0.12              169,885.70          0.15
Nevada..................         6              0.70              767,655.68          0.69
New Hampshire...........         2              0.23              265,408.25          0.24
New Jersey..............        11              1.28            1,345,947.36          1.20
New Mexico..............         4              0.46              554,664.47          0.50
New York................         4              0.46              840,979.40          0.75
North Carolina..........        24              2.79            2,416,645.08          2.16
Ohio....................        46              5.34            4,203,711.38          3.76
Oklahoma................         3              0.35              454,867.07          0.41
Oregon..................        42              4.88            5,216,516.89          4.66
Pennsylvania............        13              1.51            1,119,684.95          1.00
Rhode Island............         7              0.81              655,545.73          0.59
South Carolina..........         9              1.05              888,093.23          0.79
Tennessee...............         4              0.46              301,514.65          0.27
Texas...................        36              4.18            4,210,352.38          3.77
Utah....................        13              1.51            1,698,217.29          1.52
Virginia................        30              3.48            4,732,814.88          4.23
Washington..............        50              5.81            7,279,631.92          6.51
West Virginia...........         1              0.12               74,929.73          0.07
Wisconsin...............         5              0.58              412,557.90          0.37
Wyoming.................         1              0.12               96,775.17          0.09
                               ---            ------         ---------------        ------
    Total...............       861            100.00%        $111,827,832.70        100.00%
                               ===            ======         ===============        ======

      YEARS OF ORIGINATION--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                              % OF INITIAL
                                                             ADJUSTABLE RATE
                                                               HOME EQUITY
                           NUMBER OF                          CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
YEAR OF ORIGINATION         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------        ---------- ------------------- ---------------------
1994......................     28       $  3,585,385.28            3.21%
1995......................     19          2,403,820.86            2.15
1996......................     10          1,219,769.79            1.09
1997......................    601         78,970,374.03           70.61
1998......................    203         25,648,482.74           22.94
                              ---       ---------------          ------
    Total.................    861       $111,827,832.70          100.00%
                              ===       ===============          ======

 DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS--INITIAL ADJUSTABLE RATE HOME EQUITY
                                   CONTRACTS

                                                               % OF INITIAL
                                                              ADJUSTABLE RATE
                                                                HOME EQUITY
                            NUMBER OF                          CONTRACTS BY
                            CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
 ORIGINAL CONTRACT AMOUNT   AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
       (IN DOLLARS)          OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
 ------------------------   ---------- ------------------- ---------------------
Less than$  9,999.........       0       $          0.00            0.00%
Between$  9,999--$ 19,999.       2             37,323.38            0.03
Between$ 19,999--
 $ 29,999.................       7            186,961.24            0.17
Between$ 29,999--
 $ 39,999.................      15            533,470.45            0.48
Between$ 39,999--
 $ 49,999.................      29          1,307,608.47            1.17
Between$ 49,999--
 $ 59,999.................      32          1,773,145.52            1.59
Between$ 59,999--
 $ 69,999.................      58          3,743,556.23            3.35
Between$ 69,999--
 $ 79,999.................      55          4,091,923.21            3.66
Between$ 79,999--
 $ 89,999.................      51          4,294,999.52            3.84
Between$ 89,999--
 $ 99,999.................      62          5,840,021.71            5.22
Between$ 99,999--
 $109,999.................      58          6,065,218.69            5.42
Between$109,999--
 $119,999.................      65          7,426,211.77            6.64
Between$119,999--
 $129,999.................      67          8,335,222.75            7.45
Between$129,999--
 $139,999.................      44          5,942,163.58            5.31
Between$139,999--
 $149,999.................      57          8,165,514.26            7.30
Between$149,999--
 $159,999.................      31          4,777,459.09            4.27
Between$159,999--
 $169,999.................      41          6,760,394.93            6.05
Between$169,999--
 $179,999.................      24          4,174,326.81            3.73
Between$179,999--
 $189,999.................      22          4,039,011.70            3.61
Between$189,999--
 $199,999.................      19          3,694,255.37            3.30
Between$199,999--
 $249,999.................      75         16,651,449.78           14.90
Between$249,999--
 $299,999.................      27          7,282,600.44            6.51
Over$300,000..............      20          6,704,993.80            6.00
                               ---       ---------------          ------
    Total.................     861       $111,827,832.70          100.00%
                               ===       ===============          ======

     CURRENT CONTRACT RATES--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                  % OF
                                                                 INITIAL
                                                             ADJUSTABLE RATE
                                                               HOME EQUITY
                           NUMBER OF                          CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
  RANGE OF  CONTRACTS BY   AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
      CONTRACT RATE         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
  ----------------------   ---------- ------------------- ---------------------
From  0.00%-- 9.00%.......    342       $ 49,703,166.48           44.45%
From  9.01%--10.00%.......    343         43,288,807.46           38.71
From 10.01%--11.00%.......    113         13,153,433.48           11.76
From 11.01%--12.00%.......     45          4,371,969.39            3.91
From 12.01%--13.00%.......     15          1,149,043.69            1.03
From 13.01%--14.00%.......      3            161,412.20            0.14
Over 14.01%...............      0                  0.00            0.00
                              ---       ---------------          ------
    Total.................    861       $111,827,832.70          100.00%
                              ===       ===============          ======

  REMAINING MONTHS TO MATURITY--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                  % OF
                                                                 INITIAL
                                                          ADJUSTABLE RATE  HOME
                           NUMBER OF                       EQUITY CONTRACTS BY
   MONTHS REMAINING TO     CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
    SCHEDULED MATURITY     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
    AS OF CUT-OFF DATE      OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
   -------------------     ---------- ------------------- ---------------------
Less than 345.............     52       $  6,515,216.70            5.83%
345-360...................    809        105,312,616.00           94.17
                              ---       ---------------          ------
    Total.................    861        111,827,832.70          100.00%
                              ===       ===============          ======

          LIEN POSITION--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                         % OF
                                        INITIAL
                                      ADJUSTABLE                                % OF
                                       RATE HOME                               INITIAL
                                        EQUITY                          ADJUSTABLE RATE HOME
                         NUMBER OF   CONTRACTS BY                        EQUITY CONTRACTS BY
                         CONTRACTS     NUMBER OF    AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         AS OF CUT- CONTRACTS AS OF BALANCE OUTSTANDING     BALANCE AS OF
                          OFF DATE   CUT-OFF DATE   AS OF CUT-OFF DATE      CUT-OFF DATE
                         ---------- --------------- ------------------- ---------------------
First...................    859          99.77%       $111,587,081.40           99.78%
Second..................      2            .23             240,751.30             .22
                            ---         ------        ---------------          ------
    Total...............    861         100.00%       $111,827,832.70          100.00%
                            ===         ======        ===============          ======

       LOAN-TO-VALUE RATIO--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                  % OF
                                                                 INITIAL
                                                          ADJUSTABLE RATE HOME
                           NUMBER OF                       EQUITY CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
LOAN-TO-VALUE RATIO         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------        ---------- ------------------- ---------------------
Less than 30.00%..........      0       $             0               0%
From 30.01% to 40.00%.....      2            198,173.72             .18
From 40.01% to 50.00%.....      4            323,800.22             .29
From 50.01% to 60.00%.....      4            252,208.16             .23
From 60.01% to 70.00%.....     29          2,852,944.72            2.55
From 70.01% to 80.00%.....    234         28,149,474.40           25.17
From 80.01% to 90.00%.....    495         67,324,117.22           60.20
Over 90.00%...............     93         12,727,114.26           11.38
                              ---       ---------------          ------
    Total.................    861       $111,827,832.70          100.00%
                              ===       ===============          ======

  MONTH OF NEXT RATE ADJUSTMENT--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                        % OF
                                                                      INITIAL
                                                                  ADJUSTABLE RATE
                               NUMBER OF                       HOME EQUITY CONTRACTS
                               CONTRACTS  AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                               AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
MONTH OF NEXT RATE ADJUSTMENT   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
-----------------------------  ---------- ------------------- ------------------------
March 1998..................       21       $  2,419,480.24              2.16%
April 1998..................       17          2,589,617.60              2.32
May 1998....................       32          4,300,744.63              3.85
June 1998...................        7            985,706.36              0.88
July 1998...................       19          2,103,370.20              1.88
August 1998.................       18          1,762,911.59              1.58
November 1998...............        1            232,792.54              0.21
December 1998...............        7          1,171,247.27              1.05
January 1999................        2            155,945.20              0.14
May 1999....................        1            222,545.05              0.20
June 1999...................        2            241,024.62              0.22
July 1999...................        9          1,161,323.79              1.04
August 1999.................       23          2,830,365.27              2.53
September 1999..............       28          2,692,732.13              2.41
October 1999................       54          7,271,483.30              6.50
November 1999...............      160         20,531,433.05             18.35
December 1999...............      245         33,550,462.55             29.99
January 2000................      155         20,431,446.03             18.26
February 2000...............       49          6,203,487.00              5.55
March 2000..................        1            150,000.00              0.13
November 2000...............        2            211,512.63              0.19
December 2000...............        3            253,153.95              0.23
December 2001...............        2            129,057.50              0.12
January 2002................        1             55,987.20              0.05
October 2002................        1             60,646.42              0.05
July 2009...................        1            109,356.58              0.10
                                  ---       ---------------            ------
    Total...................      861       $111,827,832.70            100.00%
                                  ===       ===============            ======

  DISTRIBUTION OF GROSS MARGIN--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                 % OF
                                                               INITIAL
                                                           ADJUSTABLE RATE
                        NUMBER OF                       HOME EQUITY CONTRACTS
                        CONTRACTS  AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
GROSS MARGIN             OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
------------            ---------- ------------------- ------------------------
Less than 3.999%.......     13       $  1,598,410.24              1.43%
4.000 to 4.249%........      6            577,372.09              0.52
4.250 to 4.499%........      7            772,296.04              0.69
4.500 to 4.749%........      5            545,221.78              0.49
4.750 to 4.999%........     46          5,691,823.68              5.09
5.000 to 5.249%........     45          6,280,026.21              5.62
5.250 to 5.499%........     57          6,950,931.86              6.22
5.500 to 5.749%........    153         19,131,352.40             17.10
5.750 to 5.999%........     80         11,133,960.26              9.96
6.000 to 6.249%........     78          8,552,182.83              7.65
6.250 to 6.499%........     64          7,542,804.59              6.75
6.500 to 6.749%........     72         10,273,257.32              9.19
6.750 to 6.999%........    132         19,796,606.72             17.69
7.000 to 7.249%........     51          7,503,327.92              6.71
7.250 to 7.499%........     12          1,490,830.55              1.33
7.500 to 7.749%........     17          1,892,458.29              1.69
7.750 to 7.999%........     12          1,189,458.29              1.06
8.000 to 8.249%........      4            378,098.99              0.34
8.250 to 8.499%........      2            141,895.67              0.13
8.500 to 8.749%........      0                  0.00              0.00
8.750 to 8.999%........      1             46,885.49              0.04
9.000 to 9.249%........      1             26,250.00              0.02
9.250 to 9.499%........      2            201,907.42              0.18
Over 9.500%............      1            110,000.00              0.10
                           ---       ---------------            ------
    Total..............    861       $111,827,832.70            100.00%
                           ===       ===============            ======

     MAXIMUM CONTRACT RATES--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                 % OF
                                                               INITIAL
                                                           ADJUSTABLE RATE
                        NUMBER OF                       HOME EQUITY CONTRACTS
                        CONTRACTS  AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
MAXIMUM CONTRACT RATES   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
----------------------  ---------- ------------------- ------------------------
Less than 14.000%......     91       $ 13,548,774.20             12.12%
14.000 to 14.249%......      7            968,005.42              0.87
14.250 to 14.499%......     32          4,939,670.65              4.42
14.500 to 14.749%......     70          8,979,066.35              8.03
14.750 to 14.999%......    123         17,609,731.23             15.74
15.000 to 15.249%......     52          6,137,606.17              5.49
15.250 to 15.499%......     95         12,425,946.27             11.11
15.500 to 15.749%......    103         12,486,075.33             11.17
15.750 to 15.999%......    111         15,954,516.71             14.26
16.000 to 16.249%......     23          2,530,959.50              2.26
16.250 to 16.499%......     29          3,373,765.06              3.02
16.500 to 16.749%......     25          3,130,499.81              2.80
16.750 to 16.999%......     29          3,741,482.07              3.35
17.000 to 17.249%......     14          1,209,585.30              1.08
17.250 to 17.499%......      8            902,226.01              0.81
17.500 to 17.749%......     23          1,771,620.16              1.58
17.750 to 17.999%......     11          1,109,694.30              0.99
18.000 to 18.249%......      2            140,043.53              0.13
18.250 to 18.499%......      7            517,512.72              0.46
18.500 to 18.749%......      2            161,692.42              0.14
18.750 to 18.999%......      0                  0.00              0.00
19.000 to 19.249%......      2             85,580.43              0.08
19.250 to 19.499%......      1             77,329.06              0.07
19.500 to 19.749%......      0                  0.00              0.00
Over 19.750%...........      1             26,250.00              0.02
                           ---       ---------------            ------
    Total..............    861       $111,827,832.70            100.00%
                           ===       ===============            ======

     MINIMUM CONTRACT RATES--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                 % OF
                                                               INITIAL
                                                           ADJUSTABLE RATE
                        NUMBER OF                       HOME EQUITY CONTRACTS
                        CONTRACTS  AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
MINIMUM CONTRACT RATES   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
----------------------  ---------- ------------------- ------------------------
 Less than 7.250%......     26       $  3,603,670.41              3.22%
 7.250 to  7.499%......      4            670,259.81              0.60
 7.500 to  7.749%......     25          4,115,173.39              3.68
 7.750 to  7.999%......     76         12,138,958.50             10.86
 8.000 to  8.249%......     12          1,786,747.91              1.60
 8.250 to  8.499%......     40          6,337,192.72              5.67
 8.500 to  8.749%......     69          8,628,492.86              7.72
 8.750 to  8.999%......     86         11,635,156.57             10.40
 9.000 to  9.249%......     53          5,948,166.46              5.32
 9.250 to  9.499%......     86         10,665,153.21              9.54
 9.500 to  9.749%......    100         12,373,288.57             11.06
 9.750 to  9.999%......    109         15,132,799.11             13.53
10.000 to 10.249%......     22          2,216,823.14              1.98
10.250 to 10.499%......     23          2,619,516.40              2.34
10.500 to 10.749%......     32          3,671,686.43              3.28
10.750 to 10.999%......     35          4,553,270.80              4.07
11.000 to 11.249%......     12          1,294,191.98              1.16
11.250 to 11.499%......      8            866,158.44              0.77
11.500 to 11.749%......     18          1,462,188.10              1.31
11.750 to 11.999%......      9            969,672.23              0.87
12.000 to 12.249%......      0                  0.00              0.00
12.250 to 12.499%......      8            638,163.50              0.57
12.500 to 12.749%......      2            163,922.25              0.15
12.750 to 12.999%......      1             90,187.28              0.08
13.000 to 13.249%......      2             85,580.43              0.08
13.250 to 13.499%......      2            135,162.20              0.12
13.500 to 13.749%......      0                  0.00              0.00
Over 13.750%...........      1             26,250.00              0.02
                           ---       ---------------            ------
  Total................    861       $111,827,832.70            100.00%
                           ===       ===============            ======

DELINQUENCY, LOAN DEFAULT AND LOSS INFORMATION

  The following table sets forth information relating to the Company's delinquency experience with respect to all home equity loans serviced by the Company. Not all such home equity loans are of the type to be included in Sub-Pool HE, and thus the information presented is not necessarily indicative of the Company's delinquency experience with respect to home equity loans similar to the Home Equity Contracts comprising Sub-Pool HE. In addition, the Company began originating, purchasing and servicing home equity loans in January 1996, and thus has no significant experience with respect to the performance of such loans. Moreover, because all such home equity loans have been recently originated, it is likely that this experience is not indicative of the delinquency experience to be expected from a more seasoned portfolio.

                 DELINQUENCY EXPERIENCE--HOME EQUITY CONTRACTS

                                                               AT DECEMBER 31,
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
Number of Contracts Outstanding(1)............................  65,355   17,731
Number of Contracts Delinquent(2)(3)
  30-59 Days..................................................   1,141      504
  60-89 Days..................................................     283       94
  90 Days or More.............................................     411       52
                                                               -------  -------
Total Contracts Delinquent....................................   1,835      650
Delinquencies as a Percent of Contracts Outstanding(4)........    2.81%    3.67%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for 1996 and 1997 does not include as delinquent the home equity contracts of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.
(4) By number of contracts.

Because of the Company's limited historical experience with respect to the performance of home equity loans, no information has been included herein with respect to the Company's loan loss or liquidation experience with respect to home equity loans.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield on any Certificate will depend on the price paid by the Certificateholder, the timing of principal payments, and the timing and amount of any liquidation losses on the related Contracts.

  Higher than expected "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Contract, to reduce the outstanding principal balance on the Contracts) will increase the yield on Certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates and will decrease the yield on Certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates. The Company has no significant experience with respect to the rate of Principal Prepayments on home improvement contracts or home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in the preceding month (thus paying less than 30 days' interest for that month) while very few Contracts prepaid after their respective due dates in the preceding month. In addition, liquidations of Defaulted Contracts or the Servicer's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option" herein) will affect the timing of principal distributions on the Certificates.

  The Class HI: A-1 Certificates will be prepaid in part on the first Payment Date after the Funding Period in the event that any Pre-Funded Amount remains in the Sub-Pool HI Pre-Funding Account on such Payment Date after the purchase by the Trust of the Subsequent Home Improvement Contracts. The Class HE: A-1B ARM Certificates and the Class HE: A-1 Certificates will be prepaid in part on the first Payment Date after the Funding Period in the event that any Pre-Funded Amount remains in the Sub-Pool HE: Pre-Funding Account on such Payment Date after the purchase by the Trust of the Subsequent Home Equity Contracts. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Home Equity Contracts will be paid to the Class HE: A-1B ARM Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Fixed-Rate Home Equity Contracts will be paid to the Class HE: A-1 Certificateholders. The Company believes that the principal amount of Subsequent Home Improvement Contracts and Subsequent Home Equity Contracts to be purchased by the Trust will require the application of substantially all of the Pre-Funded Amount. It is unlikely, however, that the aggregate principal amount of Subsequent Home Improvement Contracts and Subsequent Home Equity Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class HI: A-1 Certificateholders, Class HE: A-1B ARM Certificateholders and Class HE: A-1 Certificateholders will receive some prepayment of principal.

  Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The Sub-Pool HI Certificates were priced using a prepayment assumption of 100% of the applicable Prepayment Assumption and the Sub-Pool HE Certificates were priced using a prepayment assumption of, with respect to the Fixed-Rate Contracts, 125% of the applicable Prepayment Assumption (as described below), and with respect to the Adjustable Rate Contracts, 30% CPR. There can be no assurance that the Contracts comprising each Sub-Pool will prepay at the applicable rate, and it is unlikely that prepayments or liquidations of the Contracts in either Sub-Pool will occur at any constant rate.

  The amount of interest to which the Certificateholders of any Class are entitled on any Payment Date will be the product of the related Pass-Through Rate and (in the absence of any liquidation loss principal amount adjustment) the Principal Balance of such Class, or in the case of the Class HE: A-6 IO Certificates, the Notional Principal Amount, immediately following the preceding Payment Date. Interest on each Class of Certificates, other than the Class HE: A-1B ARM Certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class HE: A-1B ARM Certificates will be computed on the basis of actual days elapsed in a 360-day year. Certificateholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Certificate Account are sufficient therefor, in the priority described under "Description of the Certificates-- Distributions on Sub-Pool HI Certificates" and "--Distributions on Sub-Pool HE Certificates," as applicable. As required by applicable state laws, interest paid by Obligors on the Contracts is computed according to the simple interest method.

  The final scheduled payment date on the Home Improvement Contract with the latest maturity is in December 2023. The final scheduled payment date on the Home Equity Contract with the latest maturity is in March 2028.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the related Contracts on the weighted average life of each Class of Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts in either Sub-Pool.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the related Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Contracts).

  The rate of principal payments on pools of home improvement contracts and home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their contracts or loans. Other factors affecting prepayment of Contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement contracts and home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such contracts or loans, the contracts or loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such contracts or loans. Conversely, if prevailing interest rates rise above the interest rates on such home improvement contracts or home equity loans, the rate of prepayment would be expected to decrease.

Sub-Pool HI Certificates

  The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Home Improvement Contracts are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table; (ii) the Servicer exercises its option to repurchase the Contracts, as described under "Description of the Certificates--Repurchase Option;" (iii) the aggregate principal balance of the Initial Home Improvement Contracts as of the Cut-off Date is $137,285,207.90 and such Contracts have the characteristics set forth under "The Contracts--Home Improvement Contracts;"
(iv) the Home Improvement Contracts will, as of the Cut-off Date, be grouped into ten pools having the additional characteristics set forth below under "Assumed Initial Home Improvement Contract Characteristics" and "Assumed Subsequent Home Improvement Contract Characteristics;" (v) each Class of the Sub-Pool HI Certificates has an Original Principal Balance as shown on the cover page of this Prospectus Supplement; (vi) the Subsequent Home Improvement Contracts will have the characteristics set forth in the table below and have their first scheduled payment date in April 1998; (vii) no interest shortfalls will arise in connection with prepayments in full of the Home Improvement Contracts; (viii) no delinquencies or losses are experienced on the Home Improvement Contracts; (ix) distributions are made on the Sub-Pool HI Certificates on the 15th day of each month, commencing in April 1998; and (x) the Sub-Pool HI Certificates are issued on March 31, 1998. No representation is made that the Home Improvement Contracts will not experience delinquencies or losses.

  The Prepayment Assumption used in this Prospectus Supplement with respect to the Home Improvement Contracts represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home improvement loans for the life of such home improvement loans. The "100% Prepayment

Assumption for Home Improvement Contracts" assumes a constant prepayment of 12% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 0.73% (precisely, 8/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption for Home Improvement Contracts assumes a constant prepayment rate of 20% per annum each month.

  It is not likely that the Home Improvement Contracts will prepay at any constant percentage of the Prepayment Assumption or that all of the Home Improvement Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                             PREPAYMENT SCENARIOS

                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIOV
                         ---------- ----------- ------------ ----------- ---------
Home Improvement
 Contracts (1)..........     60%         80%        100%         120%       140%
Adjustable Rate Home
 Equity Contracts (2)...     18%         24%         30%          36%        42%
Fixed-Rate Home Equity
 Contracts (3)..........     75%        100%        125%         150%       175%

--------
(1) As a percentage of the Prepayment Assumption for Home Improvement
    Contracts.
(2) As a conditional prepayment rate ("CPR") percentage.
(3) As a percentage of the Prepayment Assumption for Fixed Rate Home Equity Contracts.

           ASSUMED INITIAL HOME IMPROVEMENT CONTRACT CHARACTERISTICS

                                                       WEIGHTED      WEIGHTED
                                           WEIGHTED    AVERAGE        AVERAGE
                             CUT-OFF DATE  AVERAGE  REMAINING TERM ORIGINAL TERM
                            POOL PRINCIPAL CONTRACT  TO MATURITY    TO MATURITY
POOL                           BALANCE       RATE      (MONTHS)      (MONTHS)
----                        -------------- -------- -------------- -------------
1. ........................ $ 6,204,759.50  12.534%       66             66
2. ........................ $22,679,115.05  12.527       118            119
3. ........................ $35,888,854.84  12.192       178            179
4. ........................ $24,774,958.01  12.598       238            240
5. ........................ $47,737,520.50  11.721       299            300

  It is not likely that the Home Improvement Contracts will prepay at any constant percentage of the CPR to maturity or that all of the Home Improvement Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

         ASSUMED SUBSEQUENT HOME IMPROVEMENT CONTRACT CHARACTERISTICS

                                                       WEIGHTED      WEIGHTED
                             CUT-OFF DATE  WEIGHTED    AVERAGE        AVERAGE
                                 POOL      AVERAGE  REMAINING TERM ORIGINAL TERM
                               PRINCIPAL     LOAN    TO MATURITY    TO MATURITY
POOL                            BALANCE      RATE      (MONTHS)      (MONTHS)
----                         ------------- -------- -------------- -------------
1. ......................... $  574,659.34  12.534%       66             66
2. ......................... $2,100,446.49  12.527       118            118
3. ......................... $3,323,878.33  12.192       178            178
4. ......................... $2,294,554.86  12.598       238            238
5. ......................... $4,421,253.08  11.721       299            299

  Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Sub-Pool HI Certificates, and set forth the percentages of the original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.


       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: A-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIOV
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 1999..........     55          43          32           20          8
March 15, 2000..........      8           0           0            0          0
March 15, 2001..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    1.1         0.9         0.7          0.6        0.6
--------
(1) The weighted average life of a Class HI: A-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-1 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: A-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 1999..........    100         100         100          100        100
March 15, 2000..........    100          80          49           19          0
March 15, 2001..........     51          10           0            0          0
March 15, 2002..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    3.0         2.4         2.0          1.7        1.5

--------
(1) The weighted average life of a Class HI: A-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-2 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: A-3 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 1999..........    100         100         100          100        100
March 15, 2000..........    100         100         100          100         83
March 15, 2001..........    100         100          47            0          0
March 15, 2002..........     96          16           0            0          0
March 15, 2003..........     15           0           0            0          0
March 15, 2004..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    4.5         3.6         3.0          2.5        2.2

--------
(1) The weighted average life of a Class HI: A-3 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-3 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-3 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: A-4 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 1999..........    100         100         100          100        100
March 15, 2000..........    100         100         100          100        100
March 15, 2001..........    100         100         100           92         68
March 15, 2002..........    100         100          79           52         30
March 15, 2003..........    100          74          47           23          3
March 15, 2004..........     79          48          22            1          0
March 15, 2005..........     57          27           4            0          0
March 15, 2006..........     37           9           0            0          0
March 15, 2007..........     20           0           0            0          0
March 15, 2008..........      5           0           0            0          0
March 15, 2009..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    7.5         6.1         5.0          4.2        3.5

--------
(1) The weighted average life of a Class HI: A-4 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-4 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-4 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: M-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......     100%       100%        100%         100%       100%
March 15, 1999..........     100        100         100          100        100
March 15, 2000..........     100        100         100          100        100
March 15, 2001..........     100        100         100          100        100
March 15, 2002..........     100        100         100          100        100
March 15, 2003..........     100        100         100          100        100
March 15, 2004..........     100        100         100          100          0
March 15, 2005..........     100        100         100            0          0
March 15, 2006..........     100        100           0            0          0
March 15, 2007..........     100         85           0            0          0
March 15, 2008..........     100          0           0            0          0
March 15, 2009..........      84          0           0            0          0
March 15, 2010..........      56          0           0            0          0
March 15, 2011..........       0          0           0            0          0
Weighted Average Life
 (1) (years)............    11.7        9.3         7.7          6.4        5.4

--------
(1) The weighted average life of a Class HI: M-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: M-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: M-1 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: M-2 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......     100%       100%        100%         100%       100%
March 15, 1999..........     100        100         100          100        100
March 15, 2000..........     100        100         100          100        100
March 15, 2001..........     100        100         100          100        100
March 15, 2002..........     100        100         100          100        100
March 15, 2003..........     100        100         100          100        100
March 15, 2004..........     100        100         100          100          0
March 15, 2005..........     100        100         100            0          0
March 15, 2006..........     100        100           0            0          0
March 15, 2007..........     100        100           0            0          0
March 15, 2008..........     100          0           0            0          0
March 15, 2009..........     100          0           0            0          0
March 15, 2010..........     100          0           0            0          0
March 15, 2011..........       0          0           0            0          0
Weighted Average Life
 (1) (years)............    12.1        9.5         7.7          6.5        5.5

--------
(1) The weighted average life of a Class HI: M-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: M-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: M-2 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: B-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 1999..........    100         100         100          100        100
March 15, 2000..........    100         100         100          100        100
March 15, 2001..........    100         100         100          100        100
March 15, 2002..........    100          85          66           60         54
March 15, 2003..........     85          58          38           30         22
March 15, 2004..........     63          37          18            8          0
March 15, 2005..........     45          19           2            0          0
March 15, 2006..........     28           5           0            0          0
March 15, 2007..........     14           0           0            0          0
March 15, 2008..........      2           0           0            0          0
March 15, 2009..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    6.9         5.5         4.7          4.4        4.2

--------
(1) The weighted average life of a Class HI: B-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: B-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: B-1 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: B-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......     100%       100%        100%         100%       100%
March 15, 1999..........     100        100         100          100        100
March 15, 2000..........     100        100         100          100        100
March 15, 2001..........     100        100         100          100        100
March 15, 2002..........     100        100         100          100        100
March 15, 2003..........     100        100         100          100        100
March 15, 2004..........     100        100         100          100          0
March 15, 2005..........     100        100         100            0          0
March 15, 2006..........     100        100           0            0          0
March 15, 2007..........     100         85           0            0          0
March 15, 2008..........     100          0           0            0          0
March 15, 2009..........      85          0           0            0          0
March 15, 2010..........      69          0           0            0          0
March 15, 2011..........       0          0           0            0          0
Weighted Average Life
 (1) (years)............    11.8        9.3         7.7          6.5        5.5

--------
(1) The weighted average life of a Class HI: B-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: B-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: B-2 Certificate.

Sub-Pool HE Certificates

  The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Home Equity Contracts are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table; (ii) the Servicer exercises its option to repurchase the Contracts, as described under "Description of the Certificates--Repurchase Option;" (iii) the aggregate principal balance of the Initial Home Equity Contracts as of the Cut-off Date is $341,891,729.51 and such Contracts have the characteristics set forth under "The Contracts--Home Equity Contracts" and "The Contracts--Adjustable Rate Home Equity Contracts;"
(iv) the Home Equity Contracts (other than the Adjustable Rate Home Equity Contracts) will, as of the Cut-off Date, be grouped into 14 pools having the additional characteristics set forth below under "Assumed Initial Fixed-Rate Home Equity Contract Characteristics" and "Assumed Subsequent Fixed-Rate Home Equity Contract Characteristics;" (v) the Adjustable Rate Home Equity Contracts will, as of the Cut-off Date, be grouped into 6 pools having the additional characteristics set forth below under "Assumed Initial Adjustable Rate Home Equity Contract Characteristics" and "Assumed Subsequent Adjustable Rate Home Equity Contract Characteristics;" (vi) each Class of the Sub-Pool HE Certificates (other than the Class HE: A-6 IO Certificates) has an Original Principal Balance as shown on the cover page of this Prospectus Supplement;
(vii) the rate for one-month LIBOR is 5.6875% and the rate for six-month LIBOR is 5.71875%; (viii) the Subsequent Home Equity Contracts will have the characteristics set forth in the tables below and have their first scheduled payment date in April 1998; (ix) no interest shortfalls will arise in connection with prepayments in full of the Home Equity Contracts; (x) no delinquencies or losses are experienced on the Home Equity Contracts;
(xi) distributions are made on the Sub-Pool HE Certificates on the 15th day of each month, commencing in April 1998; and (xii) the Sub-Pool HE Certificates are issued on March 31, 1998. No representation is made that the Home Equity Contracts will not experience delinquencies or losses.

  Prepayments on home equity loans are commonly measured relative to a prepayment standard or model. Two different models (each a "Prepayment Assumption") are used in this Prospectus Supplement with respect to the Adjustable Rate Home Equity Contracts, on the one hand, and the Fixed-Rate Home Equity Contracts, on the other. Reference in this Prospectus Supplement to a "Prepayment Assumption" shall refer to the appropriate model, depending upon whether the reference is with respect to the Adjustable Rate Home Equity Contracts or the Fixed-Rate Home Equity Contracts.

  The percentages and weighted average life information for the Class HE: A-1A ARM Certificates and the Class HE: A-1B ARM Certificates in the following table are based on a CPR model that assumes that the outstanding principal balance of the Adjustable Rate Home Equity Contracts will prepay at the indicated percentages of CPR set forth in the table.

  The Prepayment Assumption used in this Prospectus Supplement with respect to the Fixed-Rate Home Equity Contracts represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. The "100% Prepayment Assumption for Fixed-Rate Home Equity Contracts" assumes a constant prepayment of 4% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.45% (precisely, 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption assumes a constant prepayment rate of 20% per annum each month.

  It is not likely that the Home Equity Contracts will prepay at any constant percentage of the Prepayment Assumption or of the CPR to maturity or that all of the Home Equity Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                              PREPAYMENT SCENARIOS

                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Home Improvement
 Contracts (1)..........     60%         80%        100%         120%       140%
Adjustable Rate Home
 Equity Contracts (2)...     18          24          30           36         42
Fixed-Rate Home Equity
 Contracts (3)..........     75         100         125          150        175

--------
(1) As a percentage of the Prepayment Assumption for Home Improvement
    Contracts.
(2) As a conditional prepayment rate ("CPR") percentage.
(3) As a percentage of the Prepayment Assumption for Fixed Rate Home Equity Contracts.

        ASSUMED INITIAL FIXED-RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                         WEIGHTED      WEIGHTED    BALLOON LOAN
                             WEIGHTED    AVERAGE        AVERAGE      WEIGHTED
               CUT-OFF DATE  AVERAGE  REMAINING TERM ORIGINAL TERM   AVERAGE
              POOL PRINCIPAL CONTRACT  TO MATURITY    TO MATURITY  AMORTIZATION
POOL             BALANCE       RATE      (MONTHS)      (MONTHS)        TERM
----          -------------- -------- -------------- ------------- ------------
1. .......... $ 1,730,993.47  12.133%       73             74          N/A
2. ..........   7,386,148.76  12.488       117            119          N/A
3. ..........  35,100,294.65  12.366       177            179          N/A
4. ..........  66,134,196.39  11.780       240            240          N/A
5. ..........  60,116,457.02  11.053       329            330          N/A
6. ..........  50,808,582.59  11.718       179            180          360
7. ..........   8,787,223.93  11.139       238            239          360

       ASSUMED SUBSEQUENT FIXED-RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                         WEIGHTED      WEIGHTED    BALLOON LOAN
                             WEIGHTED    AVERAGE        AVERAGE      WEIGHTED
               CUT-OFF DATE  AVERAGE  REMAINING TERM ORIGINAL TERM   AVERAGE
              POOL PRINCIPAL CONTRACT  TO MATURITY    TO MATURITY  AMORTIZATION
POOL             BALANCE       RATE      (MONTHS)      (MONTHS)        TERM
----          -------------- -------- -------------- ------------- ------------
1. .......... $   300,477.98  12.133%       73             73          N/A
2. ..........   1,282,139.45  12.488       117            117          N/A
3. ..........   6,092,955.08  12.366       177            177          N/A
4. ..........  11,480,037.19  11.780       240            240          N/A
5. ..........  10,435,435.83  11.053       329            329          N/A
6. ..........   8,819,709.76  11.718       179            179          360
7. ..........   1,525,347.90  11.139       238            238          360

      ASSUMED INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                                 WEIGHTED  WEIGHTED
                                                  AVERAGE  AVERAGE
                                        WEIGHTED REMAINING ORIGINAL WEIGHTED
                          CUT-OFF DATE  AVERAGE   TERM TO  TERM TO  AVERAGE                          MONTH(S)
                         POOL PRINCIPAL CONTRACT MATURITY  MATURITY  GROSS    LIFE   LIFE   PERIODIC TO RATE
POOL                        BALANCE       RATE   (MONTHS)  (MONTHS)  MARGIN   CAP    FLOOR    CAP     CHANGE
----                     -------------- -------- --------- -------- -------- ------  -----  -------- --------
1. ..................... $15,565,870.43  10.023%    344      360     5.828%  15.158% 9.864%  1.159%      3
2. .....................  68,657,314.96   9.255     358      360     6.001   15.372  9.237   1.385      20
3. .....................  27,604,647.31   8.839     359      359     6.421   15.155  8.659   1.415      23

    ASSUMED SUBSEQUENT ADJUSTABLE RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                                WEIGHTED  WEIGHTED
                                                 AVERAGE  AVERAGE
                         CUT-OFF DATE  WEIGHTED REMAINING ORIGINAL WEIGHTED
                             POOL      AVERAGE   TERM TO  TERM TO  AVERAGE                          MONTH(S)
                           PRINCIPAL   CONTRACT MATURITY  MATURITY  GROSS    LIFE   LIFE   PERIODIC TO RATE
POOL                        BALANCE      RATE   (MONTHS)  (MONTHS)  MARGIN   CAP    FLOOR    CAP     CHANGE
----                     ------------- -------- --------- -------- -------- ------  -----  -------- --------
1. ..................... $2,529,474.06  10.023%    344      344     5.828%  15.158% 9.864%  1.159%      3
2. ..................... 11,156,902.39   9.255     358      358     6.001   15.372  9.237   1.385      20
3. .....................  4,485,790.85   8.839     359      359     6.421   15.155  8.659   1.415      23

  Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Sub-Pool HE Certificates, and set forth the percentages of the Original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the applicable Prepayment Assumption.

    PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-1-A ARM
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:


                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 1999..........    100         100         100          100        100
March 15, 2000..........     63          56          51           48         47
March 15, 2001..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    2.1         2.1         2.0          2.0        2.0

--------
(1) The weighted average life of a Class HE: A-1A ARM Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-1A ARM Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-1A ARM Certificate.

    PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-1B ARM
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:


                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 1999..........     79          73          66           59         53
March 15, 2000..........     67          57          48           40         32
March 15, 2001..........     61          49          38           29         22
March 15, 2002..........     50          37          27           19         11
March 15, 2003..........     41          28          19            9          0
March 15, 2004..........     33          21          12            0          0
March 15, 2005..........     27          16           0            0          0
March 15, 2006..........     22           8           0            0          0
March 15, 2007..........     18           0           0            0          0
March 15, 2008..........     12           0           0            0          0
March 15, 2009..........      3           0           0            0          0
March 15, 2010..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    4.6         3.4         2.6          2.0        1.6

--------
(1) The weighted average life of a Class HE: A-1B ARM Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-1B ARM Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-1B ARM Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:


                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 1999..........     69          60          51           42         32
March 15, 2000..........     28           8           0            0          0
March 15, 2001..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    1.5         1.2         1.0          0.9        0.8

--------
(1) The weighted average life of a Class HE: A-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-1 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-2 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:


                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 1999..........    100         100         100          100        100
March 15, 2000..........    100         100          53            0          0
March 15, 2001..........     73           0           0            0          0
March 15, 2002..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    3.2         2.5         2.0          1.7        1.5

--------
(1) The weighted average life of a Class HE: A-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-2 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-3 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100         100         100          100        100
March 15, 1999..........    100         100         100          100        100
March 15, 2000..........    100         100         100           89         60
March 15, 2001..........    100          84          44           10          0
March 15, 2002..........     79          39           2            0          0
March 15, 2003..........     49          11           0            0          0
March 15, 2004..........     26           0           0            0          0
March 15, 2005..........     12           0           0            0          0
March 15, 2006..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    5.2         3.9         3.0          2.5        2.1

--------
(1) The weighted average life of a Class HE: A-3 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-3 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-3 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-4 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 1999..........    100         100         100          100        100
March 15, 2000..........    100         100         100          100        100
March 15, 2001..........    100         100         100          100         37
March 15, 2002..........    100         100         100           12          0
March 15, 2003..........    100         100          38            0          0
March 15, 2004..........    100          71           0            0          0
March 15, 2005..........    100          29           0            0          0
March 15, 2006..........     82           0           0            0          0
March 15, 2007..........     30           0           0            0          0
March 15, 2008..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    8.6         6.5         4.9          3.7        3.0

--------
(1) The weighted average life of a Class HE: A-4 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-4 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-4 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-5 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 1999..........    100         100         100          100        100
March 15, 2000..........    100         100         100          100        100
March 15, 2001..........     95          92          89           85         79
March 15, 2002..........     89          85          80           70          0
March 15, 2003..........     70          59          40            0          0
March 15, 2004..........     50          31           0            0          0
March 15, 2005..........     14           1           0            0          0
March 15, 2006..........      2           0           0            0          0
March 15, 2007..........      *           0           0            0          0
March 15, 2008..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    5.7         5.1         4.6          4.0        3.3

--------
 * Indicates an amount greater than zero but less than .5% of the Original Class HE: A-5 Principal Balance.
(1) The weighted average life of a Class HE: A-5 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-5 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-5 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: M-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......     100%       100%        100%         100%       100%
March 15, 1999..........     100        100         100          100        100
March 15, 2000..........     100        100         100          100        100
March 15, 2001..........     100        100         100          100        100
March 15, 2002..........     100        100         100          100        100
March 15, 2003..........     100        100         100          100         62
March 15, 2004..........     100        100         100           67          0
March 15, 2005..........     100        100          91            0          0
March 15, 2006..........     100        100           0            0          0
March 15, 2007..........     100         85           0            0          0
March 15, 2008..........     100          0           0            0          0
March 15, 2009..........     100          0           0            0          0
March 15, 2010..........      73          0           0            0          0
March 15, 2011..........       0          0           0            0          0
Weighted Average Life
 (1) (years)............    12.0        9.3         7.5          6.2        5.1

--------
(1) The weighted average life of a Class HE: M-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: M-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: M-1 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: M-2 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......     100%       100%        100%         100%       100%
March 15, 1999..........     100        100         100          100        100
March 15, 2000..........     100        100         100          100        100
March 15, 2001..........     100        100         100          100        100
March 15, 2002..........     100        100         100          100        100
March 15, 2003..........     100        100         100          100        100
March 15, 2004..........     100        100         100          100          0
March 15, 2005..........     100        100         100            0          0
March 15, 2006..........     100        100           0            0          0
March 15, 2007..........     100        100           0            0          0
March 15, 2008..........     100          0           0            0          0
March 15, 2009..........     100          0           0            0          0
March 15, 2010..........     100          0           0            0          0
March 15, 2011..........       0          0           0            0          0
Weighted Average Life
 (1) (years)............    12.1        9.5         7.7          6.5        5.5

--------
(1) The weighted average life of a Class HE: M-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: M-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: M-2 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: B-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 1999..........    100         100         100          100        100
March 15, 2000..........    100         100         100          100        100
March 15, 2001..........    100         100         100          100        100
March 15, 2002..........    100          66          55           47         39
March 15, 2003..........     72          37          22           11         16
March 15, 2004..........     47          14           0            1          0
March 15, 2005..........     27           0           0            0          0
March 15, 2006..........     10           0           0            0          0
March 15, 2007..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    6.0         4.6         4.2          4.0        4.0

--------
(1) The weighted average life of a Class HE: B-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: B-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: B-1 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: B-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......     100%       100%        100%         100%       100%
March 15, 1999..........     100        100         100          100        100
March 15, 2000..........     100        100         100          100        100
March 15, 2001..........     100        100         100          100        100
March 15, 2002..........     100        100         100          100        100
March 15, 2003..........     100        100         100          100        100
March 15, 2004..........     100        100          97          100          0
March 15, 2005..........     100         93          85            0          0
March 15, 2006..........     100         74           0            0          0
March 15, 2007..........      94         73           0            0          0
March 15, 2008..........      77          0           0            0          0
March 15, 2009..........      73          0           0            0          0
March 15, 2010..........      73          0           0            0          0
March 15, 2011..........       0          0           0            0          0
Weighted Average Life
 (1) (years)............    11.4        8.9         7.5          6.5        5.5

--------
(1) The weighted average life of a Class HE: B-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: B-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: B-2 Certificate.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

RATIO OF EARNINGS TO FIXED CHARGES FOR THE COMPANY

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years ending December 31, 1997. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1993 1994 1995 1996 1997
                                                        ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges..................... 4.81 7.98 7.90 5.44 3.94

RECENT DEVELOPMENTS

  The Company recently announced that it has decided to take a supplemental reserve of $190 million against the valuation of its interest only securities in the quarter ended December 31, 1997, and that the carrying value of its interest only securities should be reduced by an additional $200 million in the audited financial statements for 1996, which have been restated accordingly.

  The Company has been served with various lawsuits in United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of the Company as purported class actions on behalf of persons or entities who purchased common stock of the Company during the alleged class periods. In addition to the Company, certain current and former officers and directors of the Company are named as defendants in one or more of the lawsuits. The Company and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that the Company and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of the Company (particularly with respect to prepayment assumptions and performance of certain of the Company's loan portfolios) which allegedly rendered the Company's financial statements false and misleading. The Company believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes the material provisions of the Agreement, reference to which is hereby made for a complete recital of its terms.

GENERAL

  The Certificates will be issued in fully registered, certificated form only in minimum denominations of $1,000 or any integral multiple in excess thereof. The Certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "Description of the Certificates--Registration of the Certificates" herein. The Trust consists primarily of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, rights under applicable FHA Insurance for FHA-insured Home Improvement Contracts, amounts held in the Certificate Account and the Class HI: B-2 Limited Guaranty and the Class HE:
B-2 Limited Guaranty of the Company for the benefit of the Class HI: B-2 Certificateholders and the Class HE: B-2 Certificateholders, respectively.

  Distributions on the Certificates will be made by the Paying Agent (which shall initially be the Trustee) on each Payment Date to persons in whose names the Certificates are registered as of the Business Day immediately preceding such Payment Date (the "Record Date"). See "Description of the Certificates-- Registration of the Certificates" herein. The first Payment Date for the Certificates will be in April 1998. Payments will be made by check mailed to such Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment in respect of its Percentage Interest in such Class by wire transfer). Final payments will be made only upon tender of the Certificates to the Trustee for cancellation.

CONVEYANCE OF CONTRACTS

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Initial Home Improvement Contracts and the Initial Home Equity Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). The Agreement permits the Trust to purchase approximately $12,714,792 aggregate principal balance of Subsequent Home Improvement Contracts and approximately $58,108,270 aggregate principal balance of Subsequent Home Equity Contracts within 60 days after the Closing Date on one or more closing dates (each a "Subsequent Transfer Date"). See "Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account" and "--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" herein.

  On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee, concurrently with each conveyance, will execute and deliver the Certificates to or upon the order of the Company. The Contracts are described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list includes the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. The list will be attached as an exhibit to the Agreement and will be available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Contracts to the Trust, the Company will have completed a review of all the Contract files, confirming the accuracy of each item on the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

  The Trustee will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

  Dorsey & Whitney LLP, counsel to the Company, will render an opinion to the Trustee that the transfer of the Contracts from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  The Company will make certain representations and warranties in the Agreement with respect to each Contract, including that: (a) for each Contract other than the Subsequent Home Improvement Contracts and the Subsequent Home Equity Contracts, as of the applicable Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 59 days; (b) for each Subsequent Home Improvement Contract and each Subsequent Home Equity Contract, as of the respective Subsequent Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 59 days; (c) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (d) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (e) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (f) each Contract (if an FHA-insured Home Improvement Contract) was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (g) each Contract was originated by a home improvement contractor or home equity lender in the ordinary course of its business or was originated by the Company directly; (h) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (i) each Contract complies with all requirements of law; (j) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (k) each Contract creates a valid and perfected lien on the related real estate; (l) all parties to each Contract had full legal capacity to execute such Contract; (m) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (n) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clauses (a) and (b) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (o) each Contract is a fully-amortizing loan and provides for level monthly payments based on its applicable Contract Rate, except, in the case of a Balloon Loan, for the final monthly payment, over the term of such Contract;
(p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (r) there is only one original of each Contract; (s) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines; and (t) each Contract is a "qualified mortgage" under section 860G(a)(3) of the Internal Revenue Code of 1986, as amended.

  The Company will also make certain representations and warranties with respect to the Home Improvement Contracts in the aggregate, including that (i) each Home Improvement Contract has a contractual rate of interest of at least 7.75%; (ii) no Home Improvement Contract had a remaining term to maturity at origination of more than 360 months; (iii) no more than 1% of the Home Improvement Contracts, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than 5% of the Home Improvement Contracts, by principal balance as of the Cut-off Date, were originated by any one contractor or lender; and (v) no adverse selection procedures were employed in selecting the Home Improvement Contracts from the Company's portfolio. The Company will make certain additional representations and warranties with respect to the Subsequent Home Improvement Contracts. See "--Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account" herein.

  The Company will also make certain representations and warranties with respect to the Home Equity Contracts in the aggregate, including that (i) each Home Equity Contract (other than the Adjustable Rate Home Equity Contracts) has a contractual rate of interest of at least 6.0%; (ii) no Home Equity Contract had a remaining term to maturity at origination of more than 360 months; (iii) no more than 1% of the Home Equity Contracts, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than 5.0% of the Home Equity Contracts, by principal balance as of the Cut-off Date, were originated by any one lender; and (v) no adverse selection procedures were employed in selecting the Home Equity Contracts from the Company's portfolio. The Company will make certain additional representations and warranties with respect to the Subsequent Home Equity Contracts. See "--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" herein.

  Under the terms of the Agreement, and subject to the Company's option to effect a substitution as described in the next paragraph, the Company has agreed to repurchase, at the Repurchase Price, any Contract that is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. The "Repurchase Price," with respect to any Contract to be so repurchased or with respect to a Liquidated Contract, means the outstanding principal balance of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest on such Contract at the Pass-Through Rate (which will be the weighted average of the Pass-Through Rates of the related Classes of Certificates) from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances made by the Servicer or the Trustee) through the date of such repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

  In lieu of repurchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a Partial Principal Prepayment.

  Pursuant to the Agreement, the Servicer will service and administer the Contracts conveyed and assigned to the Trustee as more fully set forth below.

CONVEYANCE OF SUBSEQUENT HOME IMPROVEMENT CONTRACTS AND SUB-POOL HI PRE-FUNDING ACCOUNT

  An account (the "Sub-Pool HI Pre-Funding Account") will be established by the Trustee and funded by the Company with approximately $12,714,792.10 (the "Sub-Pool HI Pre-Funded Amount") on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Home Improvement Contracts. In no event will the Sub-Pool HI Pre-Funded Amount, less the aggregate principal balance of Subsequent Home Improvement Contracts specifically identified for purchase by the Trust as of the Closing Date, represent more than 25% of the Original Sub-Pool HI Certificate Principal Balance. The Sub-Pool HI Pre-Funding Account will be used to purchase Subsequent Home Improvement Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Sub-Pool HI Pre-Funding Account is less than $10,000, (ii) 60 days after the Closing Date or (iii) the date on which an Event of Termination occurs under the Agreement (the "Funding Period"). The Sub-Pool HI Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Home Improvement Contracts in accordance with the Agreement.

  Under the Agreement following the initial issuance of the Certificates, the Trust will be obligated to purchase Subsequent Home Improvement Contracts from the Company during the Funding Period, subject to the availability thereof. In connection with the purchase of Subsequent Home Improvement Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Sub-Pool HI Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Company will designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the related Subsequent Home Improvement Contracts purchased on such date. The amount paid from the Sub-Pool HI Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Home Improvement Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Home Improvement Contracts in Sub-Pool HI will increase by an amount equal to the aggregate principal balance of the Home Improvement Contracts so purchased and the amount in the Sub-Pool HI Pre-Funding Account will decrease accordingly.

  Any Sub-Pool HI Pre-Funded Amount remaining after the end of the Funding Period will be applied on the next Payment Date to prepay principal on the Class HI: A-1 Certificates. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Home Improvement Contracts purchased by the Trust will require the application of substantially all of the Sub-Pool HI Pre-Funded Amount and that there should be no material amount of principal prepaid to the Class HI: A-1 Certificateholders from the Sub-Pool HI Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Home Improvement Contracts with an aggregate principal balance identical to the remaining Pre-Funded Amount.

  Any conveyance of Subsequent Home Improvement Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to:
(a) each Subsequent Home Improvement Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company may not select Subsequent Home Improvement Contracts in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of the respective Subsequent Cut-off Date the Subsequent Home Improvement Contracts must satisfy the following criteria: (i) no Subsequent Home Improvement Contract may be more than 59 days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of each Subsequent Home Improvement Contract may not exceed 360 months; (iii) each Subsequent Home Improvement Contract must have been underwritten in accordance with the Company's standard underwriting criteria; (iv) no Subsequent Home Improvement Contract may have a loan-to-value ratio greater than 100%; (v) as a result of the purchase of the Subsequent Home Improvement Contracts, neither the Class HI: A Certificates nor the Class HE: A Certificates will receive from S&P or Fitch a lower credit rating than the rating assigned at the initial issuance of such Certificates; and (vi) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Home Improvement Contracts conform to the characteristics described herein.

CONVEYANCE OF SUBSEQUENT HOME EQUITY CONTRACTS AND SUB-POOL HE PRE-FUNDING
ACCOUNT

  An account (the "Sub-Pool HE Pre-Funding Account") will be established by the Trustee and funded by the Company with approximately $58,108,270.49 (the "Sub-Pool HE Pre-Funded Amount") on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Home Equity Contracts. In no event will the Sub-Pool HE Pre-Funded Amount, less the aggregate principal balance of Subsequent Home Equity Contracts specifically identified for purchase by the Trust as of the Closing Date, represent more than 25% of the Original Sub-Pool HE Certificate Principal Balance. The Sub-Pool HE Pre-Funding Account will be used to purchase Subsequent Home Equity Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Sub-Pool HE Pre-Funding Account is less than $10,000, (ii) 60 days after the Closing Date or (iii) the date on which an Event of Termination occurs under the Agreement (the "Funding Period"). The Sub-Pool HE Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Home Equity Contracts in accordance with the Agreement.

  Under the Agreement following the initial issuance of the Certificates, the Trust will be obligated to purchase Subsequent Home Equity Contracts from the Company during the Funding Period, subject to the availability thereof. In connection with the purchase of Subsequent Home Equity Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Sub-Pool HE Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Company will designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the related Subsequent Home Equity Contracts purchased on such date. The amount paid from the Sub-Pool HE Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Home Equity Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Home Equity Contracts in Sub-Pool HE will increase by an amount equal to the aggregate principal balance of the Home Equity Contracts so purchased and the amount in the Sub-Pool HE Pre-Funding Account will decrease accordingly.

  Any Sub-Pool HE Pre-Funded Amount remaining after the end of the Funding Period will be applied on the next Payment Date to prepay principal on the Class HE: A-1B ARM Certificates and the Class HE: A-1 Certificates. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Home Equity Contracts will be paid to the Class HE: A-1B ARM Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Fixed-Rate Home Equity Contracts will be paid to the Class HE: A-1 Certificateholders. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Home Equity Contracts purchased by the Trust will require the application of substantially all of the related Pre-Funded Amount (as defined herein) and that there should be no material amount of principal prepaid to the Class HE:
A-1B ARM Certificateholders or the Class HE: A-1 Certificateholders from the Sub-Pool HE Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Home Equity Contracts with an aggregate principal balance identical to the remaining Sub-Pool HE Pre-Funded Amount.

  Any conveyance of Subsequent Home Equity Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Home Equity Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company may not select Subsequent Home Equity Contracts in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of the respective Subsequent Cut-off Date the Subsequent Home Equity Contracts must satisfy the following criteria: (i) no Subsequent Home Equity Contract may be more than 59 days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of each Subsequent Home Equity Contract may not exceed 360 months; (iii) each Subsequent Home Equity Contract must have been underwritten in accordance with the Company's standard underwriting criteria;
(iv) no Subsequent Home Equity Contract may have a loan-to-value ratio greater than 100%; (v) as a result of the purchase of the Subsequent Home Equity Contracts, neither the Class HI: A Certificates nor the Class HE: A Certificates will receive from S&P or Fitch a lower credit rating than the rating assigned at the initial issuance of such Certificates; and (vi) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Home Equity Contracts conform to the characteristics described herein.

PAYMENTS ON CONTRACTS

  The Servicer, on behalf of the Trust, will establish and maintain a Certificate Account in an "Eligible Account" (as defined below) at a depository institution (initially U.S. Bank National Association, Minneapolis, Minnesota) with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term deposits have been rated A-1 by S&P and F-1 by Fitch (if rated by Fitch) or whose unsecured long-term debt has been rated in one of the two highest rating categories by S&P and Fitch (if rated by Fitch), and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or (iv) an account that will not cause S&P or Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by S&P and Fitch. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the Business Day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "AA" from S&P and Fitch (if rated by Fitch) not in excess of 10% of amounts in the Certificate Account at the time of such investment; and commercial paper assigned a rating of at least A-1+ by S&P and at least F-1+ by Fitch (if rated by Fitch). Any losses on such investments will be deducted from other investment earnings or from other funds in the Certificate Account.

  All receipts by the Servicer of payments with respect to the Contracts, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one Business Day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Contracts, which are retained by the Servicer as part of its servicing fees and are not paid into the Certificate Account and except for certain proceeds from Liquidated Contracts which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. In addition, all payments under FHA Insurance received by the Servicer, any Advances by the Servicer or the Trustee as described under "Description of the Certificates--Advances," and amounts paid by the Company for Contracts repurchased, or upon substitution for a Contract otherwise required to be repurchased, as a result of a breach of representations or warranties under the Agreement, as described under "Description of the Certificates--Conveyance of Contracts," shall be paid into the Certificate Account.

  On the second Business Day preceding each Payment Date (the "Determination Date"), the Servicer will determine the Sub-Pool HI Amount Available and the Sub-Pool HE Amount Available in the Certificate Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Certificate Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Certificate Account the Repurchase Price of any Contracts required to be repurchased on such Payment Date, or any amounts required to be deposited upon substitution for any Contract otherwise required to be repurchased on such Purchase Date, as a result of a breach of representations and warranties under the Agreement.

  On each Payment Date the Trustee will withdraw the Sub-Pool HI Amount Available (which will consist primarily of amounts received in respect of the Home Improvement Contracts, but will also include that portion of the Sub-Pool HE Amount Available in excess of the amounts necessary to make the payments described in clauses (a) through (d) of the succeeding paragraph) from the Certificate Account and make the following payments, in the following order of priority:

    (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee with respect to the Home Improvement Contracts to the Servicer;

    (ii) to pay interest and principal on the Sub-Pool HI Certificates, in the manner and the order of priority described below;

    (iii) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer with respect to the Home Improvement Contracts;

    (iv) to reimburse the Trustee or any successor Servicer for any payments of FHA Insurance premiums with respect to the Home Improvement Contracts not paid by the Company, as Servicer, and for which the Trustee or such successor Servicer has not been reimbursed by the Company;

    (v) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances with respect to the Home Improvement Contracts made in respect of current or prior Payment Dates;

    (vi) to reimburse the holder of the Class C Certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;

    (vii) to reimburse the Company for any prior unreimbursed Class HI: B-2 Guaranty Payments;

    (viii) to pay the Class HI: B-2 Guaranty Fee to the Company; and

    (ix) to pay any remaining amounts to the holder of the Class C
  Certificate.

  On each Payment Date the Trustee will withdraw the Sub-Pool HE Amount Available (which will consist primarily of amounts received in respect of the Home Equity Contracts, but will also include that portion of the Sub-Pool HI Amount Available in excess of the amounts necessary to make the payments described in clauses (i) through (v) of the preceding paragraph) from the Certificate Account and make the following payments, in the following order of priority:

    (a) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee with respect to the Home Equity Contracts to the Servicer;

    (b) to pay interest and principal on the Sub-Pool HE Certificates, in the manner and the order of priority described below;

    (c) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer with respect to the Home Equity Contracts;

    (d) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances with respect to the Home Equity Contracts made in respect of current or prior Payment Dates;

    (e) to reimburse the holder of the Class C Certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;

    (f) to reimburse the Company for any prior unreimbursed Class HE: B-2 Guaranty Payments;

    (g) to pay the Class HE: B-2 Guaranty Fee to the Company; and

    (h) to pay any remaining amounts to the holder of the Class C
  Certificate.

  The Scheduled Principal Balance of a Contract with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the calendar month preceding such Payment Date as specified in its amortization schedule, after giving effect to any previous partial Principal Prepayments and to the scheduled payment due on such Due Date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Principal Balance, with respect to the Contract Pool or a given Sub-Pool, as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Contracts comprising the Contract Pool or such Sub-Pool, as the case may be, that were outstanding during the preceding Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

DISTRIBUTIONS ON SUB-POOL HI CERTIFICATES

  On each Payment Date, distributions on the Sub-Pool HI Certificates in respect of the Sub-Pool HI Amount Available will be made first to the holders of the Class HI: A Certificates, then to the holders of the Class HI: M-1 Certificates, then to the holders of the Class HI: M-2 Certificates, then to the holders of the Class HI: B-1 Certificates and then to the holders of the Class HI: B-2 Certificates, as described below. Distributions of interest and principal on the Sub-Pool HI Certificates will be made primarily from amounts available in respect of the Home Improvement Contracts comprising Sub-Pool HI. However, under certain circumstances as described under "Description of the Certificates--Payments on Contracts," amounts available in respect of the Home Equity Contracts in Sub-Pool HE may be available to make distributions to the holders of Sub-Pool HI Certificates.

  Distributions of interest and principal to holders of a Class of Class HI: A Certificates will be made on each Payment Date, to the extent that the Sub-Pool HI Amount Available in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respective Percentage Interests of the amount of interest calculated as described under "Class HI: A Interest" below and (ii) their respective Percentage Interests, distributed to each Class of Class HI: A Certificates in the order of priority described under "Class HI: A Principal" below, of the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount, calculated as described under "Class
HI: A Principal" below. Distributions on the Class HI: A Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HI: A Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HI: A Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class
HI: A Interest" below and (ii) the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount, provided that, if the Class HI:
A Formula Distribution Amount exceeds the Sub-Pool HI Amount Available in the Certificate Account on such Payment Date, then the Class HI: A Distribution Amount shall instead equal the Sub-Pool HI Amount Available and the amount of such deficiency will be carried forward and added to the amount the Class HI:
A Certificateholders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class HI: M-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class HI: M-1 Distribution Amount. Distributions on the Class HI: M-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HI:
M-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HI: M-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HI: M-1 Interest" below and (ii) after the Class HI: A Principal Balance has been reduced to zero and until the Class HI: M-1 Principal Balance has been reduced to zero, the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount. If the Sub-Pool HI Amount Available in the Certificate Account available for distribution to the Class HI: M-1 Certificateholders (after giving effect to any distribution made to Class HI: A Certificateholders on such Payment Date) (the "Class HI: M-1 Remaining Amount Available") is less than the Class HI: M-1 Formula Distribution Amount, then the Class HI: M-1 Distribution Amount will equal the Class HI: M-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class HI: M-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class HI: M-2 Distribution Amount. Distributions on the Class HI: M-2 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HI:
M-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HI: M-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HI: M-2 Interest" below and (ii) after the Class HI: M-1 Principal Balance has been reduced to zero and until the Class HI: M-2 Principal Balance has been reduced to zero, the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount. If the Sub-Pool HI Amount Available in the Certificate Account available for distribution to the Class HI: M-2 Certificateholders (after giving effect to any distribution made to Class HI: A Certificateholders and the Class HI: M-1 Certificateholders on such Payment
Date) (the "Class HI: M-2 Remaining Amount Available") is less than the Class
HI: M-2 Formula Distribution Amount, then the Class HI: M-2 Distribution Amount will equal the Class HI: M-2 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class HI: B-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class HI: B-1 Distribution Amount. Distributions on the Class HI: B-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HI:
B-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HI: B-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HI: B-1 Interest" below and (ii) until the Class HI: B-1 Principal Balance has been reduced to zero, an amount of principal equal to the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount. If the Sub-Pool HI Amount Available in the Certificate Account available for distribution to the Class
HI: B-1 Certificateholders (after giving effect to any distribution made to Class HI: A Certificateholders, Class HI: M-1 Certificateholders and Class HI:
M-2 Certificateholders on such Payment Date) (the "Class HI: B-1 Remaining Amount Available") is less than the Class HI: B-1 Formula Distribution Amount, then the Class HI: B-1 Distribution Amount will equal the Class HI: B-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of the Class HI: B-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests of the Class HI: B-2 Distribution Amount and any Class HI: B-2 Guaranty Payment. The Class HI: B-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class
HI: B-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HI: B-2 Interest" below and (ii) after the Class HI:
B-1 Principal Balance has been reduced to zero and until the Class HI: B-2 Principal Balance has been reduced to zero, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount. Distributions on the Class
HI: B-2 Certificates will be applied first to the payment of interest and then to the payment of principal. If the Sub-Pool HI Amount Available in the Certificate Account available for distribution to the Class HI: B-2 Certificateholders (after giving effect to distributions made to Class HI: A Certificateholders, Class HI: M Certificateholders and Class HI: B-1 Certificateholders on such Payment Date) (the "Class HI: B-2 Remaining Amount Available") is not sufficient to make a full distribution of the Class HI: B-2 Formula Distribution Amount to the Class HI: B-2 Certificateholders, then the Class HI: B-2 Distribution Amount will equal the Class HI: B-2 Remaining Amount Available and the Company will be obligated to make a Class HI: B-2 Guaranty Payment into the Certificate Account in respect thereof pursuant to the Class HI: B-2 Limited Guaranty.

  On each Payment Date the Sub-Pool HI Amount Available will be distributed to Class HI: A Certificateholders, then Class HI: M Certificateholders and then Class HI: B Certificateholders in the amounts and order of priority set forth below:

Class HI: A Interest

  One month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid concurrently to the holders of each Class of Class
HI: A Certificates on each Payment Date, to the extent of the Sub-Pool HI Amount Available in the Certificate Account on such date, at the related Pass-Through Rate on the then outstanding Principal Balance of each Class of Class
HI: A Certificates. Interest on each Class of Class HI: A Certificates will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date.

  The Pass-Through Rates for the Class HI: A-1, Class HI: A-2, Class HI: A-3 and Class HI: A-4 Certificates are set forth on the cover of this Prospectus Supplement, and in each case will be computed on the basis of a 360-day year of twelve 30-day months.

  The Principal Balance of any Class of Class HI: A Certificates as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed to holders of such Class on account of principal. The Class HI: A Principal Balance as of any Payment Date is the sum of the Class
HI: A-1 Principal Balance, the Class HI: A-2 Principal Balance, the Class HI:
A-3 Principal Balance and the Class HI: A-4 Principal Balance.

  In the event that, on a particular Payment Date, the Sub-Pool HI Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of each Class of Class HI: A Certificates, the amount of interest to be distributed in respect of the Class
HI: A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Such a shortfall could occur, for example, if delinquencies or losses realized on the Home Improvement Contracts were exceptionally high and were concentrated in a particular month. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate for each Class of Class HI: A Certificates, to the extent permitted by law.

Class HI: A Principal

  Holders of a Class of Class HI: A Certificates will be entitled to receive on each Payment Date as payments of principal, in the order of priority set forth below and to the extent of the Sub-Pool HI Amount Available in the Certificate Account on such date after payment of interest on each Class of Class HI: A Certificates, the Sub-Pool HI Senior Percentage of the sum (such sum being referred to hereinafter as the "Sub-Pool HI Formula Principal Distribution Amount") of (i) all scheduled payments of principal due on each outstanding Home Improvement Contract during the related Due Period, (ii) the Scheduled Principal Balance of each Home Improvement Contract which, during the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Due Period in respect of Home Improvement Contracts, (iv) the Scheduled Principal Balance of each Home Improvement Contract that became a Liquidated Contract during the related Due Period, and
(v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class HI: B-2 Principal Balance has been reduced to zero, or
(b) such amount was not covered by a Class HI: B-2 Guaranty Payment and corresponding reduction in the Class HI: B-2 Principal Balance. When the Principal Balance of a Class of Class HI: A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The Sub-Pool HI Senior Percentage for any Payment Date prior to the Class
HI: B Cross-over Date, and for any Payment Date on or after the Class HI: B Cross-over Date on which any Class HI: B Principal Distribution Test is not satisfied (each as described under "Class HI: B-1 Principal" below), will be 100%, and for any Payment Date on or after the Class HI: B Cross-over Date on which each Class HI: B Principal Distribution Test is satisfied will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class HI: A Principal Balance and the Class HI: M Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Payment Date.

  The Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount will be distributed, to the extent of the Sub-Pool HI Amount Available after payment of interest on each Class of Class HI: A Certificates, first to the Class HI: A-1 Certificateholders until the Class
HI: A-1 Principal Balance has been reduced to zero, then to the Class HI: A-2 Certificateholders until the Class HI: A-2 Principal Balance has been reduced to zero, then to the Class HI: A-3 Certificateholders until the Class HI: A-3 Principal Balance has been reduced to zero and then to the Class HI: A-4 Certificateholders until the Class HI: A-4 Principal Balance has been reduced to zero. Notwithstanding the foregoing, on any Payment Date as to which there is a Class HI: A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount is less than the Class HI: A Principal Balance), the remaining Sub-Pool HI Amount Available will be distributed pro rata to each Class of Class HI: A Certificates based on the Class Principal Balance of each Class (but in no event will such amount exceed the Class Principal Balance of any such Class).

  As hereinafter described, all losses on Liquidated Home Improvement Contracts will be absorbed first by the Class C Certificates, then by the Class HI: B-2 Guaranty Fee otherwise payable to the Company, then by the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, then by the Class HI: B-2 Certificates, then by the Class HI: B-1 Certificates, then by the Class HI: M-2 Certificates and then by the Class HI: M-1 Certificates. If the Sub-Pool HI Amount Available on any Payment Date is less than the Class HI: A Distribution Amount, the Sub-Pool HI Amount Available will be applied first to the payment of interest on the Class HI: A Certificates and then to the payment of principal to the Class of Class HI: A Certificates then entitled thereto.

Class HI: M-1 Interest

  Interest will be paid to the Class HI: M-1 Certificateholders on each Payment Date, to the extent of the Class HI: M-1 Remaining Amount Available, if any, in an amount (the "Class HI: M-1 Interest Payment Amount") equal to the product of (a) the Class HI: M-1 Pass-Through Rate and (b) the then outstanding Class HI: M-1 Principal Balance less the Class HI: M-1 Liquidation Loss Principal Amount, if any. The "Class HI: M-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class HI: M-2 Certificates, the Class HI: B-1 Certificates and the Class HI: B-2 Certificates (but in no event greater than the Class HI: M-1 Principal Balance). The "Sub-Pool HI Aggregate Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of (i) the aggregate Principal Balance of the Sub-Pool HI Certificates as of the preceding Payment Date (after giving effect to distributions of principal thereon) over (ii) the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount for such preceding Payment Date. Interest on the outstanding Class HI: M-1 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class HI: M-1 Principal Balance is the Original Class HI: M-1 Principal Balance less the sum of all amounts previously distributed to Class HI: M-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HI: M-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class
HI: M-1 Interest Payment Amount to the Class HI: M-1 Certificateholders, the amount of such interest to be distributed in respect of the Class HI: M-1 Certificates will be allocated among the Class HI: M-1 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class HI: M-1 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HI Amount Available remaining after payment of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount, the Class HI: B-1 Distribution Amount and the Class HI:
B-2 Distribution Amount. Any interest amounts carried forward will bear interest at the Class HI: M-1 Pass-Through Rate, to the extent permitted by law.

  The Class HI: M-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HI: M-1 Principal

  On each Payment Date after the Class HI: A Principal Balance has been reduced to zero, Class HI: M-1 Certificateholders will be entitled to receive, as payments of principal, the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount (as described under "Class HI: A Principal" above) to the extent of the Class HI: M-1 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class HI: M-1 Certificates (other than in respect of Class HI: M-1 Liquidation Loss Principal Amounts), until the Class HI: M-1 Principal Balance has been reduced to zero. On each Payment Date on or after the Class HI: B Cross-over Date on which each Class HI: B Principal Distribution Test is satisfied, payments of principal will be made to Class
HI: B-1 or Class HI: B-2 Certificateholders, even if Class HI: M-1

Certificateholders are not yet entitled to receive payments of principal because the Class HI: A Principal Balance has not been reduced to zero.

Class HI: M-2 Interest

  Interest will be paid to the Class HI: M-2 Certificateholders on each Payment Date, to the extent of the Class HI: M-2 Remaining Amount Available, if any, in an amount (the "Class HI: M-2 Interest Payment Amount") equal to the product of (a) the Class HI: M-2 Pass-Through Rate and (b) the then outstanding Class HI: M-2 Principal Balance less the Class HI: M-2 Liquidation Loss Principal Amount, if any. The "Class HI: M-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class HI: B-1 Certificates and the Class HI: B-2 Certificates (but in no event greater than the Class HI: M-2 Principal Balance). Interest on the outstanding Class HI: M-2 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class
HI: M-2 Principal Balance is the Original Class HI: M-2 Principal Balance less the sum of all amounts previously distributed to Class HI: M-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HI: M-2 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class HI: M-2 Interest Payment Amount to the Class
HI: M-2 Certificateholders, the amount of such interest to be distributed in respect to the Class HI: M-2 Certificates will be allocated among the Class
HI: M-2 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class HI: M-2 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HI Amount Available remaining after payment in full of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount, the Class HI: B-1 Distribution Amount, the Class HI: B-2 Distribution Amount and interest accrued and unpaid on the Class HI: M-1 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class HI: M-2 Pass-Through Rate, to the extent permitted by law.

  The Class HI: M-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HI: M-2 Principal

  On each Payment Date after the Class HI: A Principal Balance and the Class
HI: M-1 Principal Balance have been reduced to zero, Class HI: M-2 Certificateholders will be entitled to receive, as payments of principal, the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount (as described under "Class HI: A Principal" above) to the extent of the Class HI: M-2 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class HI:
M-2 Certificates (other than in respect of Class HI: M-2 Liquidation Loss Principal Amounts), until the Class HI: M-2 Principal Balance has been reduced to zero. On each Payment Date on or after the Class HI: B Cross-over Date on which each Class HI: B Principal Distribution Test is satisfied, payments of principal will be made to Class HI: B-1 or Class HI: B-2 Certificateholders, even if Class HI: M-2 Certificateholders are not yet entitled to receive payments of principal because the Class HI: A Principal Balance and Class HI:
M-1 Principal Balance have not been reduced to zero.

Class HI: B-1 Interest

  Interest will be paid to the Class HI: B-1 Certificateholders on each Payment Date, to the extent of the Class HI: B-1 Remaining Amount Available, if any, in an amount (the "Class HI: B-1 Interest Payment Amount") equal to the product of (a) the Class HI: B-1 Pass-Through Rate and (b) the then outstanding Class HI: B-1 Principal Balance less the Class HI: B-1 Liquidation Loss Principal Amount, if any. The "Class HI: B-1

Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the Class HI: B-2 Principal Balance (but in no event greater than the Class HI: B-1 Principal Balance). Interest on the outstanding Class HI: B-1 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class HI: B-1 Principal Balance is the Original Class HI:
B-1 Principal Balance less the sum of all amounts previously distributed to Class HI: B-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HI: B-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class HI: B-1 Interest Payment Amount to the Class HI: B-1 Certificateholders, the amount of such interest to be distributed in respect of the Class HI: B-1 Certificates will be allocated among the Class HI: B-1 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class HI: B-1 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HI Amount Available remaining after payment in full of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount, the Class HI: B-1 Distribution Amount, the Class HI: B-2 Distribution Amount and interest accrued and unpaid on the Class HI: M-1 Liquidation Loss Principal Amount and Class HI: M-2 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class HI: B-1 Pass-Through Rate, to the extent permitted by law.

  The Class HI: B-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HI: B-1 Principal

  Prior to the Class HI: B Cross-over Date, there will be no distributions of principal on the Class HI: B-1 Certificates. The Class HI: B Cross-over Date will be the earlier of (A) the Payment Date on which the Class HI: M-2 Principal Balance is reduced to zero, and (B) the first Payment Date on or after the Payment Date in April 2001 on which the fraction, expressed as a percentage, the numerator of which is the Class HI: B Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Payment Date, is equal to or greater than 14.0%.

  On each Payment Date on or after the Class HI: B Cross-over Date and prior to the Payment Date on which the Class HI: A Principal Balance and the Class
HI: M Principal Balance have been reduced to zero, holders of Class HI: B Certificates will be entitled to distributions of principal only if each of the following tests (each a "Class HI: B Principal Distribution Test") is satisfied on such Payment Date: (i) the average of the Sub-Pool HI Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed 2.5%; (ii) the average of the Sub-Pool HI Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed 5%; (iii) the Sub-Pool HI Cumulative Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 10%; (iv) the Sub-Pool HI Current Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 2.5%; and (v) the Class HI: B Principal Balance divided by the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Payment Date must be equal to or greater than 14.0%.

  On each Payment Date on or after the Class HI: B Cross-over Date, if each Class HI: B Principal Distribution Test is satisfied on such Payment Date, Class HI: B-1 Certificateholders will be entitled to receive, as payments of principal, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount to the extent of the Class HI: B-1 Remaining Amount Available in the Certificate Account on such date after payment of all interest payable on the Class HI: B-1 Certificates (other than in respect of Class HI: B-1 Liquidation Loss Principal Amounts), until the Class HI: B-1 Principal Balance has been reduced to zero. The Class HI: B-2 Certificateholders will not be entitled to any distributions of principal from the Class HI: B-1 Remaining Amount Available until the Class HI: B-1 Principal Balance has been reduced to zero.

  The Class HI: B Percentage for any Payment Date will be equal to 100% minus the Sub-Pool HI Senior Percentage. The Class HI: B Percentage for each Payment Date, if any, after the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero will be equal to 100%.

Class HI: B-2 Interest

  Interest will be paid to the Class HI: B-2 Certificateholders on each Payment Date, to the extent of (i) the Class HI: B-2 Remaining Amount Available, if any and (ii) the amount, if any, paid pursuant to the Class HI:
B-2 Limited Guaranty, in an amount (the "Class HI: B-2 Interest Payment Amount") equal to the product of (a) the Class HI: B-2 Pass-Through Rate and
(b) the then outstanding Class HI: B-2 Principal Balance less the Class HI: B-2 Liquidation Loss Principal Amount, if any. The "Class HI: B-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the Sub-Pool HI Aggregate Liquidation Loss Principal Amount (but in no event greater than the Class HI: B-2 Principal Balance). Interest on the outstanding Class HI: B-2 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class HI: B-2 Principal Balance is the Original Class HI:
B-2 Principal Balance less the sum of all amounts previously distributed to Class HI: B-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HI: B-2 Remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of the Class HI: B-2 Interest Payment Amount to the Class HI: B-2 Certificateholders and the Company fails to pay such amount under the Class HI: B-2 Limited Guaranty, the amount of such interest to be distributed in respect of the Class HI: B-2 Certificates will be allocated among the Class HI: B-2 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue in respect of the Class HI: B-2 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HI Amount Available remaining after payment in full of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount, the Class HI: B-1 Distribution Amount, the Class HI: B-2 Distribution Amount and interest accrued and unpaid on the Class HI: M-1 Liquidation Loss Principal Amount, the Class HI: M-2 Liquidation Loss Principal Amount and the Class HI: B-1 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class HI: B-2 Pass-Through Rate, to the extent permitted by law.

  The Class HI: B-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HI: B-2 Principal

  Except for distributions of any amounts representing a Class HI: B-2 Liquidation Loss Principal Amount (as described below), payments of principal on the Class HI: B-2 Certificates will not commence until the Payment Date on which the Class HI: B-1 Principal Balance has been reduced to zero (the "Class
HI: B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class HI: B Principal Distribution Test is satisfied on such Payment Date (unless the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero). On any such Payment Date, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount will be distributed, to the extent of the Class HI: B-2 Remaining Amount Available and any amounts actually paid under the Class HI:
B-2 Limited Guaranty after payment of interest on the Class HI: B-2 Certificates (other than in respect of any Class HI: B-2 Liquidation Loss Principal Amounts), to the Class HI: B-2 Certificateholders until the Class
HI: B-2 Principal Balance has been reduced to zero.

  On each Payment Date, the Class HI: B-2 Certificateholders will be entitled to receive pursuant to the Class HI: B-2 Limited Guaranty the Class HI: B-2 Liquidation Loss Principal Amount, if any.

DISTRIBUTIONS ON SUB-POOL HE CERTIFICATES

  On each Payment Date, distributions on the Sub-Pool HE Certificates in respect of the Sub-Pool HE Amount Available will be made first to the holders of the Class HE: A Certificates, then to the holders of the Class HE: M-1 Certificates, then to the holders of the Class HE: M-2 Certificates, then to the holders of the Class HE: B-1 Certificates and then to the holders of the Class HE: B-2 Certificates, as described below. Distributions of interest and principal on the Sub-Pool HE Certificates will be made primarily from amounts available in respect of the Home Equity Contracts comprising Sub-Pool HE. However, under certain circumstances as described under "Description of the Certificates--Payments on Contracts," amounts available in respect of the Home Improvement Contracts in Sub-Pool HI may be available to make distributions to the holders of Sub-Pool HE Certificates.

  Distributions of interest and principal to holders of a Class of Class HE: A Certificates will be made on each Payment Date, to the extent that the Sub-Pool HE Amount Available in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respective Percentage Interests of the amount of interest calculated as described under "Class HE: A Interest" below,
(ii) with respect to the Class HE: A-1A ARM Certificates and the Class HE: A-1B ARM Certificates, the Class HE: A-1A ARM Percentage and the Class HE: A-1B ARM Percentage, respectively, of the Class HE: A-1 ARM Formula Principal Distribution Amount and (iii) with respect to each other Class of HE: A Certificates (other than the Class HE: A-6 IO Certificates), their respective Percentage Interests, distributed to each Class of Class HE: A Certificates in the order of priority described under "Class HE: A Principal" below, of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount, calculated as described under "Class HE: A Principal" below. Distributions on the Class HE: A Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HE: A Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HE: A Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HE: A Interest" below,
(ii) the Class HE: A-1 ARM Formula Principal Distribution Amount and (iii) the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount, provided that, if the Class HE: A Formula Distribution Amount exceeds the Sub-Pool HE Amount Available in the Certificate Account on such Payment Date, then the Class HE: A Distribution Amount shall instead equal the Sub-Pool HE Amount Available and the amount of such deficiency will be carried forward and added to the amount the Class HE: A Certificateholders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class HE: M-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class HE: M-1 Distribution Amount. Distributions on the Class HE: M-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HE:
M-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HE: M-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HE: M-1 Interest" below and (ii) after the Class HE: A Principal Balance has been reduced to zero and until the Class HE: M-1 Principal Balance has been reduced to zero, the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount. If the Sub-Pool HE Amount Available in the Certificate Account available for distribution to the Class HE: M-1 Certificateholders (after giving effect to any distribution made to Class HE: A Certificateholders on such Payment Date) (the "Class HE: M-1 Remaining Amount Available") is less than the Class HE: M-1 Formula Distribution Amount, then the Class HE: M-1 Distribution Amount will equal the Class HE: M-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class HE: M-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class HE: M-2 Distribution Amount. Distributions on the Class HE: M-2 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HE:
M-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HE: M-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HE: M-2 Interest" below and (ii) after the Class HE:

M-1 Principal Balance has been reduced to zero and until the Class HE: M-2 Principal Balance has been reduced to zero, the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount. If the Sub-Pool HE Amount Available in the Certificate Account available for distribution to the Class HE: M-2 Certificateholders (after giving effect to any distribution made to Class HE: A Certificateholders and the Class HE: M-1 Certificateholders on such Payment Date) (the "Class HE: M-2 Remaining Amount Available") is less than the Class HE: M-2 Formula Distribution Amount, then the Class HE: M-2 Distribution Amount will equal the Class HE: M-2 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class HE: B-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class HE: B-1 Distribution Amount. Distributions on the Class HE: B-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HE:
B-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HE: B-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HE: B-1 Interest" below and (ii) until the Class HE: B-1 Principal Balance has been reduced to zero, an amount of principal equal to the Class HE: B Percentage of the Sub-Pool HE Formula Principal Distribution Amount. If the Sub-Pool HE Amount Available in the Certificate Account available for distribution to the Class
HE: B-1 Certificateholders (after giving effect to any distribution made to Class HE: A Certificateholders, Class HE: M-1 Certificateholders and Class HE:
M-2 Certificateholders on such Payment Date) (the "Class HE: B-1 Remaining Amount Available") is less than the Class HE: B-1 Formula Distribution Amount, then the Class HE: B-1 Distribution Amount will equal the Class HE: B-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of the Class HE: B-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests of the Class HE: B-2 Distribution Amount and any Class HE: B-2 Guaranty Payment. The Class HE: B-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class
HE: B-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HE: B-2 Interest" below and (ii) after the Class HE:
B-1 Principal Balance has been reduced to zero and until the Class HE: B-2 Principal Balance has been reduced to zero, the Class HE: B Percentage of the Sub-Pool HE Formula Principal Distribution Amount. Distributions on the Class
HE: B-2 Certificates will be applied first to the payment of interest and then to the payment of principal. If the Sub-Pool HE Amount Available in the Certificate Account available for distribution to the Class HE: B-2 Certificateholders (after giving effect to distributions made to Class HE: A Certificateholders, Class HE: M Certificateholders and Class HE: B-1 Certificateholders on such Payment Date) (the "Class HE: B-2 Remaining Amount Available") is not sufficient to make a full distribution of the Class HE: B-2 Formula Distribution Amount to the Class HE: B-2 Certificateholders, then the Class HE: B-2 Distribution Amount will equal the Class HE: B-2 Remaining Amount Available and the Company will be obligated to make a Class HE: B-2 Guaranty Payment into the Certificate Account in respect thereof pursuant to the Class HE: B-2 Limited Guaranty.

  On each Payment Date the Sub-Pool HE Amount Available will be distributed to Class HE: A Certificateholders, then Class HE: M Certificateholders and then Class HE: B Certificateholders in the amounts and order of priority set forth below:

Class HE: A Interest

  One month's interest will be paid concurrently to the holders of each Class of Class HE: A Certificates on each Payment Date, to the extent of the Sub-Pool HE Amount Available in the Certificate Account on such date, at the related Pass-Through Rate on the then outstanding Principal Balance of each Class of Class HE: A Certificates, or in the case of the Class HE: A-6 IO Certificates, on the Notional Principal Amount. Interest on each Class of Class HE: A Certificates will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date. Interest on each Class of HE: A

Certificates, other than the Class HE: A-1B ARM Certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class
HE: A-1B ARM Certificates will be computed on the basis of actual days elapsed in a 360-day year.

  The Class HE: A-1B ARM Pass-Through Rate is a floating rate equal to the lesser of one-month LIBOR plus the Pass-Through Margin or the Available Funds Pass-Through Rate, but in no case more than 14%. The Pass-Through Margin will equal 0.22% per annum on each Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is 10% or more of the Cut-off Date Pool Principal Balance of the Contract Pool, and 0.44% per annum on each Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is less than 10% of the Cut-off Date Pool Principal Balance of the Contract Pool. The Available Funds Pass-Through Rate for any Payment Date will be a rate per annum equal to the weighted average of the Expense Adjusted Contract Rates on the then outstanding Adjustable Rate Home Equity Contracts. The Expense Adjusted Contract Rate on any Adjustable Rate Home Equity Contract is equal to the then applicable Mortgage Rate thereon, minus the Expense Fee Rate. The Expense Fee Rate is .75%. One-month LIBOR with respect to any monthly interest period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. For a description of the method used to calculate one-month LIBOR, see "Description of the Certificates--Calculation of One-Month LIBOR."

  The Pass-Through Rates for the Class HE: A-1A ARM, Class HE: A-1, Class HE:
A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5 and Class HE: A-6 IO Certificates are set forth on the cover of this Prospectus Supplement.

  The Principal Balance of any Class of Class HE: A Certificates (other than the Class HE: A-6 IO Certificates) as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed to holders of such Class on account of principal. The Class HE: A Principal Balance as of any Payment Date is the sum of the Class HE: A-1A ARM Principal Balance, the Class HE: A-1B ARM Principal Balance, the Class HE: A-1 Principal Balance, the Class HE: A-2 Principal Balance, the Class HE: A-3 Principal Balance, the Class HE: A-4 Principal Balance and the Class HE: A-5 Principal Balance.

  Interest will be calculated on the Class HE: A-6 IO Certificates on each Payment Date based on the Notional Principal Amount, which for the first 36 Payment Dates is equal to $20,000,000 (or the Class HE: A Principal Balance for such Payment Date, if less), and will thereafter equal zero. The Notional Principal Amount provides a basis for calculating interest payments only, and does not represent the right to receive any distributions of principal.

  In the event that, on a particular Payment Date, the Sub-Pool HE Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of each Class of Class HE: A Certificates, the amount of interest to be distributed in respect of the Class
HE: A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Such a shortfall could occur, for example, if delinquencies or losses realized on the Home Equity Contracts were exceptionally high and were concentrated in a particular month. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate for each Class of Class HE: A Certificates, to the extent permitted by law.

Class HE: A Principal

  Holders of a Class of Class HE: A Certificates (other than the Class HE: A-6 IO Certificates) will be entitled to receive payments of principal on each Payment Date in the order of priority set forth below and to the extent of the Sub-Pool HE Amount Available in the Certificate Account after payment of all interest payable on each Class of Class HE: A Certificates. Holders of the Class HE: A-1A ARM Certificates will be entitled to receive, as payments of principal, an amount equal to the Class HE: A-1A ARM Percentage of the Class
HE: A-1 ARM Formula Principal Distribution Amount. Holders of the Class HE: A-1A ARM Certificates will be entitled to receive, as payments of principal, an amount equal to the Class HE: A-1A ARM Percentage of the Class HE: A-1 ARM Formula Principal Distribution Amount plus the Class HE: A-1B ARM Percentage of the Class HE: A-1 ARM Formula Principal Distribution Amount less any principal distributed to the Class HE: A-1B ARM

Certificates on that Date. Holders of the Class HE: A-1B ARM Certificates will be entitled to receive, as payments of principal, an amount equal to the Class
HE: A-1B ARM Percentage of the Class HE: A-1 ARM Formula Principal Distribution Amount plus the Class HE: A-1A ARM Percentage of the Class HE: A-1 ARM Formula Principal Distribution Amount less any principal distributed to the Class HE: A-1A ARM Certificates on that Date. The "Class HE: A-1 ARM Formula Principal Distribution Amount" on or before the Payment Date on which the Class HE: A-1A ARM Certificates and the Class HE: A-1B Certificates have been paid in full will generally be equal to the lesser of (A) the sum of the Class HE: A-1A ARM Principal Balance and the Class HE: A-1B ARM Principal Balance or (B) the sum of the following: (i) all scheduled payments of principal due on each outstanding Adjustable Rate Home Equity Contract during the related Due Period; (ii) all partial Principal Prepayments and Principal Prepayments in Full received on each Adjustable Rate Home Equity Contract during the related Due Period; (iii) the scheduled principal balance of each Adjustable Rate Home Equity Contract that became a Liquidated Contract during the related Due Period; (iv) the scheduled principal balance of each Adjustable Rate Home Equity Contract purchased by the Company during the related Due Period pursuant to the Agreement; and (v) on any Payment Date which is on or after the Payment Date on which the Class HE: Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4 and Class HE: A-5 Certificates have been paid in full, (a) the Sub-Pool HE Senior Percentage times (x) the sum of the amounts described in clauses (i) through (v) of the definition of the Sub-Pool HE Formula Principal Distribution Amount less (y) the sum of the amounts described in clauses (i) through (iv) of the definition of the Sub-Pool HE: A-1 ARM Formula Principal Distribution Amount less (b) the amount, if any, distributed in payment of principal on the Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4 and Class HE: A-5 Certificates on such Payment Date.

  The Class HE: A-1A ARM Percentage for any Payment Date will be (i) 0% prior to the Payment Date in December 1999 (unless the Class HE: A-1B ARM Principal Balance has been reduced to zero), (ii) 90% on the Payment Date in December 1999 and each Payment Date thereafter (unless the Class HE: A-1B ARM Principal Balance has been reduced to zero), and (iii) on and after any Payment Date on which the Class HE: A-1B Principal Balance has been reduced to zero (until the Class HE: A-1A ARM Principal Balance has been reduced to zero), 100%. The Class HE: A-1B ARM Percentage for any Payment Date will equal 100% minus the Class HE: A-1A ARM Percentage.

  The Class HE: A-6 IO Certificates are interest-only Certificates and are not entitled to receive distributions of principal.

  Holders of the Class HE: A Certificates (other than the Class HE: A-1A ARM Certificates, the Class HE: A-1B ARM Certificates and the Class HE: A-6 IO Certificates) will be entitled to receive, as payments of principal, an amount equal to the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount. The Sub-Pool HE Formula Principal Distribution Amount is the sum of (i) all scheduled payments of principal due on each outstanding Home Equity Contract during the related Due Period, (ii) the Scheduled Principal Balance of each Home Equity Contract which, during such Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such Due Period in respect of Home Equity Contracts, (iv) the Scheduled Principal Balance of each Home Equity Contract that became a Liquidated Contract during such Due Period and (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class HE: B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class HE: B-2 Guaranty Payment and corresponding reduction in the Class
HE: B-2 Principal Balance, minus (vi) the Class HE: A-1 ARM Formula Principal Distribution Amount. When the Principal Balance of a Class of Class HE: A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The Sub-Pool HE Senior Percentage for any Payment Date prior to the Class
HE: B Cross-over Date, and for any Payment Date on or after the Class HE: B Cross-over Date on which any Class HE: B Principal Distribution Test is not satisfied (each as described under "Class HE: B-1 Principal" below), will be 100%, and for any Payment Date on or after the Class HE: B Cross-over Date on which each Class HE: B Principal Distribution Test is satisfied will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class HE: A Principal Balance (excluding the Class HE: A-1A ARM Principal Balance and the Class HE: A-1B ARM Principal Balance) and the Class HE: M Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of the Home Equity Contracts (other than the Adjustable Rate Home Equity Contracts) as of the immediately preceding Payment Date.

  The Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount will be distributed, to the extent of the Sub-Pool HE Amount Available after payment of interest on each Class of Class HE: A Certificates other than the Class HE: A-6 IO Certificates, as follows: (i) that portion, if any, of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount equal to the Class HE: A-5 Lockout Pro Rata Distribution Amount will be distributed to the Class HE: A-5 Certificateholders; and (ii) the remainder of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount will be distributed in the following order: first to the Class HE: A-1 Certificateholders until the Class HE: A-1 Principal Balance has been reduced to zero, then to the Class HE: A-2 Certificateholders until the Class HE: A-2 Principal Balance has been reduced to zero, then to the Class HE: A-3 Certificateholders until the Class HE: A-3 Principal Balance has been reduced to zero, and then to the Class HE: A-4 Certificateholders until the Class HE:
A-4 Principal Balance has been reduced to zero. After the Class HE: A-4 Principal Balance has been reduced to zero, Holders of the Class HE: A-5 Certificates will be entitled to receive the entire Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount, up to the amount necessary to reduce the Class HE: A-5 Principal Balance to zero, to the extent the remaining Sub-Pool HE Amount Available is sufficient therefor.

  The "Class HE: A-5 Lockout Pro Rata Distribution Amount," as to any Payment Date, is an amount equal to the lesser of:

    (a) the product of (1) the Class HE: A-5 Lockout Percentage, and (2) the product of (A) a fraction, the numerator of which is the Class HE: A-5 Principal Balance immediately preceding such Payment Date and the denominator of which is the Class HE: A Principal Balance less the sum of the Class HE: A-1A ARM Principal Balance and the Class HE: A-1B ARM Principal Balance immediately preceding such Payment Date, and (B) the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount for such Payment Date, and

    (b) the Class HE: A-5 Principal Balance immediately preceding such Payment Date.

  The "Class HE: A-5 Lockout Percentage," as to any Payment Date occurring during the periods set forth below, is the percentage designated as such as follows:

        PERIOD (DATES INCLUSIVE)               CLASS HE: A-5 LOCKOUT PERCENTAGE
        ------------------------               --------------------------------
   April 1998 through March 2000..............                 0%
   April 2000 through March 2002..............                20%
   April 2002 through March 2003..............                80%
   April 2003 through March 2004..............               100%
   April 2004 and thereafter..................               300%

  On any Payment Date as to which there is a Class HE: A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance of Sub-Pool HE plus the Sub-Pool HE Pre-Funded Amount is less than the Class HE: A Principal Balance), the remaining Sub-Pool HE Amount Available will be distributed pro rata to each Class of Class HE: A Certificates (other than the Class HE: A-6 IO Certificates) based on the Class Principal Balance of each Class (but in no event will such amount exceed the Class Principal Balance of any such Class).

  If, as to any Payment Date, the remaining Sub-Pool HE Amount Available is less than the sum of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount and the Class HE: A-1 ARM Formula Principal Distribution Amount, the amounts to be distributed to the Class HE-A Certificateholders (including the Class HE:A-1A ARM Certificateholders and the Class HE: A-1B ARM Certificateholders but excluding the Class HE: A-6 IO Certificates) will be allocated pro rata based upon the respective portions of the

Sub-Pool HE Amount Available that would have been distributed to the Class HE:A Certificateholders, as described above, had the remaining Sub-Pool HE Amount Available been sufficient therefor.

  As hereinafter described, all losses on Liquidated Home Equity Contracts will be absorbed first by the Class C Certificate, then by the Class HE: B-2 Guaranty Fee otherwise payable to the Company, then by the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, then by the Class HE: B-2 Certificates, then by the Class
HE: B-1 Certificates, then by the Class HE: M-2 Certificates and then by the Class HE: M-1 Certificates. If the Sub-Pool HE Amount Available on any Payment Date is less than the Class HE: A Distribution Amount, the Sub-Pool HE Amount Available will be applied first to the payment of interest on the Class HE: A Certificates and then to the payment of principal to the Class of Class HE: A Certificates then entitled thereto.

Class HE: M-1 Interest

  Interest will be paid to the Class HE: M-1 Certificateholders on each Payment Date, to the extent of the Class HE: M-1 Remaining Amount Available, if any, in an amount (the "Class HE: M-1 Interest Payment Amount") equal to the product of (a) the Class HE: M-1 Pass-Through Rate and (b) the then outstanding Class HE: M-1 Principal Balance less the Class HE: M-1 Liquidation Loss Principal Amount, if any. The "Class HE: M-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class HE: M-2 Certificates, the Class HE: B-1 Certificates and the Class HE: B-2 Certificates (but in no event greater than the Class HE: M-1 Principal Balance). The "Sub-Pool HE Aggregate Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of (i) the aggregate Principal Balance of the Sub-Pool HE Certificates as of the preceding Payment Date (after giving effect to distributions of principal thereon) over (ii) the Pool Scheduled Principal Balance of Sub-Pool HE for such preceding Payment Date plus the Sub-Pool HE Pre-Funded Amount for such preceding Payment Date. Interest on the outstanding Class HE: M-1 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class HE: M-1 Principal Balance is the Original Class HE: M-1 Principal Balance less the sum of all amounts previously distributed to Class
HE: M-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HE: M-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class HE: M-1 Interest Payment Amount to the Class HE: M-1 Certificateholders, the amount of such interest to be distributed in respect of the Class HE: M-1 Certificates will be allocated among the Class HE: M-1 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class HE: M-1 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HE Amount Available remaining after payment of the Class HE: A Distribution Amount, the Class HE:
M-1 Distribution Amount, the Class HE: M-2 Distribution Amount, the Class HE:
B-1 Distribution Amount and the Class HE: B-2 Distribution Amount. Any interest amounts carried forward will bear interest at the Class HE: M-1 Pass-Through Rate, to the extent permitted by law.

  The Class HE: M-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HE: M-1 Principal

  On each Payment Date after the Class HE: A Principal Balance has been reduced to zero, Class HE: M-1 Certificateholders will be entitled to receive, as payments of principal, the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount (as described under "Class HE: A Principal" above) to the extent of the Class HE: M-1 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class HE: M-1 Certificates (other than in respect of Class HE: M-1 Liquidation Loss Principal Amounts), until the Class HE: M-1 Principal Balance has been reduced to zero. On each Payment Date on or after the Class HE: B Cross-over Date on which each Class HE: B Principal Distribution Test is satisfied, payments of principal will be made to Class HE: B-1 or Class HE: B-2 Certificateholders, even if Class HE: M-1 Certificateholders are not yet entitled to receive payments of principal because the Class HE: A Principal Balance has not been reduced to zero.

Class HE: M-2 Interest

  Interest will be paid to the Class HE: M-2 Certificateholders on each Payment Date, to the extent of the Class HE: M-2 Remaining Amount Available, if any, in an amount (the "Class HE: M-2 Interest Payment Amount") equal to the product of (a) the Class HE: M-2 Pass-Through Rate and (b) the then outstanding Class HE: M-2 Principal Balance less the Class HE: M-2 Liquidation Loss Principal Amount, if any. The "Class HE: M-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class HE: B-1 Certificates and the Class HE: B-2 Certificates (but in no event greater than the Class HE: M-2 Principal Balance). Interest on the outstanding Class HE: M-2 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class
HE: M-2 Principal Balance is the Original Class HE: M-2 Principal Balance less the sum of all amounts previously distributed to Class HE: M-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HE: M-2 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class HE: M-2 Interest Payment Amount to the Class
HE: M-2 Certificateholders, the amount of such interest to be distributed in respect to the Class HE: M-2 Certificates will be allocated among the Class
HE: M-2 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class HE: M-2 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HE Amount Available remaining after payment in full of the Class HE: A Distribution Amount, the Class HE: M-1 Distribution Amount, the Class HE: M-2 Distribution Amount, the Class HE: B-1 Distribution Amount, the Class HE: B-2 Distribution Amount and interest accrued and unpaid on the Class HE: M-1 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class HE: M-2 Pass-Through Rate, to the extent permitted by law.

  The Class HE: M-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HE: M-2 Principal

  On each Payment Date after the Class HE: A Principal Balance and the Class
HE: M-1 Principal Balance have been reduced to zero, Class HE: M-2 Certificateholders will be entitled to receive, as payments of principal, the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount (as described under "Class HE: A Principal" above) to the extent of the Class HE: M-2 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class HE:
M-2 Certificates (other than in respect of Class HE: M-2 Liquidation Loss Principal Amounts), until the Class HE: M-2 Principal Balance has been reduced to zero. On each Payment Date on or after the Class HE: B Cross-over Date on which each Class HE: B Principal Distribution Test is satisfied, payments of principal will be made to Class HE: B-1 or Class HE: B-2 Certificateholders, even if Class HE: M-2 Certificateholders are not yet entitled to receive payments of principal because the Class HE: A Principal Balance and Class HE:
M-1 Principal Balance have not been reduced to zero.

Class HE: B-1 Interest

  Interest will be paid to the Class HE: B-1 Certificateholders on each Payment Date, to the extent of the Class HE: B-1 Remaining Amount Available, if any, in an amount (the "Class HE: B-1 Interest Payment Amount") equal to the product of (a) the Class HE: B-1 Pass-Through Rate and (b) the then outstanding Class HE: B-1 Principal Balance less the Class HE: B-1 Liquidation Loss Principal Amount, if any. The "Class HE: B-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the Class HE: B-2 Principal Balance (but in no event greater than the Class HE: B-1 Principal Balance). Interest on the outstanding Class HE: B-1 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class
HE: B-1 Principal Balance is the Original Class HE: B-1 Principal Balance less the sum of all amounts previously distributed to Class HE: B-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HE: B-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class HE: B-1 Interest Payment Amount to the Class
HE: B-1 Certificateholders, the amount of such interest to be distributed in respect of the Class HE: B-1 Certificates will be allocated among the Class
HE: B-1 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class HE: B-1 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HE Amount Available remaining after payment in full of the Class HE: A Distribution Amount, the Class HE: M-1 Distribution Amount, the Class HE: M-2 Distribution Amount, the Class HE: B-1 Distribution Amount, the Class HE: B-2 Distribution Amount and interest accrued and unpaid on the Class HE: M-1 Liquidation Loss Principal Amount and Class HE: M-2 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class B-1 Pass-Through Rate, to the extent permitted by law.

  The Class HE: B-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HE: B-1 Principal

  Prior to the Class HE: B Cross-over Date, there will be no distributions of principal on the Class HE: B-1 Certificates. The Class HE: B Cross-over Date will be the earlier of (A) the Payment Date on which the Class HE: M-2 Principal Balance is reduced to zero, and (B) the first Payment Date on or after the Payment Date in April 2001 on which the fraction, expressed as a percentage, the numerator of which is the Class HE: B Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HE as of the immediately preceding Payment Date, is equal to or greater than 13.5%.

  On each Payment Date on or after the Class HE: B Cross-over Date and prior to the Payment Date on which the Class HE: A Principal Balance and the Class
HE: M Principal Balance have been reduced to zero, holders of Class HE: B Certificates will be entitled to distributions of principal only if each of the following tests (each a "Class HE: B Principal Distribution Test") is satisfied on such Payment Date: (i) the average of the Sub-Pool HE Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed 6%; (ii) the average of the Sub-Pool HE Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed 12%; (iii) the Sub-Pool HE Cumulative Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 7.5%; (iv) the Sub-Pool HE Current Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 2.0%; and (v) the Class HE: B Principal Balance divided by the Pool Scheduled Principal Balance of Sub-Pool HE as of the immediately preceding Payment Date must be equal to or greater than 13.5%.

  On each Payment Date on or after the Class HE: B Cross-over Date, if each Class HE: B Principal Distribution Test is satisfied on such Payment Date, Class HE: B-1 Certificateholders will be entitled to receive, as payments of principal, the Class HE: B Percentage of the Sub-Pool HE Formula Principal Distribution Amount to the extent of the Class HE: B-1 Remaining Amount Available in the Certificate Account on such date after payment of all interest payable on the Class HE: B-1 Certificates (other than in respect of Class HE: B-1 Liquidation Loss Principal Amounts), until the Class HE: B-1 Principal Balance has been reduced to zero. The Class HE: B-2 Certificateholders will not be entitled to any distributions of principal from the Class HE: B-1 Remaining Amount Available until the Class HE: B-1 Principal Balance has been reduced to zero.

  The Class HE: B Percentage for any Payment Date will be equal to 100% minus the Sub-Pool HE Senior Percentage. The Class HE: B Percentage for each Payment Date, if any, after the Class HE: A Principal Balance and the Class HE: M Principal Balance have been reduced to zero will be equal to 100%.

Class HE: B-2 Interest

  Interest will be paid to the Class HE: B-2 Certificateholders on each Payment Date, to the extent of (i) the Class HE: B-2 Remaining Amount Available, if any and (ii) the amount, if any, paid pursuant to the Class HE:
B-2 Limited Guaranty, in an amount (the "Class HE: B-2 Interest Payment Amount") equal to the product of (a) the Class HE: B-2 Pass-Through Rate and
(b) the then outstanding Class HE: B-2 Principal Balance less the Class HE: B-2 Liquidation Loss Principal Amount, if any. The "Class HE: B-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the Sub-Pool HE Aggregate Liquidation Loss Principal Amount (but in no event greater than the Class HE: B-2 Principal Balance). Interest on the outstanding Class HE: B-2 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class HE: B-2 Principal Balance is the Original Class HE:
B-2 Principal Balance less the sum of all amounts previously distributed to Class HE: B-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HE: B-2 Remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of the Class HE: B-2 Interest Payment Amount to the Class HE: B-2 Certificateholders and the Company fails to pay such amount under the Class HE: B-2 Limited Guaranty, the amount of such interest to be distributed in respect of the Class HE: B-2 Certificates will be allocated among the Class HE: B-2 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue in respect of the Class HE: B-2 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HE Amount Available remaining after payment in full of the Class HE: A Distribution Amount, the Class HE: M-1 Distribution Amount, the Class HE: M-2 Distribution Amount, the Class HE: B-1 Distribution Amount, the Class HE: B-2 Distribution Amount and interest accrued and unpaid on the Class HE: M-1 Liquidation Loss Principal Amount, the Class HE: M-2 Liquidation Loss Principal Amount and the Class HE: B-1 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class HE: B-2 Pass-Through Rate, to the extent permitted by law.

  The Class HE: B-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HE: B-2 Principal

  Except for distributions of any amounts representing a Class HE: B-2 Liquidation Loss Principal Amount (as described below), payments of principal on the Class HE: B-2 Certificates will not commence until the Payment Date on which the Class HE: B-1 Principal Balance has been reduced to zero (the "Class
HE: B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class HE: B Principal Distribution Test is satisfied on such Payment Date (unless the Class HE: A Principal Balance and the Class HE: M Principal Balance have been reduced to zero). On any such Payment Date, the Class HE: B Percentage of the Sub-Pool HE Formula Principal Distribution Amount will be distributed, to the extent of the

Class HE: B-2 Remaining Amount Available and any amounts actually paid under the Class HE: B-2 Limited Guaranty after payment of interest on the Class HE:
B-2 Certificates (other than in respect of Class HE: B-2 Liquidation Loss Principal Amounts), to the Class HE: B-2 Certificateholders until the Class
HE: B-2 Principal Balance has been reduced to zero.

  On each Payment Date, the Class HE: B-2 Certificateholders will be entitled to receive pursuant to the Class HE: B-2 Limited Guaranty the Class HE: B-2 Liquidation Loss Principal Amount, if any.

CALCULATION OF ONE-MONTH LIBOR

  "LIBOR" ("London Interbank Offered Rate") with respect to any monthly interest period will be established by the calculation agent appointed by the Trust (the "Calculation Agent") and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such monthly interest period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be designated by the Calculation Agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in the City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the monthly interest period immediately preceding such monthly interest period. Notwithstanding the foregoing, however, LIBOR for a Payment Date shall not be based on LIBOR for the prior Payment Date for three consecutive Payment Dates. If, under the priorities described above, LIBOR for a Payment Date would be based on LIBOR for the previous Payment Date for the second consecutive Payment Date, the Calculation Agent shall select an alternative comparable index (over which the Calculation Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party. The "Calculation Agent" will initially be the Trustee.

SUBORDINATION OF CLASS HI: M CERTIFICATES AND CLASS HI: B CERTIFICATES

  The rights of the holders of the Class HI: M Certificates and the Class HI:
B Certificates to receive distributions with respect to the Home Improvement Contracts comprising Sub-Pool HI, as well as any other amounts constituting Sub-Pool HI Amount Available, will be subordinated to such rights of the Class
HI: A Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: A Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Improvement Contracts. The protection afforded to the Class HI: A Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HI: A Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class
HI: M Certificates and the Class HI: B Certificates, the amount of principal and interest due them on each Payment Date out of the Sub-Pool HI: Amount Available on deposit on such date in the Certificate Account and by the right of the Class HI: A Certificateholders to receive future distributions on the Home Improvement Contracts that would otherwise be payable to the holders of Class HI: M Certificates and Class HI: B Certificates. On each Payment Date the Class HI: M-1 Certificateholders will be entitled to receive only amounts described above under "Class HI: M-1 Interest" and "Class HI: M-1 Principal," the Class HI: M-2 Certificateholders will be entitled to receive only amounts described under "Class HI: M-2 Interest" and "Class HI: M-2 Principal," the Class HI: B-1 Certificateholders will be entitled to receive only amounts described above under "Class HI: B-1 Interest" and "Class HI: B-1 Principal," and the Class HI: B-2 Certificateholders will be entitled to receive only amounts described above under "Class HI: B-2 Interest" and "Class HI: B-2 Principal."

  In addition, the rights of the holders of the Class HI: M-2 Certificates and Class HI: B Certificates to receive distributions with respect to the Home Improvement Contracts, as well as any other amounts constituting Sub-Pool HI Amount Available, will be subordinate to such rights of the Class HI: M-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: M-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Improvement Contracts. The protection afforded to the Class HI: M-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HI: M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class
HI: M-2 Certificates and the Class HI: B Certificates, the amount of principal and interest due them on each Payment Date out of the Class HI: M-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class HI: M-1 Certificateholders to receive future distributions on the Home Improvement Contracts that would otherwise be payable to the holders of Class HI: M-2 Certificates and Class HI: B Certificates.

  In addition, the rights of the holders of the Class HI: B-1 Certificates and the Class HI: B-2 Certificates to receive distributions with respect to the Home Improvement Contracts, as well as any other amounts constituting Sub-Pool HI Amount Available, will be subordinate to such rights of the Class HI: M-2 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: M-2 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Improvement Contracts. The protection afforded to the Class HI: M-2 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HI: M-2 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class
HI: B Certificates, the amount of principal and interest due them on each Payment Date out of the Class HI: M-2 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class HI: M-2 Certificateholders to receive future distributions of the Home Improvement Contracts that would otherwise be payable to the holders of Class HI: B Certificates.

  In addition, the rights of the holders of the Class HI: B-2 Certificates to receive distributions with respect to the Home Improvement Contracts, as well as any other amounts constituting Sub-Pool HI Amount Available, will be subordinate to such rights of the Class HI: B-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: B-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Improvement Contracts. The protection afforded to the Class HI: B-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HI: B-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HI: B-2 Certificates, the amount of principal and interest due them on each Payment Date out of the Class HI: B-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class HI: B-1 Certificateholders to receive future distributions on the Home Improvement Contracts that would otherwise be payable to the holders of Class HI: B-2 Certificates.

  As described above, prior to the time that the Class HI: A Principal Balance is reduced to zero, the distribution of principal to the Class HI: A Certificateholders is intended to include the Sub-Pool HI Senior

Percentage of the Scheduled Principal Balance of each Home Improvement Contract that became a Liquidated Home Improvement Contract during the preceding Due Period. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Home Improvement Contract are less than its Scheduled Principal Balance plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class HI: M, the Class HI: B and the Class C Certificateholders and the Company, since a portion of the Sub-Pool HI Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class HI: A Certificateholders. Likewise, to the extent the Class HI: M-1 Certificateholders or the Class HI:
M-2 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority. If the Sub-Pool HI Amount Available is not sufficient to cover the amounts distributable to the Class HI: A or Class HI: M Certificateholders on a particular Payment Date, then the Sub-Pool HI Senior Percentage on future Payment Dates may be increased and the Class HI: B Percentage on future Payment Dates may be reduced as a result of such deficiency. But for the effect of the relative subordination of the Class HI:
B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts and amounts otherwise distributable to the Class HI: M-2, Class HI: B and Class C Certificateholders, the Class HI: M-1 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the Class HI: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts and amounts otherwise distributable to the Class HI: B and Class C Certificateholders on each Payment Date, the Class HI: M-2 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the Class HI: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts and amounts otherwise distributable to the Class HI: B-2 and Class C Certificateholders, the Class
HI: B-1 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the Class HI: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts and amounts otherwise distributable to the Class C Certificateholder on each Payment Date, and amounts paid under the Class HI:
B-2 Limited Guaranty as described below, the Class HI: B-2 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. Class HI: B-2 Certificateholders, however, will be entitled to receive Class HI: B-2 Guaranty Payments. If the Company fails to make a payment required under the Class HI: B-2 Limited Guaranty, the Class HI: B-2 Certificateholders will incur a loss on their investment in the Class HI: B-2 Certificates.

SUBORDINATION OF CLASS HE: M CERTIFICATES AND CLASS HE: B CERTIFICATES

  The rights of the holders of the Class HE: M Certificates and the Class HE:
B Certificates to receive distributions with respect to the Home Equity Contracts comprising Sub-Pool HE, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinated to such rights of the Class
HE: A Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: A Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Equity Contracts. The protection afforded to the Class HE: A Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HE: A Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HE: M Certificates and the Class HE: B Certificates, the amount of principal and interest due them on each Payment Date out of the Sub-Pool HE Amount Available on deposit on such date in the Certificate Account and by the right of the Class HE: A Certificateholders to receive future distributions on the Home Equity Contracts that would otherwise be payable to the holders of Class HE: M Certificates and Class HE: B Certificates. On each Payment Date the Class HE: M-1 Certificateholders will be entitled to receive only amounts described above under "Class HE: M-1 Interest" and "Class HE: M-1 Principal," the Class HE: M-2 Certificateholders will be entitled to receive only amounts described under "Class HE: M-2 Interest" and "Class HE: M-2 Principal," the Class HE: B-1 Certificateholders will be entitled to receive only amounts described above under "Class HE: B-1 Interest" and "Class HE: B-1 Principal," and the Class HE:
B-2 Certificateholders will be entitled to receive only amounts described above under "Class HE: B-2 Interest" and "Class HE: B-2 Principal."

  In addition, the rights of the holders of the Class HE: M-2 Certificates and Class HE: B Certificates to receive distributions with respect to the Home Equity Contracts, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinate to such rights of the Class HE: M-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: M-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Equity Contracts. The protection afforded to the Class HE: M-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HE: M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HE: M-2 Certificates and the Class HE: B Certificates, the amount of principal and interest due them on each Payment Date out of the Class HE: M-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class HE: M-1 Certificateholders to receive future distributions on the Home Equity Contracts that would otherwise be payable to the holders of Class HE: M-2 Certificates and Class HE: B Certificates.

  In addition, the rights of the holders of the Class HE: B-1 Certificates and the Class HE: B-2 Certificates to receive distributions with respect to the Home Equity Contracts, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinate to such rights of the Class HE: M-2 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: M-2 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Equity Contracts. The protection afforded to the Class HE: M-2 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HE: M-2 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HE: B Certificates, the amount of principal and interest due them on each Payment Date out of the Class HE: M-2 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class HE: M-2 Certificateholders to receive future distributions on the Home Equity Contracts that would otherwise be payable to the holders of Class HE: B Certificates.

  In addition, the rights of the holders of the Class HE: B-2 Certificates to receive distributions with respect to the Home Equity Contracts, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinate to such rights of the Class HE: B-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: B-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Equity Contracts. The protection afforded to the Class HE: B-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HE: B-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HE: B-2 Certificates, the amount of principal and interest due them on each Payment Date out of the Class HE: B-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class HE: B-1

Certificateholders to receive future distributions on the Home Equity Contracts that would otherwise be payable to the holders of Class HE: B-2 Certificates.

  As described above, prior to the time that the Class HE: A Principal Balance is reduced to zero, the distribution of principal to the Class HE: A Certificateholders is intended to include (i) the Sub-Pool HE Senior Percentage of the Scheduled Principal Balance of each Home Equity Contract (other than the Adjustable Rate Contracts) that became a Liquidated Contract during the preceding Due Period and (ii) the Scheduled Principal Balance of each Adjustable Rate Contract that became a Liquidated Contract during the preceding Due Period. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Home Equity Contracts are less than the Scheduled Principal Balance of such Liquidated Contracts plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class HE: M, the Class HE: B and the Class C Certificateholders and the Company, since a portion of the Sub-Pool HE Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class HE: A Certificateholders. Likewise, to the extent the Class HE: M-1 Certificateholders or the Class HE: M-2 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority. If the Sub-Pool HE Amount Available is not sufficient to cover the amounts distributable to the Class
HE: A or Class HE: M Certificateholders on a particular Payment Date, then the Sub-Pool HE Senior Percentage on future Payment Dates may be increased and the Class HE: B Percentage on future Payment Dates may be reduced as a result of such deficiency. But for the effect of the relative subordination of the Class
HE: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts and amounts otherwise distributable to the Class HE: M-2, Class HE: B and Class C Certificateholders, the Class HE: M-1 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the Class HE: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts and amounts otherwise distributable to the Class HE: B and Class C Certificateholders on each Payment Date, the Class HE: M-2 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the Class HE: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts and amounts otherwise distributable to the Class HE: B-2 and Class C Certificateholders, the Class HE: B-1 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the Class HE: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts and amounts otherwise distributable to the Class C Certificateholder on each Payment Date, and amounts paid under the Class HE: B-2 Limited Guaranty as described below, the Class HE: B-2 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. Class HE: B-2 Certificateholders, however, will be entitled to receive Class HE: B-2 Guaranty Payments. If the Company fails to make a payment required under the Class HE: B-2 Limited Guaranty, the Class HE: B-2 Certificateholders will incur a loss on their investment in the Class HE: B-2 Certificates.

ADVANCES

  To the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a Delinquent Payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent funds available therefor in the Certificate Account.

  If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent funds available therefor in the Certificate Account, or (ii) the Trustee determines that it is not legally able to make such Advance.

REPORTS TO CERTIFICATEHOLDERS

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class HI:
  A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of each Class of Class HI:
  A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HI: A Formula Distribution Amount exceeds the Class HI: A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class HI: A Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Sub-Pool HI Senior Percentage for such Payment Date;

    (f) the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment
  Date;

    (g) the Sub-Pool HI Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class HI: A Principal Balance, the Class HI: M Principal Balance and the Class HI: B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance of Sub-Pool
  HI); and

    (h) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: A Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HI: M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HI: M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HI: M-1 Formula Distribution Amount exceeds the Class HI: M-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class HI: M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class HI: M-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Sub-Pool HI Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment
  Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: M-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HI: M-2 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HI: M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HI: M-2 Formula Distribution Amount exceeds the Class HI: M-2 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class HI: M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class HI: M-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Sub-Pool HI Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment
  Date;

    (h) the Sub-Pool HI Pool Factor; and

    (i) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: M-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: B-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HI: B-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HI: B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HI: B-1 Formula Distribution Amount exceeds the Class HI: B-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class HI: B-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class HI: B-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Class HI: B Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment
  Date;

    (h) the Sub-Pool HI Pool Factor; and

    (i) the number and aggregate principal balance of Sub-Pool HI delinquent
  (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: B-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: B-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class HI: B-2 Certificates allocable to interest;

    (b) the amount of such distribution to holders of Class HI: B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the sum of the Class HI: B-2 Formula Distribution Amount and the Class HI: B-2 Liquidation Loss Principal Amount, if any, exceeds the Class HI: B-2 Distribution Amount for such Payment Date;

    (d) the Class HI: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date;

    (e) any unpaid interest on any Class HI: B-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Class HI: B-2 Guaranty Payment, if any, for such Payment Date;

    (g) the Class HI: B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

    (h) the Class HI: B Percentage for such Payment Date;

    (i) the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment
  Date;

    (j) the Sub-Pool HI Pool Factor; and

    (k) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class HI: B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: B-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class HE:
  A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of each Class of Class HE:
  A Certificates allocable to principal (separately identifying (1) the aggregate amount of any Principal Prepayments included) and (2) that portion of any such distribution to Class HE: A-5 Certificateholders constituting the Class HE: A-5 Lockout Pro Rata Distribution);

    (c) the amount, if any, by which the Class HE: A Formula Distribution Amount exceeds the Class HE: A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class HE: A Certificates and the Notional Principal Amount for the Class HE: A-6 IO Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Sub-Pool HE Senior Percentage and the Class HE: A-5 Lockout Percentage for such Payment Date;

    (f) the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment
  Date;

    (g) the Sub-Pool HE Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class HE: A Principal Balance, the Class HE: M Principal Balance and the Class HE: B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance of Sub-Pool
  HE); and

    (h) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: A Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HE: M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HE: M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HE: M-1 Formula Distribution Amount exceeds the Class HE: M-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class HE: M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class HE: M-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Sub-Pool HE Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment
  Date;

    (h) the Sub-Pool HE Pool Factor; and

    (i) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: M-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HE: M-2 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HE: M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HE: M-2 Formula Distribution Amount exceeds the Class HE: M-2 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class HE: M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class HE: M-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Sub-Pool HE Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment
  Date;

    (h) the Sub-Pool HE Pool Factor; and

    (i) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: M-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: B-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HE: B-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HE: B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HE: B-1 Formula Distribution Amount exceeds the Class HE: B-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class HE: B-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class HE: B-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Class HE: B Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment
  Date;

    (h) the Sub-Pool HE Pool Factor; and

    (i) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: B-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: B-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class HE: B-2 Certificates allocable to interest;

    (b) the amount of such distribution to holders of Class HE: B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the sum of the Class HE: B-2 Formula Distribution Amount and the Class HE: B-2 Liquidation Loss Principal Amount, if any, exceeds the Class HE: B-2 Distribution Amount for such Payment Date;

    (d) the Class HE: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date;

    (e) any unpaid interest on any Class HE: B-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Class HE: B-2 Guaranty Payment, if any, for such Payment Date;

    (g) the Class HE: B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

    (h) the Class HE: B Percentage for such Payment Date;

    (i) the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment
  Date;

    (j) the Sub-Pool HE Pool Factor; and

    (k) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class HE: B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: B-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

REPURCHASE OPTION

  The Agreement provides that at any time that the Pool Scheduled Principal Balance of the Contract Pool is less than 10% of the Cut-off Date Pool Principal Balance of the Contract Pool, the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts (other than any Contract as to which title to the underlying property has been assigned) at a price sufficient to pay the Aggregate Certificate Principal Balance plus the Monthly Interest due on all Certificates on the Payment Date occurring in the month following the date of repurchase. Such amount will be distributed on such Payment Date.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Servicer will manage, administer, service and make collections on the Contracts, exercising the degree of skill and care required by FHA and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties, but is required under FHA regulations to monitor and ensure the maintenance of flood insurance on properties securing FHA-insured Home Improvement Contracts located in federally designated special flood hazard areas. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured contracts and generally on junior lien secured contracts with amounts financed of over $20,000.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) for servicing the Contracts comprising each Sub-Pool equal to one-twelfth of the product of .75% and the remaining Pool Scheduled Principal Balance of the Contracts in such Sub-Pool plus the related Pre-Funded Amount (if any).

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its servicing fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

EVIDENCE AS TO COMPLIANCE

  The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Description of the Certificates--Reports to Certificateholders." Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, beginning in 1998, the Servicer will deliver to the Trustee a report of KPMG Peat Marwick LLP, or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  The Agreement provides that the Servicer shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

  The Agreement provides that a Certificateholder holding Certificates representing at least 5% of the Aggregate Certificate Principal Balance will have the same rights of inspection as the Trustee and may upon written request to the Servicer receive copies of all reports provided to the Trustee.

TRANSFERABILITY

  The Certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

CERTAIN MATTERS RELATING TO THE COMPANY

  The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

EVENTS OF TERMINATION

  An Event of Termination under the Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four Business Days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer contract with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

RIGHTS UPON AN EVENT OF TERMINATION

  If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates representing 25% or more of the Aggregate Certificate Principal Balance may terminate all of the Servicer's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the prior servicer or any obligation of the Company to repurchase Contracts for breach of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. In addition, the Trustee will notify FHA of the Servicer's termination as Servicer of the FHA-insured Home Improvement Contracts and will request that the portion of the Servicer's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance" in the Prospectus. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company as Servicer under the Agreement without the consent of all of the Certificateholders.

TERMINATION OF THE AGREEMENT

  The Agreement will terminate (after distribution of all principal and interest then due to Certificateholders) on the earlier of (a) the Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's repurchase of the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

AMENDMENT; WAIVER

  The Agreement may be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

  The Agreement may also be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA regulations, provided that prior to any such amendment S&P and Fitch shall have confirmed that the ratings of the Certificates will not be lowered or withdrawn following such amendment.

  The Agreement may also be amended from time to time by the Trustee, the Servicer and the Company with the consent of holders of Certificates representing 66 2/3% or more of the Aggregate Certificate Principal Balance, and holders of Certificates representing 51% or more of the Aggregate Certificate Principal Balance may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate, or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without unanimous consent of the Certificateholders.

  The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

INDEMNIFICATION

  The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation
(a) arising out of or resulting from the use or ownership by the Company or any affiliate thereof of any real estate securing a Contract, (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (c) with respect to certain other tax matters.

  The Agreement also provides that the Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Contract.

DUTIES AND IMMUNITIES OF THE TRUSTEE

  The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Contracts, or deposited into the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.

  Under the Agreement the Servicer will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company, the Servicer and the Certificateholders of any change thereof.

THE TRUSTEE

  First Trust National Association has its corporate trust offices at 180 East Fifth Street, St. Paul, Minnesota 55101.

  The Trustee may resign from its duties under the Agreement at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Any successor Trustee must be an FHA Title I approved lender.

REGISTRATION OF THE CERTIFICATES

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein. Holders of the Certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  CEDEL and Euroclear will hold omnibus positions in the Certificates on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  The beneficial owners of Certificates ("Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Company advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

               DESCRIPTION OF THE CLASS HI: B-2 LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class HI: B-2 Certificates and liquidation losses and delinquencies on the Home Improvement Contracts, the Company will provide a guaranty (the "Class HI: B-2 Limited Guaranty") against losses that would otherwise be borne by the Class HI: B-2 Certificates. Each payment required to be made under the Class HI: B-2 Limited Guaranty is referred to as a "Class HI: B-2 Guaranty Payment." Prior to the Class HI: B-1 Cross-over Date, and on any Payment Date on or after the Class
HI: B-1 Cross-over Date on which a Class HI: B Principal Distribution Test is not satisfied, the Class HI: B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class HI: B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class HI: B-2 Certificates) and (b) the Class HI: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (ii) the Class HI: B-2 Distribution Amount for such Payment Date. The Class HI: B-2 Liquidation Loss Principal Amount for any Payment Date equals the amount, if any, by which the sum of the Class HI: A Principal Balance, the Class HI: M Principal Balance and the Class HI: B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment Date (but in no event greater than the Class HI: B-2 Principal Balance). The Class HI: B-2 Liquidation Loss Principal Amount is, in substance, the amount of delinquencies and losses experienced on the Home Improvement Contracts during the related Due Period that was not absorbed by the Class C Certificate and the related Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts. On each Payment Date on or after the Class HI: B-1 Cross-over Date, if each Class HI: B Principal Distribution Test is satisfied on such Payment Date (or the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero), the Class HI: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class HI: B-2 Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class

HI: B-2 Principal Liquidation Loss Amount, if any, for such Payment Date exceeds (b) the Class HI: B-2 Distribution Amount for such Payment Date.

  The Class HI: B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class HI: B-2 Limited Guaranty will not benefit in any way, or result in any payment to, the Class HI: A-1, Class HI:
A-2, Class HI: A-3, Class HI: A-4, Class HI: M-1, Class HI: M-2 or Class HI:
B-1 Certificateholders.

  As compensation for providing the Class HI: B-2 Limited Guaranty, the Company will be entitled to receive a Class HI: B-2 Guaranty Fee on each Payment Date equal to the lesser of (a) the Sub-Pool HI Amount Available less the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount, the Class HI: B-1 Distribution Amount, the Class HI: B-2 Distribution Amount, the Monthly Servicing Fee and certain other amounts required to be paid to the Servicer, the Trustee, the Class C Certificateholder and the Company (see "Description of the Certificates-- Payments on Contracts"), and (b) an amount equal to 1/12th of the product of 3% and the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount for the immediately preceding Payment Date.

               DESCRIPTION OF THE CLASS HE: B-2 LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class HE: B-2 Certificates and liquidation losses and delinquencies on the Home Equity Contracts, the Company will provide a guaranty (the "Class HE: B-2 Limited Guaranty") against losses that would otherwise be borne by the Class HE: B-2 Certificates. Each payment required to be made under the Class HE: B-2 Limited Guaranty is referred to as a "Class HE: B-2 Guaranty Payment." Prior to the Class HE: B-1 Cross-over Date, and on any Payment Date on or after the Class
HE: B-1 Cross-over Date on which a Class HE: B Principal Distribution Test is not satisfied, the Class B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class HE: B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class HE: B-2 Certificates) and (b) the Class HE: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (ii) the Class HE: B-2 Distribution Amount for such Payment Date. The Class HE: B-2 Liquidation Loss Principal Amount for any Payment Date equals the amount, if any, by which the sum of the Class HE: A Principal Balance, the Class HE: M Principal Balance and the Class HE: B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment Date (but in no event greater than the Class HE: B-2 Principal Balance). The Class HE: B-2 Liquidation Loss Principal Amount is, in substance, the amount of delinquencies and losses experienced on the Home Equity Contracts during the related Due Period that was not absorbed by the Class C Certificate and the related Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts. On each Payment Date on or after the Class HE: B-1 Cross-over Date, if each Class HE: B Principal Distribution Test is satisfied on such Payment Date (or the Class HE: A Principal Balance and the Class HE: M Principal Balance have been reduced to zero), the Class HE: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class HE: B-2 Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class HE: B-2 Principal Liquidation Loss Amount, if any, for such Payment Date exceeds (b) the Class
HE: B-2 Distribution Amount for such Payment Date.

  The Class HE: B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class HE: B-2 Limited Guaranty will not benefit in any way, or result in any payment to, the Class HE: A-1A ARM, Class
HE: A-1B ARM, Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, Class HE: A-6 IO, Class HE: M-1, Class HE: M-2 or Class HE: B-1 Certificateholders.

  As compensation for providing the Class HE: B-2 Limited Guaranty, the Company will be entitled to receive a Class HE: B-2 Guaranty Fee on each Payment Date equal to the lesser of (a) the Sub-Pool HE Amount

Available less the Class HE: A Distribution Amount, the Class HE: M-1 Distribution Amount, the Class HE: M-2 Distribution Amount, the Class HE B-1 Distribution Amount, the Class HE B-2 Distribution Amount, the Monthly Servicing Fee and certain other amounts required to be paid to the Servicer, the Trustee, the Class C Certificateholder and the Company (see "Description of the Certificates--Payments on Contracts"), and (b) an amount equal to 1/12th of the product of 3% and the Pool Scheduled Principal Balance of Sub-Pool HE plus the Sub-Pool HE Pre-Funded Amount for the immediately preceding Payment Date.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Upon the issuance of the Certificates, Dorsey & Whitney LLP, counsel to the Company, will deliver its opinion that, assuming that two separate elections are made to treat segregated portions of the assets of the Trust as REMICs (respectively, the "Master REMIC" and the "Subsidiary REMIC"), and further assuming ongoing compliance with the terms of the Agreement, the Master REMIC and the Subsidiary REMIC will each qualify as a REMIC, the Subsidiary REMIC Regular Interests, which are not being offered hereunder, will be treated as "regular interests" in the Subsidiary REMIC, and each Class of Sub-Pool HI Certificates and Sub-Pool HE Certificates will be treated as "regular interests" in the Master REMIC for federal income tax purposes. The Class C Subsidiary Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Subsidiary REMIC, and the Class C Master Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Master REMIC.

  Other than the Class HE: A-6 IO Certificates, it is not anticipated that any of the Certificates will be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used to determine the rate of accrual of original issue discount, market discount and premium, if any, will be based on the assumption that the Contracts will prepay at a rate equal to 100% of the applicable Prepayment Assumption as to the Home Improvement Contracts comprising Sub-Pool HI and 125% of the applicable Prepayment Assumption as to the Fixed-Rate Home Equity Contracts included in Sub-Pool HE and 30% CPR as to the Adjustable Rate Contracts included in Sub-Pool HE.

  Although the tax treatment is not entirely certain, the Class HE: A-6 IO Certificates will be treated as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. Although unclear, a holder of a Class HE: A-6 IO Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Home Equity Contracts.

  Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in "loans secured by an interest in real property" and "real estate assets" for purposes of Sections 7701(a)(19)(C) and 856(c)(5) of the Code, respectively, in the same proportion that the assets in the Master REMIC consist of qualifying assets under such sections. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c) of the Code.

  For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the Prospectus.

                             ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class HI: A Certificates and the Class HE: A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted administrative exemptions to Lehman Brothers Inc. (Prohibited Transaction Exemption No. 91-14, 56 Fed. Reg. 7413 (1991)), to Credit Suisse First Boston Corporation (Prohibited Transaction Exemption 89-90; Exemption Application No. D-6555, 54 Fed. Reg. 42,581 (1989)), and to Salomon Brothers Inc (Prohibited Transaction Exemption 89-89, as amended; Exemption Application No. D-6446, 54 Fed. Reg. 42,589
(1989)), (the "Exemptions") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The receivables covered by the Exemptions include home improvement contracts and home equity loans such as the Contracts. The Exemptions will apply to the acquisition, holding, and resale of the Class HI: A Certificates and the Class HE: A Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemptions to apply to the Class HI: A Certificates and the Class HE: A Certificates are the following:

    (1) The acquisition of the Class HI: A Certificates or Class HE: A Certificates by a Plan is on terms (including the price for the Class HI: A Certificates or Class HE: A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class HI: A Certificates or Class HE: A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class HI: A Certificates or Class HE: A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc. (the "Exemptions Rating Agencies");

    (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class HI: A Certificates or Class HE: A Certificates represents not more than reasonable compensation for underwriting the Class HI: A Certificates or Class HE: A Certificates, as applicable. The sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Class HI: A Certificates or Class HE: A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemptions would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class HI: A Certificates or Class HE: A Certificates in connection with the initial issuance, at least fifty percent (50%) of the Class HI: A Certificates or Class HE: A Certificates, as applicable, are acquired by persons independent of the Restricted Group, (ii) the Plan's investment in Class HI: A Certificates or Class HE: A Certificates does not exceed twenty-five percent (25%) of all of the Class HI: A Certificates or Class HE: A Certificates, as applicable, outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemptions, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to each Sub-Pool, the amendment will generally allow related Contracts supporting payments to related Certificateholders, and having a value equal to no more than 25% of the total principal amount of the related Certificates, to be transferred to the Trust during the Pre-Funding Period, instead of requiring that all such Contracts be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemptions, provided that the following general conditions are met:

    (1) the ratio of the amount allocated to the related Pre-Funding Account to the total principal amount of the related Certificates being offered must be less than or equal to 25%;

    (2) all Subsequent Home Equity Contracts and Subsequent Home Improvement Contracts transferred to the related Sub-Pool after the Closing Date must meet the same terms and conditions for eligibility as the Initial Home Equity Contracts or Initial Home Improvement Contracts, as the case may be, which terms and conditions have been approved by one of the Exemptions Rating Agencies;

    (3) the transfer of the Subsequent Home Equity Contracts and Subsequent Home Improvement Contracts to the Trust during the Pre-Funding Period must not result in the Certificates to be covered by the Exemptions receiving a lower credit rating from an Exemptions Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

    (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for each of Sub-Pool HE and Sub-Pool HI at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Initial Home Equity Contracts and the Initial Home Improvement Contracts, respectively;

    (5) for transactions occurring on or after May 23, 1997, either:

      (i) the characteristics of the Subsequent Home Equity Contracts and Subsequent Home Improvement Contracts must be monitored by an insurer or other credit support provider which is independent of the Company; or

      (ii) an independent accountant retained by the Company must provide the Company with a letter (with copies provided to the Exemptions Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Home Equity Contracts and the Subsequent Home Improvement Contracts conform to the characteristics described in the Prospectus or Prospectus Supplement and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Initial Home Equity Contracts and the Initial Home Improvement Contracts, respectively;

    (6) the Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the related Pre-Funding Account falls below the minimum level specified in the Agreement or an event of default occurs;

    (7) amounts transferred to any Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments which are permitted by the Exemptions Rating Agencies rating the Certificates, and such investment must be described in the Agreement and must:

      (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

      (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemptions Rating Agencies;

    (8) the Prospectus or Prospectus Supplement must describe the duration of the Funding Period; and

    (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust, must enforce all the rights created in favor of Certificateholders of the Trust, including employee benefit plans subject to ERISA.

  In its prefatory comments to the amendment as proposed by DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the Exemptions, but did not satisfy the conditions of the amendment as proposed, could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the Pre-Funding Accounts may not satisfy the conditions of the amendment in that each Pre-Funding Account may exceed 25% of the total principal amount of the related Certificates, funds in the Pre-Funding Accounts in excess of such 25% threshold will be used by the Trust solely to purchase Subsequent Home Equity Loans or Subsequent Home Improvement Loans, as applicable, in accordance with the Agreement from a fixed pool of loans that will have been specifically identified prior to the Closing Date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the Agreement, will be acquired using the related Pre-Funded Account. Accordingly, the Company believes that the existence of the Pre-Funding Accounts should not cause the Exemptions to be inapplicable.

  The Company believes that the Exemptions will apply to the acquisition and holding of Class HI: A Certificates or Class HE: A Certificates sold by the Underwriters and by Plans and that all conditions of the Exemptions other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class HI: A Certificates or Class HE: A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class HI: A Certificates and Class HE: A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class HI: A Certificates and Class HE: A Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemptions or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  In addition to the Exemptions, some or all of the transactions involving the purchase, holding and resale of Certificates that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules and related taxes and penalties under certain class exemptions granted by the DOL, including Prohibited Transaction Class Exemption ("PTCE") 83-1, which exempts certain transactions involving employee benefit plans and mortgage pool investment trusts, PTCE 86-128, which exempts certain transactions involving employee benefit plans and certain broker-dealers, PTCE 90-1, which exempts certain transactions involving employee benefit plans and insurance company pooled separate accounts, and PTCE 91-38, which exempts certain transactions involving employee benefit plans and bank collective investment funds. There also may be other exemptions applicable to a particular transaction involving the Trust. A Plan that intends to acquire any class of the Certificates should consult with its own counsel regarding whether such investment would cause a prohibited transaction to occur and whether the terms and conditions of an applicable class exemption may be satisfied.

  The three administrative exemptions referred to herein as the Exemptions are included in the "underwriter exemptions" listed in PTCE 95-60. Consequently, the exemption provided by PTCE 95-60 may apply to the acquisition and holding of the Certificates by an insurance company general account in which an employee benefit plan has an interest. The Small Business Job Protection Act of 1996 (the "1996 Act") became effective on August 20, 1996. The 1996 Act amends ERISA to require the DOL to issue regulations to clarify, retroactively, the application of ERISA and the prohibited transaction provisions of the Code to insurance company general accounts. Any insurance company which proposes to purchase any Certificates for its general account should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the insurance company's acquisition and ownership of any of the Certificates. Assets of an insurance company general account in which an employee benefit plan has an interest should not be invested in any of the Certificates unless it is clear that PTCE 95-60, the 1996 Act or other exemptive relief will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  No transfer of any Class of Certificates other than the Class HI: A Certificates and the Class HE: A Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of any other Class of Certificates by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring such a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                                 UNDERWRITING

  The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Certificates set forth opposite their names below.

                    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                      CLASS        CLASS        CLASS        CLASS        CLASS        CLASS        CLASS        CLASS
                     HI: A-1      HI: A-2      HI: A-3      HI: A-4      HI: M-1      HI: M-2       H1:B-1       H1:B-2
  UNDERWRITER      CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
  -----------      ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Lehman Brothers
 Inc. ............ $13,750,000  $ 9,334,000  $ 4,950,000  $11,968,000  $ 4,000,000   $2,500,000   $2,375,000   $1,125,000
Credit Suisse
       First
       Boston
       Corporation.$13,750,000. $ 9,333,000  $ 4,950,000  $11,966,000  $ 4,000,000   $2,500,000   $2,375,000   $1,125,000
Salomon Brothers
 Inc.............. $13,750,000  $ 9,333,000  $ 4,950,000  $11,966,000  $ 4,000,000   $2,500,000   $2,375,000   $1,125,000
                   -----------  -----------  -----------  -----------  -----------   ----------   ----------   ----------
  Totals.......... $41,250,000  $28,000,000  $14,850,000  $35,900,000  $12,000,000   $7,500,000   $7,125,000   $3,375,000
                   ===========  ===========  ===========  ===========  ===========   ==========   ==========   ==========

                          PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                          AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                            CLASS        CLASS        CLASS        CLASS        CLASS        CLASS        CLASS
                         HE: A-1A ARM HE: A-1B ARM   HE: A-1      HE: A-2      HE: A-3      HI: A-4      HE: A-5
  UNDERWRITER            CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
  -----------            ------------ ------------ ------------ ------------ ------------ ------------ ------------
Lehman Brothers Inc. ... $ 5,000,000  $ 38,334,000 $31,668,000  $ 7,000,000  $18,334,000  $ 6,000,000  $ 5,334,000
Credit Suisse First
       Boston
       Corporation...... $ 5,000,000  $ 38,333,000 $31,666,000  $ 7,000,000  $18,333,000  $ 6,000,000  $ 5,333,000
Salomon Brothers Inc.... $ 5,000,000  $ 38,333,000 $31,666,000  $ 7,000,000  $18,333,000  $ 6,000,000  $ 5,333,000
                         -----------  ------------ -----------  -----------  -----------  -----------  -----------
  Totals................ $15,000,000  $115,000,000 $95,000,000  $21,000,000  $55,000,000  $18,000,000  $16,000,000
                         ===========  ============ ===========  ===========  ===========  ===========  ===========

                          PERCENTAGE   PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                         INTEREST OF   AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                            CLASS        CLASS        CLASS        CLASS        CLASS
                          HE: A-6 IO    HE: M-1      HE: M-2      HE: B-1      HE: B-2
  UNDERWRITER            CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
  -----------            ------------ ------------ ------------ ------------ ------------
Lehman Brothers Inc. ...     100%     $ 8,000,000  $ 4,668,000  $ 5,334,000  $ 3,668,000
Credit Suisse First
       Boston
       Corporation......       0%     $ 8,000,000  $ 4,666,000  $ 5,333,000  $ 3,666,000
Salomon Brothers Inc....       0%     $ 8,000,000  $ 4,666,000  $ 5,333,000  $ 3,666,000
                             ----     -----------  -----------  -----------  -----------
  Totals................     100%     $24,000,000  $14,000,000  $16,000,000  $11,000,000
                             ====     ===========  ===========  ===========  ===========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any such Certificates are purchased. In the event of a default by the Underwriters, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Company has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                              SELLING   REALLOWANCE
        CLASS                                CONCESSION  DISCOUNT
        -----                                ---------- -----------
        HI:A-1..............................   0.150%     0.100%
        HI:A-2..............................   0.200%     0.100%
        HI:A-3..............................  0.2375%     0.125%
        HI:A-4..............................   0.250%     0.150%
        HI:M-1..............................   0.275%     0.150%
        HI:M-2..............................   0.300%     0.150%
        HI:B-1..............................   0.350%     0.175%
        HI:B-2..............................   0.400%     0.200%
        HE:A-1A ARM.........................   0.200%     0.100%
        HE:A-1B ARM.........................   0.200%     0.100%
        HE:A-1..............................  0.1375%     0.100%
        HE:A-2..............................   0.200%     0.100%
        HE:A-3..............................   0.250%     0.125%
        HE:A-4..............................   0.275%     0.150%
        HE:A-5..............................   0.300%     0.150%
        HE:A-6 IO...........................   0.100%     0.050%
        HE:M-1..............................   0.300%     0.150%
        HE:M-2..............................   0.325%     0.150%
        HE:B-1..............................   0.375%     0.175%
        HE:B-2..............................   0.400%     0.200%

  In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Certificates.

  Each Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement contract or home equity loan pass-through certificates without the consent of the Underwriters.

  Each of the Underwriters (or affiliates thereof) has from time to time provided warehouse and other financing to the Company.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Company and the Trust by Dorsey & Whitney LLP, Minneapolis, Minnesota, and for the Underwriters by Thacher Proffitt & Wood, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by Dorsey & Whitney LLP.

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the Certificates will be available only in book-entry form (the "Global Certificates"). Investors in the Global Certificates may hold such Global Certificates through any of DTC, CEDEL or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Certificates are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipts of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 846(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Certificates or such owner's agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Certificate or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a foreign trust within the meaning of Section 7701 (1)(31) of the Code. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.

             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
            CERTIFICATES FOR HOME IMPROVEMENT AND HOME EQUITY LOANS
                             (ISSUABLE IN SERIES)

  Certificates for Home Improvement and Home Equity Loans ("Certificates") of one or more series (each, a "Series") may be sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more classes or subclasses (each, a "Class"), as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.

  The Certificates evidence specified interests in separate pools of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts") and (ii) closed-end home equity loans (the "Home Equity Contracts," and, together with the Home Improvement Contracts, collectively the "Contracts"), as more particularly described herein, and liens on the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by Green Tree Financial Corporation (the "Company"). Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a pool insurance policy, letter of credit, surety bond, guarantee of the Company, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Certificates, or one or more Classes of such Series, evidencing interests in the Contracts. The Company will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts.

  Each Series of Certificates may include one or more senior Classes of Certificates (the "Senior Certificates") and one or more subordinate Classes of Certificates (the "Subordinated Certificates"). A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. Certificates of a Series may be divided into two or more Classes which (i) represent interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Contracts relating to such Series, as specified in the related Prospectus Supplement, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series, or on a planned or targeted amortization schedule or upon the occurrence of other specified events. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered thereby.

  The Prospectus Supplement will set forth the Pass-Through Rate that will be paid to Certificateholders of each Class of a given Series. Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, the only obligations of the Company with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except as otherwise specified in the related Prospectus Supplement, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. See "Description of the Certificates--Advances" and "-- Distributions on Certificates."

  There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

  The Company may elect to cause the Trust Fund relating to a Series of Certificates to be treated as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                               ---------------

  THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES
    AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES COMMISSION NOR  HAS
       THE SECURITIES AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES
         COMMISSION  PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS
           PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY IS  A
              CRIMINAL OFFENSE.

THE  ATTORNEY GENERAL OF THE STATE OF  NEW YORK HAS NOT PASSED ON  OR ENDORSED
 THE  MERITS  OF  THIS  OFFERING.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS
  UNLAWFUL.

  This Prospectus may not be used to consummate sales of all or a portion of any Series of Certificates unless accompanied by a Prospectus Supplement relating to those particular Classes of Certificates.

                The date of this Prospectus is March 24, 1998.

                         REPORTS TO CERTIFICATEHOLDERS

  The Company will cause to be provided to the holders of the Certificates of each Series certain monthly and annual reports concerning such Certificates and the related Trust Fund as further described in the related Prospectus Supplement under "Description of the Certificates--Reports to Certificateholders."

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock and rights to purchase preferred shares are listed on the New York Stock Exchange ("NYSE") and on the Pacific Stock Exchange ("PSE"). The Company's Senior Subordinated Debentures are also listed on the NYSE and the PSE. The Company's Senior Subordinated Notes are listed on the NYSE. Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York and the Pacific Stock Exchange, Inc., 310 Pine Street, San Francisco, California.

                            ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document referred to are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  With respect to any Class of Certificates that is supported by a guarantee of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which has been filed with the Commission, is hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates, shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement relating to a Class of Certificates that is supported by a guarantee of the Company, and to be a part thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                                SUMMARY OF TERMS

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement.

Title of Securities..........  Certificates for Home Improvement and Home Eq-
                                uity Loans (Issuable in Series) (the "Certifi-cates").

Seller.......................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer," which term shall include any successor to Green Tree Financial Corporation in such capacity under the applicable Agreement (as defined herein)).

Risk Factors.................  Certain special considerations are particularly relevant to a decision to invest in any Certif-icates sold hereunder. See "Risk Factors" here-in.

Securities Offered...........  Certificates evidencing interests in pools of
                                Contracts (as defined herein) may be issued from time to time in one or more series (each, a "Series") pursuant to separate Pooling and Servicing Agreements (each, an "Agreement") be-tween the Company, as Seller and Servicer, and the Trustee specified in the related Prospectus Supplement for such Series of Certificates (the "Trustee").

The Contracts................  The Contracts underlying a Series of Certifi-
                                cates (the "Contract Pool") will be fixed or variable rate Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of (1) home improvement contracts and promissory notes (the "Home Improvement Contracts"), which will be either conventional contracts or contracts insured by the Federal Housing Administration ("FHA") pursuant to Ti-tle I of the National Housing Act ("Title I"), and (2) closed-end home equity loans (the "Home Equity Contracts"). Each Contract will be se-cured by the related real estate. If so speci-fied in the related Prospectus Supplement, the Contract Pool may be divided into two or more sub-pools, in which event the Certificates of certain specified Classes may be payable pri-marily from, and in respect of, the Contracts comprising a given sub-pool.

                               The Prospectus Supplement for each Series will
                                provide information with respect to (i) the ag-gregate principal balance of the Contracts com-prising the Contract Pool, as of the date spec-ified in the Prospectus Supplement (the "Cut-off Date"); (ii) the weighted average and range of contractual rates of interest (each, a "Con-tract Rate") on the Contracts; (iii) the weighted average and ranges of terms to sched-uled maturity of the Contracts as of origina-tion and as of the Cut-off Date; (iv) the per-centage of the Contracts that are Home Improve-ment Contracts and Home Equity Contracts, re-spectively; (v) the percentage of Contracts that are FHA-insured; (vi) the average out-standing principal balance of the Contracts as of the Cut-off Date; and (vii) the geographic location of improved real estate underlying the Con-tracts. In addition, if so specified in the re-lated Prospectus Supplement, additional Con-tracts may be purchased from the Company during the Pre-Funding Period specified in the related Prospectus Supplement, from funds on deposit in a Pre-Funding Account.

                               Except as otherwise specified in the related
                                Prospectus Sup-plement, the Contracts will have been originated by the Company on an individual basis in the ordinary course of its business.

Description of                 The Certificates of each Series may be issued in
 Certificates................   one or more Classes or subclasses as and on the
                                terms specified in the related Prospectus Sup-plement, each of which will evidence the inter-est specified in the related Prospectus Supple-ment in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust Fund"). For con-venience of description, any reference in this Prospectus to a "Class" of Certificates in-cludes a reference to any subclasses of such Class. If so specified in a Prospectus Supple-ment, a Series of Certificates may include one or more Classes which (i) are entitled to re-ceive distributions only in respect of princi-pal ("Principal Only Certificates"), interest
                                ("Interest Only Certificates") or any combina-tion thereof, or in specified proportions in respect of such payments, and/or (ii) are enti-tled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast
                                Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certifi-cates") or upon the occurrence of other speci-fied events. See "Description of Certificates."
                                The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Se-ries (the "Pass-Through Rate"). Such Pass-
                                Through Rate may be fixed, variable or adjust-able, as specified in the related Prospectus
                                Supplement.

                               Each Series of Certificates may include one or
                                more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certifi-cates"). Certificates of a Series which in-cludes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates.

                               The Certificates will be issuable in fully reg-
                                istered form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates." The Certifi-cates will not be guaranteed or insured by any government agency or, unless otherwise speci-fied in the related Prospectus Supplement, other insurer and, except as described herein and in the related Prospectus Supplement, the Contracts will not be guaranteed or insured by any government agency or other insurer.

Subordinated Certificates....  One or more Classes of any Series may be Subor-
                                dinated Certificates, as specified in the re-lated Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Certificateholders to the extent and in the manner specified in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders, to the extent not subordi-nated, may be on a parity with those of the Se-nior Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Certificateholders against losses. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be en-titled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the Subordinated Certificates, credit enhancement with respect to a Series of Certificates may be provided by pool insurance, letters of credit, surety bonds, a guarantee of the Company, cash reserve funds or other forms of enhancement ac-ceptable to each nationally recognized rating agency rating a Series of Certificates, in each case as described in the related Prospectus Supplement.

Interest.....................  Except as otherwise set forth in the related
                                Prospectus Supplement, interest on the Certifi-cates will be paid on the dates specified in the related Prospectus Supplement (each, a "Payment Date"). The related Prospectus Supple-ment will set forth for each Class of Certifi-cates the Pass-Through Rate, if any, for each such Class or the method of determining such Pass-Through Rate. See "Yield Considerations" and "Description of the Certificates." As spec-ified in the related Prospectus Supplement, Classes of a Series of Certificates may be en-titled to receive no interest or interest which is not proportionate to the principal allocable to such Certificates.

Principal (Including           Except as otherwise set forth in the related
 Prepayments)................   Prospectus Supple-ment, principal on each Con-
                                tract, including any principal pre-
                                payments, will be passed through on each Pay-ment Date. See "Maturity and Prepayment Consid-erations" and "Description of the Certifi-cates."

Optional Termination.........  Unless otherwise specified in the related Pro-
                                spectus Supplement, each of the Company or the Servicer may at its option repurchase all Con-tracts relating to a Series of Certificates re-maining outstanding at such time under the cir-cumstances specified in such Prospectus Supple-ment. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Con-tracts plus accrued and unpaid interest there-on. See "Description of the Certificates--Ter-mination of the Agreement."

Global Certificates..........  If so specified in the related Prospectus Sup-
                                plement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of one or more global cer-tificates (each, a "Global Certificate") to be held by a depositary (each, a "Depositary") on behalf of the beneficial owners of the Certifi-cates, as described herein under "Description of the Certificates--Global Certificates." The description of the Certificates in this Pro-spectus assumes that the Certificates of a Se-ries will not be issued in the form of Global Certificates. If some or all of the Certifi-cates of a Series are issued in the form of one or more Global Certificates, the term "Global Certificateholder," as used herein, will refer to such beneficial owners of such Certificates, and the rights of such Certificateholders will be limited as described herein under "Descrip-tion of the Certificates--Global Certificates."

Representations and
 Warranties of the Company...
                               As a condition to the Company's conveyance of
                                any Contract Pool to the Trust Fund, the Com-pany will be required to make certain represen-tations and warranties in the related Agreement regarding the Contracts. Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the af-fected Contract, in each case under the condi-tions further described herein and in the Pro-spectus Supplement. See "Description of the Certificates--Conveyance of Contracts."

Federal Income Tax             If an election (a "REMIC Election") is made to
 Considerations..............   treat the Trust Fund represented by a Series of
                                Certificates or a segregated portion thereof as a "real estate mortgage investment conduit" (a
                                "REMIC") under the Internal Revenue Code of
                                1986, as amended (the "Code"), the Classes of Certificates which are offered hereby may con-stitute "regular interests" or "residual inter-ests" in such REMIC under the Code, with the tax con-sequences under the Code described herein and in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, a Class of Certificates offered hereby may repre-sent interests in a "two-tier" REMIC, but all interests in the first and second tier REMIC will be created under the same Agreement. See
                                "Certain Federal Income Tax Consequences--REMIC
                                Series."

                               If a REMIC Election is not made with respect to
                                a Series of Certificates, the Trust Fund repre-sented by such Certificates may be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corpora-tion. In such event, each Certificateholder will be treated as the owner of an undivided pro rata interest in income and corpus attrib-utable to the related Contract Pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the Contracts included in such Con-tract Pool. If a REMIC Election is not made with respect to a Series of Certificates and the Trust Fund represented by such Certificates will not be treated as a grantor trust, the federal income tax consequences of ownership of such Certificates will be described in the re-lated Prospectus Supplement. See "Certain Fed-eral Income Tax Consequences--Non-REMIC Se-ries."

ERISA Considerations.........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should review carefully with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

Legal Investment.............  Unless otherwise indicated in the applicable
                                Prospectus Supplement, the Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Invest-ment."

Ratings......................  It is a condition precedent to the issuance of any Class of Certificates sold under this Pro-spectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the as-signing rating agency. See "Ratings."

                                 RISK FACTORS

  Prospective investors in Certificates should consider, among other things, the following factors in connection with the purchase of the Certificates:

    1. Limitations on Availability of FHA Insurance. The related Prospectus Supplement will specify the number and percentage of the Home Improvement Contracts included in the Contract Pool that are insured by FHA pursuant to Title I of the National Housing Act ("Title I"). The availability of FHA Insurance following a default on an FHA-insured Home Improvement Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Although the Company is an FHA-approved lender and believes, and will represent and warrant in the Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Company is not required to obtain, and has not obtained, approval from FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's enforcement of its regulations will not become stricter in the future. From time to time the Company is engaged in disputes with FHA over the validity of claims submitted and the Company's compliance with FHA regulations in servicing loans insured by FHA, such as the FHA-insured Home Improvement Contracts. In addition, any insurance claim paid by FHA will cover only 90% of the sum of the unpaid principal on the Home Improvement Contract, up to nine months unpaid interest thereon (computed at 7% per annum) and certain liquidation costs.

    The amount of FHA Insurance available with respect to a Series of Certificates at any given time with respect to the FHA-insured Home Improvement Contracts included in a Contract Pool is limited to the balance of a reserve amount determined with respect to all FHA Title I loans originated and reported for insurance by the Company and not sold, or sold with recourse, by the Company, including manufactured housing contracts as well as home improvement loans. Such reserve amount, as of December 31, 1997, was equal to approximately $86,950,000, but will be reduced by the amount of all FHA Insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by the Company. Severe losses on the Company's FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by the Company, could reduce or eliminate the Company's FHA Insurance reserves, in which event FHA Insurance would not be available to cover losses on FHA-insured Home Improvement Contracts. In the event the Company were terminated as Servicer due to its bankruptcy or otherwise, it is anticipated that a proportionate amount of the Company's FHA Insurance reserves would be transferred to the reserve account of the Trustee or other successor servicer, but there can be no assurance of the amount, if any, that would be so transferred. See "Description of FHA Insurance."

    2. Limited Obligations. Except as otherwise specified in the related Prospectus Supplement, the Certificates of a Series will not represent an interest in or obligation of the Company. The Certificates of any Series will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) any other party.

    3. Junior Mortgage Liens; Value of Mortgaged Property. The Company expects that a substantial number of the liens on the improved real estate securing the Contracts in a given Contract Pool will be junior to other liens on such real estate. The rights of the Trust Fund (and therefore the Certificateholders of the related Series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the Contract to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Contracts--Repurchase Obligations."

    A substantial portion of the Contracts included in a Contract Pool are expected to have loan-to-value ratios of 90% or more, based on the aggregate of the outstanding principal balances of all senior mortgages or deeds of trust and of the Contract on the one hand, and the value of the home and an estimate of the value of the financed improvement, where applicable, on the other. See "Green Tree Financial Corporation--Contract Origination." An overall decline in the residential real estate market, the general condition of a property securing a Contract or other factors could adversely affect the value of the property securing a conventional (i.e., not insured by FHA) Home Improvement Contract or a Home Equity Contract such that the remaining balance of such Contract, together with that of any senior liens on the related property, could equal or exceed the value of the property. While the same economic decline could affect the value of property securing an FHA-insured Home Improvement Contract, assuming compliance with other FHA regulations, an FHA claim would still be payable to the Company, notwithstanding the decline in property value below the aggregate outstanding principal balances of the Home Improvement Contract and of all senior liens on the property.

    4. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the holders of any of the Certificates with liquidity of investment or that if such a secondary market develops that it will continue to exist for the term of any Series of Certificates.

    5. Non-recordation of Mortgage Assignments. Because of the expense and administrative inconvenience involved, the Company may not record the assignment to the Trustee of the mortgage or deed of trust securing any Contract. In some states, in the absence of such recordation, the assignment to the related Trustee of the mortgage or deed of trust securing a Contract may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company.

    6. Certain Matters Relating to Insolvency. The Company intends that each transfer of Contracts to the related Trust Fund constitute a sale, rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Company or the Company as debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

                                THE TRUST FUND

GENERAL

  Each Trust Fund will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract
Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates, and (v) such other property as may be specified in the related Prospectus Supplement.

  Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates, except with respect to FHA Insurance Reserves. If so specified in the related Prospectus Supplement, the Contract Pool may be divided into two or more sub-pools, in which event the Certificates of certain specified Classes may be payable primarily from, and in respect of, the Contracts comprising a given sub-pool. If so specified in the related Prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Pre-Funding Period specified in the related Prospectus

Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by the Company in the ordinary course of its business. Specific information respecting the Contracts included in each Trust Fund will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust Fund, each Agreement and each Pass-Through Rate applicable to the related Class of Certificates.

THE CONTRACT POOLS

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts"), and (ii) closed-end home equity loans (the "Home Equity Contracts" and, together with the Home Improvement Contracts, collectively the "Contracts"), originated by the Company on an individual basis in the ordinary course of business. The Home Improvement Contracts may be conventional home improvement contracts or contracts insured by FHA. All Contracts will be secured by the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer", which term shall include any successor to the Company in such capacity under the applicable Agreement), will service the Contracts pursuant to the Agreement. See "Description of the Certificates--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  Each Contract Pool will be composed of Contracts bearing interest at the Contract Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate (or on some other principal balance unrelated to that of such Certificate) at the Pass-Through Rate, or both.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Contracts and the last maturity date of any Contract; and the geographic location of improved real estate securing the Contracts. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Company. See "Description of the Certificates--Conveyance of Contracts."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the origination or acquisition of additional home improvement contracts and home equity loans, costs of carrying such contracts and loans until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's quarterly and annual reports are available from the Company upon written request made to the Company.

CONTRACT ORIGINATION

  Home Improvement Contracts. Through its centralized loan processing operations in St. Paul, Minnesota, the Company arranges to purchase certain contracts from home improvement contractors located throughout the United States. The Company's regional sales managers contact home improvement contractors and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize the Company's available customer financing, the contractor must make an application for contractor approval. The Company has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell Contracts to the Company. In addition, the Company has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. The Company also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to the Company. The Company occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that the Company originates are written on forms provided or approved by the Company and are purchased on an individually approved basis in accordance with the Company's guidelines. The contractor submits the customer's credit application and construction contract to the Company's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by the Company in June 1993. If the Company determines that the application meets the Company's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, the Company purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, the Company follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by the Company include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. The Company may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an FHA-insured home improvement contract with respect to a single family property currently may not exceed $25,000 without specific FHA approval, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit or a $48,000 limit for four units of owner-occupied multiple-family homes. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  The Company began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The original principal amount of a conventional secured home improvement loan may not exceed $40,000 for the Company's secured "no equity" lien program, and $100,000 for the Company's secured equity lien program, unless a higher amount financed is approved by senior management. The original principal amount of a conventional home improvement loan may not exceed $100,000 for the Company's secured lien program, unless a higher amount financed is approved by senior management. The Company requires that any secured home improvement contract be secured by a recorded lien (which may be a first, second or (with respect to FHA-insured contracts and some conventional contracts of $30,000 or less) third lien) on the improved real estate.

  The Company's underwriting guidelines and credit scoring process weight significantly the applicant's creditworthiness and place less weight on the available equity in the related real estate being improved. While it is the Company's policy not to exceed 100% in loan-to-value ratio on any Contract, a substantial portion of the Home Improvement Contracts are expected to have loan-to-value ratios of 90% or more when considering the estimated value of the real estate, other liens senior to that of the Home Improvement Contract, and the improvements being financed. Because the Company does not require appraisals on most Home Improvement Contracts with loan amounts of less than $30,000 (which Home Improvement Contracts are expected to comprise a substantial portion of any Contract Pool), and given the many other factors that can affect the value of property securing a conventional Home Improvement Contract, the related Prospectus Supplement will not provide detailed disclosure of loan-to-value ratios on the Home Improvement Contracts.

  Home Equity Contracts. The Company has originated closed-end home equity loans since January 1996. As of December 31, 1997, the Company had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, the Company markets its home equity lending directly to consumers using a variety of marketing techniques. The Company also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  The Company's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                             YIELD CONSIDERATIONS

  The Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

PREPAYMENT CONSIDERATIONS

  Contracts generally may be prepaid in full or in part without penalty. FHA-insured Home Improvement Contracts may be prepaid at any time without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement contracts or home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Certificateholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or the Company's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option") will affect the timing of principal distributions on the Certificates of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Certificates, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund--The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. The provisions of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement") that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

GENERAL

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Contracts (the "Contract Pool") which are subject to the Agreement, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract
Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (v) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Contract Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

  Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Prospectus Supplement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

GLOBAL CERTIFICATES

  The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a Certificate in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

  The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

  Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the

Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

CONVEYANCE OF CONTRACTS

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trust Fund, the Company's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased or substituted for by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to the Company identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from the Company to the related Trust Fund would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust Fund were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust Fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each FHA-insured Home Improvement Contract was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Contract was either (i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to the Company, (ii) was originated by a home equity lender in the ordinary course of such lender's business and assigned to the Company, or (iii) was originated by the Company directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) each Contract creates a valid and perfected lien on the related improved real estate; (k) all parties to each Contract had full legal capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (o) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Contract; and (r) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

  The "Repurchase Price" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Pass-Through Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

PAYMENTS ON CONTRACTS

  Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories, or such other rating category as will not adversely affect the ratings assigned to the Certificates, by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank, (iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts;

    (iii) all FHA Insurance payments received by the Servicer;

    (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (v) any Advances made as described under "Advances" below and certain other amounts required under the Agreement to be deposited in the Certificate Account;

    (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or the Company, as described under "Conveyance of Contracts" above or under "Repurchase Option" below.

DISTRIBUTIONS ON CERTIFICATES

  Except as otherwise provided in the related Prospectus Supplement, on each Payment Date for a Series of Certificates, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of such Series of record on the preceding Record Date an amount equal to, in the aggregate, the "Amount Available" for such Payment Date. Unless otherwise specified in the applicable Prospectus Supplement, the "Amount Available" for a Payment Date is an amount equal to the aggregate of all amounts on deposit in the Certificate Account as of the seventh Business Day following the end of the related Due Period, or such other date as may be specified in the related Prospectus Supplement (the "Determination Date") except: (i) all payments on the Contracts that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Payment Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee. In the case of a Series of Certificates which includes only one Class, the Amount Available for each Payment Date will be distributed pro rata to the holders of such Certificates. In the case of any other Series of Certificates, the Amount Available for each Payment Date will be allocated and distributed to holders of the Certificates of such Series pursuant to the method and in the order of priority specified in the applicable Prospectus Supplement. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount."

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Payment Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, to the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof. The Servicer will deposit any Advances in the Certificate Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

EXAMPLE OF DISTRIBUTIONS

  The following is an example of the flow of funds as it would relate to a hypothetical Series of Certificates issued, and with a Cut-off Date occurring, in March 1996 (all weekdays are assumed to be business days):

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Contracts and any
                                                     principal prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 29........................................ (3) Record Date.
April 9......................................... (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Payment Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.
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(1) The initial principal balance of the Contract Pool will be the aggregate principal balance of the Contracts at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Contract Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.

(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution.
(4) On April 9 (the seventh Business Day following the end of the prior Due Period), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 9 will be distributed to Certificateholders.

INDEMNIFICATION

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any real estate related to a Contract and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

SERVICING

  Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of home improvement contracts and home equity loans of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of Contracts.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts and home equity loans serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts and home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Pool Scheduled Principal Balance for such Payment Date. As long as the Company is the Servicer, the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust Fund, for additional administrative services performed by the Servicer on behalf of the Trust Fund and for expenses paid by the Servicer on behalf of the Trust Fund.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Company from its Monthly Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation;
(d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) if the Company is the Servicer, the Company's servicing rights under its master seller-servicer contract with GNMA are terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of Certificateholders representing 25% or more of the Aggregate Certificate Principal Balance of a Series shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. In addition, the Trustee will notify FHA of the Company's termination as Servicer of the Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

  The Trustee will forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

    (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, principal prepayments on the Contracts, and other payments with respect to the Contracts;

    (b) the amount of such distribution which constitutes Monthly Interest;

    (c) the remaining Principal Balance represented by such Certificateholder's interest;

    (d) the Company's FHA Insurance reserve amount;

    (e) the amount of fees payable out of the Trust Fund;

    (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the Certificates and the denominator of which is the Initial Principal Amount of the Certificates) immediately before and immediately after such Payment Date;

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

    (h) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

    (i) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

    (j) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

REPURCHASE OPTION

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on any Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts in the related Contract Pool at a price equal to the greatest of (i) the principal balance of the Contracts on the prior Payment Date plus 30 days' accrued interest thereon at the applicable Pass-Through Rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties, (ii) the fair market value of all of the assets of the Trust Fund, and (iii) an amount equal to the Aggregate Certificate Principal Balance of the related Certificates plus interest on such Certificates payable on and prior to the Payment Date occurring in the month following such repurchase (less amounts on deposit in the Certificate Account and available to pay such principal and interest). Such price will be paid on the Payment Date on which such purchase occurs to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Contracts and any acquired properties to the Servicer. The distribution of such purchase price to Certificateholders will be in lieu of any other distribution to be made on such Payment Date with respect to the related Contracts.

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Code, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) representing 66 2/3% or more of the Aggregate Certificate Principal Balance of a Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

TERMINATION OF THE AGREEMENT

  The obligations created by each Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date next succeeding the later of the final payment or other liquidation of the last Contract or the disposition of all property acquired upon foreclosure of any Contract; or (b) the Payment Date on which the Company or the Servicer repurchases the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

THE TRUSTEE

  The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have customary commercial banking relationships with the Company or its affiliates and the Servicer or its affiliates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Payment Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

                         DESCRIPTION OF FHA INSURANCE

  Certain of the Home Improvement Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust Fund will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by the Company, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by the Company. The Company's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by the Company. In the Agreement, the Company will agree to pay all FHA Insurance premiums required by FHA Regulations. If the Company fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by the Company and from collections on the related Home Improvement Contracts.

  As of December 31, 1997, the Company's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing contracts and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Home Improvement Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Certificates--Events of Termination") occurs, each Trustee will notify FHA of the Company's termination as Servicer of the related FHA-insured Home Improvement Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Home Improvement Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure property improvement loans up to $25,000 for a single-family property, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Home Improvement Contract the Servicer may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on an FHA-insured Home Improvement Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Home Improvement Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Home Improvement Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Contract Origination," the Company does not purchase a Home Improvement Contract until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust Fund must assign its entire interest in the Home Improvement Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Home Improvement Contract at the date of default and uncollected interest computed at the Contract Rate earned to the date of default, (ii) accrued and unpaid interest on the unpaid amount of the Home Improvement Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, (iv) legal fees, not to exceed $500, and (v) expenses for recording the assignment of the lien to the United States, if applicable.

        CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of the Company's conveyance and assignment of a pool of Contracts to a Trust Fund, the Certificateholders of such Series, as the beneficial owners of the Trust Fund, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts and home equity loans secured by residential properties which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Home Improvement Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the Contracts may be situated or which may govern any Contract. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

MORTGAGES AND DEEDS OF TRUST

  The Contracts will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

SUBORDINATE MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Contracts in any Contract Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Contract to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although the Company generally does not cure defaults under a senior mortgage or deed of trust, it is the Company's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in the Company's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of the Company, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

SUBORDINATE FINANCING

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust Fund with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Certificateholders.

SECOND OR THIRD MORTGAGES

  The Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Contract. See "--Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

RIGHTS OF REDEMPTION

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Contracts included in a Contract Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Contracts) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured Home Improvement Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is the Company's practice with some of the Home Improvement Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

"DUE-ON-SALE" CLAUSES

  All of the Contract documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Contracts) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Contract which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Contracts which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Contracts, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Contracts and the number of Contracts which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to certain conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. The Company will represent and warrant in each Agreement that all Contracts comply with any applicable usury limitations.

ENVIRONMENTAL LEGISLATION

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

REPURCHASE OBLIGATIONS

  Under the Agreement, the Company will represent and warrant that each FHA-insured Home Improvement Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Home Improvement Contract due to a violation of FHA regulations in originating or servicing such Home Improvement Contracts, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation of the Company to repurchase such Home Improvement Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

  In addition, the Company will also represent and warrant under each Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in
Section 408 of the Code (collectively, "Tax-Favored Plans").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

  Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates, if assets of the Trust Fund were deemed to be assets of the Plan. An investment of Plan Assets (as defined below) in Certificates may cause the underlying assets included in the Trust to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of the Trust Fund or may be deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section the term "Plan Assets" or assets of a Plan has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests. The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to the Trust Fund and cause the Company, the Trust Fund, the Trustee, any successor, or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Trust Fund, the Trustee, any successor or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

  Any person who has discretionary authority or control respecting the management or disposition of Plan Assets and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the assets of the Trust Fund were to constitute Plan Assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the assets of the Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

  No purchases of Certificates by, on behalf of or with Plan Assets of any Plan will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan Assets of such Plan is permissible under applicable law, will not result in the assets of the Trust Fund being deemed to be Plan Assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust Fund, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan Assets of any Plan.

CONSULTATION WITH COUNSEL

  Any fiduciary or other Plan investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of any prohibited transaction exemption, as well as other issues and their potential consequences.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change (which change may be retroactive) or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular Series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC SERIES

  With respect to each Series of Certificates for which a REMIC Election is made, at the initial issuance of the Certificates in such Series the counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming ongoing compliance with the applicable Agreement, the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

  Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item of gross income and as a separate item of expense to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 for 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a Regular Certificate in such a REMIC, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the related Prospectus Supplement, the foregoing expenses will not be allocated to holders of a Regular Certificate in a REMIC. If the foregoing limitations apply, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, Regular Certificates in such a "single class-REMIC" may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in any such Regular Certificates.

  Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(4)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the Code requires that a prepayment assumption be used with respect to the underlying assets of a REMIC in computing the accrual of original issue discount on Regular Certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that such regulations are to provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates.

  In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than
 .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. As described above, it appears that the Prepayment Assumption will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption.

  Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or initial interest rate holiday) includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on Regular Certificates may not be considered to be unconditionally payable under the OID Regulations because Regular Certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the Regular Certificates. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Contract Pool, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Pass-Through Rate for a Certificate will not change. Accordingly, interest at the initial Pass-Through Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate generally includes that pre-issuance accrued interest.

  If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the accrual period and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate over the adjusted issue price of the Regular Certificate at the beginning of the accrual period. Generally, the accrual period for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The adjusted issue price of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's remaining stated redemption price. If the price paid exceeds the Regular Certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (i) the excess of the purchase price therefor over the Regular Certificate's adjusted issue price by (ii) the aggregate original issue discount remaining to be accrued with respect to such Regular Certificate.

  The Company believes that the holder of a Regular Certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

  Adjustable Rate Regular Certificates. Regular Certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate may be computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate Regular Certificates are issued, the related Prospectus Supplement will describe the manner in which the original issue discount rules may be applied with respect thereto and the method to be used in preparing information returns to the holders of such adjustable rate Regular Certificates and to the Service.

  For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to adjustable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its adjusted issue price as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either
(i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) under a ratable accrual method (pursuant to which the market discount is treated as accruing in equal daily installments during the period the Regular Certificate is held by the purchaser), in each case computed taking into account the Prepayment Assumption. Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, such regulations, when issued, might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

  The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income will require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Amortizable bond premium with respect to a Regular Certificate will be treated as an offset to interest income on such Regular Certificate, and a Certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such Regular Certificate for such year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the Service. Bond premium on a Regular Certificate held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Regular Certificate. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Realized Losses. Holders of a Regular Certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the Regular Certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a Regular Certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct such a loss until such holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any such loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a Regular Certificate. Such a holder may be required to accrue interest and original issue discount with respect to such Regular Certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until such holder can establish that such losses will not be recoverable under any circumstances. As a result, the holder of a Regular Certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of such holder in a particular period. It is expected, however, that the holder of such a Regular Certificate would eventually recognize a loss or reduction in income attributable to such income when such loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus any cancellation of indebtedness income due to realized losses with respect to Regular Certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased (but not below zero) by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

  If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is in excess of the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule described therein.

  The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which will equal the aggregate issue prices of the REMIC Certificates which are sold to investors and the estimated fair market value of any classes of Certificates which are retained). In respect of the Contracts that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

  Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a Contract as a capital asset will elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. In addition, if the Residual Holder is not a U.S. person, such Residual Holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false. For taxable years beginning after December 31, 1997, notwithstanding the preceding sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the recordholders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partnership).

  For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause
(ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

  Mark-to-Market Rules. On December 24, 1996, the Service released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual

Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" that is economically comparable to a Residual Certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, will not result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by the Company or the Trustee, if due to the breach of the Company's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement or in other cases, such taxes shall be borne by the related Trust Fund resulting in a reduction in amounts otherwise payable to holders of the related Regular or Residual Certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part I of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  It appears that a Regular Certificate will not be included in the estate of a Foreign Holder and will not be subject to United States estate taxes. However, Foreign Holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related Prospectus Supplement, transfers of Residual Certificates to Foreign Holders will be prohibited by the related Agreement.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

NON-REMIC SERIES

  Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will, unless otherwise specified in the related Prospectus Supplement, have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool", within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of the Code. In such event, each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein. The following discussion assumes the Trust Fund will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the "stripped bond" rules of the Code, Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Subject to the discussion below of certain limitations on itemized deductions, Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 for 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a Non-REMIC Certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. To the extent that the Non-REMIC Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used with respect to the Contracts comprising the Contract Pool in computing the accrual of any original issue discount, market discount or amortizable premiums. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." It is unclear whether a prepayment assumption would be applicable in accruing or amortizing any such original issue or market discount or premium with respect to Non-REMIC Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997.

  Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series--Market Discount" above.

  To the extent the Stripped Certificates represent an interest in any pool of debt instrument the yield on which may by affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used in computing yield on the underlying assets of a Trust Fund with respect to which a REMIC election is not made. It is unclear whether a prepayment assumption would be applicable to the Stripped Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997. The Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates that do not represent an interest in a pool of debt instruments the yield on which may be affected by reason of prepayments or for taxable years beginning prior to August 5, 1997. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  The servicing compensation to be received by the Company and the fee for credit enhancement, if any, may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported income or gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined above under "REMIC Series--Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

  Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

OTHER TAX CONSEQUENCES

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Contracts that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                 UNDERWRITING

  The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUP-PLEMENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDER-WRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OF-FER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR IN THE AFFAIRS OF THE TRUST SINCE THE DATE HEREOF.

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                               Table of Contents
                             Prospectus Supplement

                                                                           Page
                                                                           -----
Summary of the Terms of the Certificates..................................   S-5
Risk Factors..............................................................  S-48
Structure of the Transaction..............................................  S-49
Use of Proceeds...........................................................  S-50
The Contracts.............................................................  S-50
Yield and Prepayment Considerations.......................................  S-70
Green Tree Financial Corporation..........................................  S-85
Description of the Certificates...........................................  S-85
Description of the Class HI: B-2 Limited Guaranty......................... S-126
Description of the Class HE: B-2 Limited Guaranty......................... S-127
Certain Federal Income Tax Consequences................................... S-128
ERISA Considerations...................................................... S-129
Underwriting.............................................................. S-133
Legal Matters............................................................. S-135
Annex I...................................................................   A-1

                                  Prospectus

Reports to Certificateholders...............................................   2
Available Information.......................................................   2
Additional Information......................................................   2
Incorporation of Certain Documents by Reference.............................   2
Summary of Terms............................................................   4
Risk Factors................................................................   9
The Trust Fund..............................................................  10
Use of Proceeds.............................................................  12
Green Tree Financial Corporation............................................  12
Yield Considerations........................................................  14
Maturity and Prepayment Considerations......................................  14
Description of the Certificates.............................................  15
Description of FHA Insurance................................................  26
Certain Legal Aspects of the Contracts; Repurchase Obligations..............  28
ERISA Considerations........................................................  37
Certain Federal Income Tax Consequences.....................................  38
Legal Investment Considerations.............................................  55
Ratings.....................................................................  56
Underwriting................................................................  56
Legal Matters...............................................................  57
Experts.....................................................................  57

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                          $550,000,000 (APPROXIMATE)

                                     LOGO

                              SELLER AND SERVICER

            CERTIFICATES FOR HOME IMPROVEMENT ANDHOME EQUITY LOANS
                                 SERIES 1998-B

$41,250,000 (APPROXIMATE) 6.06% CLASS HI: A-1
$28,000,000 (APPROXIMATE) 6.13% CLASS HI: A-2
$14,850,000 (APPROXIMATE) 6.16% CLASS HI: A-3
$35,900,000 (APPROXIMATE) 6.39% CLASS HI: A-4
$12,000,000 (APPROXIMATE) 6.95% CLASS HI: M-1
$ 7,500,000 (APPROXIMATE) 7.17% CLASS HI: M-2
$ 7,125,000 (APPROXIMATE) 7.70% CLASS HI: B-1
$ 3,375,000 (APPROXIMATE) 8.50% CLASS HI: B-2

$ 15,000,000 (APPROXIMATE) 6.17% CLASS HE: A-1A ARM
$115,000,000 (APPROXIMATE) CLASS HE: A-1B ARM
$ 95,000,000 (APPROXIMATE) 6.06% CLASS HE: A-1
$ 21,000,000 (APPROXIMATE) 6.16% CLASS HE: A-2
$ 55,000,000 (APPROXIMATE) 6.28% CLASS HE: A-3
$ 18,000,000 (APPROXIMATE) 6.57% CLASS HE: A-4
$ 16,000,000 (APPROXIMATE) 6.42% CLASS HE: A-5
                             8.00% CLASS HE: A-6 IO
$ 24,000,000 (APPROXIMATE) 7.08% CLASS HE: M-1
$ 14,000,000 (APPROXIMATE) 7.33% CLASS HE: M-2
$ 16,000,000 (APPROXIMATE) 7.81% CLASS HE: B-1
$ 11,000,000 (APPROXIMATE) 8.49% CLASS HE: B-2

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                             PROSPECTUS SUPPLEMENT

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                                LEHMAN BROTHERS

                          CREDIT SUISSE FIRST BOSTON

                             SALOMON SMITH BARNEY

                                March 26, 1998

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